Execution Version

________________________________________________________________________
ASSET PURCHASE AGREEMENT
by and among
ADPARLOR ACQUISITION, LLC, and
FLUENT MEDIA CANADA, INC.
as Buyers,
ADPARLOR HOLDINGS, INC.,
ADPARLOR MEDIA, INC.,
ADPARLOR INTERNATIONAL, INC., and
ADPARLOR MEDIA ULC,
as Sellers
and
V2 VENTURES GROUP LLC
as Parent
Dated as of June 17, 2019
________________________________________________________________________

TABLE OF CONTENTS

Page

ARTICLE 1 TRANSFERRED ASSETS; PURCHASE AND SALE		2
1.1	Transferred Assets	2
1.2	Excluded Assets	3
1.3	Assumed and Excluded Liabilities	4
1.4	Non-Assignable Contracts and Governmental Authorizations	6
1.5	Closing; Delivery of Transferred Assets	6
1.6	Purchase Price	7
1.7	Deliveries by Sellers	7
1.8	Deliveries by Buyer	8
ARTICLE 2 PURCHASE PRICE ADJUSTMENT		10
2.1	Estimated Closing Working Capital, Cash and Indebtedness	10
2.2	Post-Closing Determination	10
2.3	Net Adjustment Amount	12
2.4	Adjusted Purchase Price Allocations	13
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLERS		13
3.1	Organization and Qualification	13
3.2	Corporate Authorization	14
3.3	Binding Effect	14
3.4	Regulatory Approvals and Third-Party Consents	14
3.5	Non-Contravention	14
3.6	Financial Statements	15
3.7	No Undisclosed Liabilities	16
3.8	Absence of Certain Changes or Events	16
3.9	Title to and Sufficiency of Assets	17
3.10	Intellectual Property	17
3.11	Employee Benefits	20
3.12	Employment Matters	22
3.13	Material Contracts	23
3.14	Real Property	25
3.15	Taxes	26
3.16	Insurance	28
3.17	Compliance with Law	28
3.18	Actions	29
3.19	Environmental Compliance	29
3.20	Related Party Transactions	30
3.21	Customers and Suppliers	30
3.22	Brokers’ Fees	31
3.23	Anti-Corruption Matters	31
3.24	Capitalization; Subsidiaries	31

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3.25	Privacy Laws	32
3.26	Data Security	32
3.27	Investment Canada Act	33
3.28	Competition Act (Canada)	33
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYERS		33
4.1	Organization and Qualification	33
4.2	Corporate Authorization	33
4.3	Binding Effect	33
4.4	Non-Contravention	34
4.5	Actions	34
4.6	Financial Capability	34
4.7	Brokers’ Fees	34
ARTICLE 5 COVENANTS		34
5.1	Access and Reports	34
5.2	Efforts to Consummate; Certain Governmental Matters	34
5.3	Interim Operation Covenants of Sellers	35
5.4	Public Disclosure; Confidentiality.	37
5.5	Restrictive Covenants	38
5.6	Access to Records after Closing	40
5.7	Tax Matters	40
5.8	Clearance Certificate	42
5.9	Employees	42
5.10	Personal Information	44
5.11	Further Assurances Regarding Intellectual Property Rights	44
5.12	Sellers’ Operations After Closing	44
5.13	Mail and Receivables	45
5.14	Exclusive Dealing	45
5.15	Further Assurances	46
ARTICLE 6 CLOSING CONDITIONS		46
6.1	Conditions to Mutual Obligations	46
6.2	Conditions to Obligations of Buyer	46
6.3	Conditions to Obligations of Sellers	47
ARTICLE 7 SURVIVAL; INDEMNIFICATION		48
7.1	Survival	48
7.2	Indemnification by Seller Parties	48
7.3	Indemnification by Buyers	49
7.4	Limitations on Indemnification	49
7.5	Materiality Qualifiers	50
7.6	Third-Party Claim Indemnification Procedures	50
7.7	Direct Claim Indemnification Procedures	52
7.8	Right of Setoff From Note	52
7.9	Characterization of Indemnification Payments	53
7.10	Effect of Investigation	53

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7.11	Exclusive Remedy	54
ARTICLE 8 TERMINATION		54
8.1	Termination	54
8.2	Effect of Termination	55
ARTICLE 9 GENERAL PROVISIONS		55
9.1	Notices	55
9.2	Entire Agreement	56
9.3	Amendment; Waiver	56
9.4	No Assignment or Benefit to Third Parties	56
9.5	Expenses	56
9.6	Disclosure Schedule	57
9.7	Governing Law; Arbitration; Submission to Jurisdiction; Waiver of Jury Trial	57
9.8	Interpretation	58
9.9	Counterparts	59
9.10	Severability	59
9.11	Time of Essence	59
9.12	Injunctive Relief	59
9.13	Parent as Seller Representative	59

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EXHIBIT AND SCHEDULES INDEX

Exhibit A    Definitions
Exhibit B    Form of IP Assignment / US Sellers
Exhibit C    Form of Domain Name Assignment / US Sellers
Exhibit D-1    Form of Bill of Sale / US Sellers
Exhibit D-2    Form of Bill of Sale / Canada Seller
Exhibit E-1    Form of Assignment and Assumption Agreement / US Sellers
Exhibit E-2    Form of Assignment and Assumption Agreement / Canada Seller
Exhibit F    Transition Services Agreement
Exhibit G-1    Form of Note
Exhibit G-2    Form of Guaranty
Exhibit H    Purchase Price Allocation Methodology
Exhibit I    Working Capital

Disclosure Schedule

Schedule 1.1(a)    Assumed Contracts
Schedule 1.1(b)    Tangible Assets
Schedule 1.1(c)    Domain Name Registrations
Schedule 1.1(d)    Intellectual Property Rights
Schedule 1.1(e)    Computer Hardware
Schedule 1.1(h)    Governmental Authorizations – Transferable
Schedule 1.2(b)    Excluded Contracts
Schedule 1.2(g)    Governmental Authorizations – Not Transferable
Schedule 1.3(a)    US Assumed Liabilities
Schedule 1.3(b)    Canada Assumed Liabilities
Schedule 1.3(c)    Excluded Liabilities
Schedule 5.5(b)    Subsidiaries
Schedule 6.2(d)    Employees

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ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”) is dated June 17, 2019, by and among AdParlor Acquisition, LLC, a Delaware limited liability company (“US Buyer”), Fluent Media Canada, Inc., a British Columbia company (“Canada Buyer” and, together with US Buyer, each a “Buyer” and collectively “Buyers”), AdParlor Holdings, Inc., a Delaware corporation (“AdParlor Holdings”), AdParlor International, Inc., a Delaware corporation (“AdParlor International”), AdParlor Media, Inc., a Delaware corporation (“AdParlor Media US” and, together with AdParlor Holdings and AdParlor International, the “US Sellers”), and AdParlor Media ULC, a British Columbia unlimited liability company (“Canada Seller” and, together with the US Sellers, each a “Seller” and collectively “Sellers”), and v2 Ventures Group LLC, a Delaware limited liability company (the “Parent”). The parties hereto are individually each a “Party” and collectively the “Parties.”
RECITALS:
WHEREAS, Parent shall act in the capacity of a seller representative for the Sellers, and, in such capacity, Parent shall be referred to herein as the “Sellers’ Representative”, and in all other capacities shall be referred to herein as Parent;
WHEREAS, US Sellers desire to sell, transfer, convey, assign and deliver substantially all of their assets to US Buyer (collectively, the “US Asset Purchase”), pursuant to the terms and conditions of this Agreement;
WHEREAS, Canada Seller desires to sell, transfer, convey, assign and deliver substantially all of its assets to Canada Buyer (the “Canada Asset Purchase” and, together with the US Asset Purchase, the “Asset Purchase”), pursuant to the terms and conditions of this Agreement;
WHEREAS, US Buyer desires to enter into the Asset Purchase and, in connection therewith, assume the US Assumed Liabilities (together with the US Asset Purchase, the “US Transaction”), in each case pursuant to the terms and conditions of this Agreement;
WHEREAS, Canada Buyer desires to enter into the Asset Purchase and, in connection therewith, assume the Canada Assumed Liabilities (together with the Canada Asset Purchase, the “Canada Transaction” and, together with the US Transaction, the “Transaction”), in each case pursuant to the terms and conditions of this Agreement; and
WHEREAS, Sellers and Buyers desire to make certain representations, warranties, covenants and other agreements in connection with the Transaction, as set forth herein.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

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ARTICLE 1
TRANSFERRED ASSETS; PURCHASE AND SALE

1.1    Transferred Assets. Upon the terms and subject to the conditions of this Agreement, each US Seller agrees to sell, transfer, convey, assign and deliver, or cause to be sold, transferred, conveyed, assigned and delivered, to US Buyer at the Closing (with effect as of the Effective Time), and Canada Seller agrees to sell, transfer, convey, assign and deliver, or cause to be sold, transferred, conveyed, assigned and delivered to Canada Buyer at the Closing (with effect as of the Effective Time), all of such Seller’s right, title and interest in and to all of such Seller’s assets, rights, claims and properties of any kind whatsoever, wherever located, real, personal or mixed, tangible or intangible, relating to, used, or held for use, in and to the Business, free and clear of any Liens other than Permitted Liens, but in no case including any Excluded Assets (collectively, the “Transferred Assets”), including all such Seller’s right, title and interest in and to the following:
(a)    all Contracts, including those set forth on Schedule 1.1(a) (collectively, the “Assumed Contracts”), but not including the Excluded Contracts;
(b)    all raw materials, supplies, inventories, equipment, machinery, tools, fixtures, furniture and other tangible assets, including those set forth on Schedule 1.1(b);
(c)    all domain name registrations, including those set forth on Schedule 1.1(c);
(d)    all Intellectual Property rights, including those rights listed on Schedule 1.1(d) and all other trademarks, tradenames, logos and trade dress;
(e)    all computer hardware (including servers, laptops, desktops, monitors, printers), mobile phones and data cards of the Business, in each case, including those set forth on Schedule 1.1(e);
(f)    all phone numbers and marketing materials;
(g)    all rights, claims, credits, causes of action or rights of set-off against third parties, including all rights to seek and obtain injunctive relief and to recover damages for past, present and future infringement of Intellectual Property rights included in such Transferred Assets, but excluding any Tax refunds or Tax credits attributable to the Transferred Assets for taxable periods ending on or before the Closing Date;
(h)    all Governmental Authorizations that are transferrable, including those set forth on Schedule 1.1(h);
(i)    all books, records, correspondence, files and papers, whether in hard copy or electronic format, including engineering information, manuals, data and correspondence inside or outside the servers owned by Sellers (the “Books and Records”), other than Tax Returns, books, records, correspondence, files and papers of Sellers that relate to the Excluded Assets;

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(j)    all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors;
(k)    all rights under or pursuant to any non-disclosure or similar Contract relating to the confidentiality and limited use of any confidential information included in or related to the Transferred Assets;
(l)    to the extent transferable, all licenses, permits, consents, authorizations, approvals, registrations and certificates, together with all renewals and modifications thereof, now or hereafter issued, approved or granted by any Governmental Authority, including any that are held by a Seller with respect to the Business, including, the construction, use or occupancy of the Business, together with any deposits made by such Seller thereunder (the “Permits”);
(m)    the Closing Cash;
(n)    all prepaid expenses and deposits;
(o)    all accounts receivable of or relating to the Business, other than account receivables owed by any Seller to another Seller or Parent or any Affiliate thereof to the extent that such account receivables are not included in the Working Capital; and
(p)    all goodwill associated with the foregoing.
1.2    Excluded Assets. Notwithstanding anything to the contrary herein, the Excluded Assets: (i) are not part of the Asset Purchase, (ii) are excluded from the Transferred Assets and (iii) will remain the property of Sellers from and after the Closing and the consummation of the Transaction. The “Excluded Assets” consist of the following as of the Effective Time:
(a)    all of Sellers’ bank accounts, Cash (other than Closing Cash), lockboxes (but not the contents thereof unless the contents thereof are otherwise Excluded Asset), certificates of deposit, credit cards and debit cards (provided, for the avoidance of doubt, the Closing Cash shall be delivered to the Buyers held in trust for the benefit of the Buyers in the existing Sellers’ bank accounts pursuant to the terms of the Transition Services Agreement);
(b)    all Excluded Contracts, including for the avoidance of doubt the Conway Contract;
(c)    all Benefit Plans, including any Seller’s deferred compensation plan and any assets, contracts and insurance policies in connection or associated with any Benefit Plans;
(d)    Sellers’ Organizational Documents (including records of equity ownership of the Sellers, including stock ledgers);
(e)    all Tax Returns (including Tax Returns of Sellers) relating to the Excluded Assets;

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(f)    all rights to refunds, credits or similar benefits relating to Taxes and other governmental charges of whatever nature that relate to a Taxable period ending on or prior to the Closing Date;
(g)    all Governmental Authorizations listed on Schedule 1.2(g) to the extent such Governmental Authorizations are not transferable to Buyers;
(h)    all personnel records and other books and records that any Seller is required by Law to retain in its possession (provided, that to the extent permitted by Law, such Seller shall make copies thereof available to any Buyer upon its request);
(i)    the equity securities of the Sellers and AdParlor International Holdings held by Parent;
(j)    all assets that are excluded pursuant to Section 1.1;
(k)    any Insurance Policies and any claims and rights under such policies and proceeds thereof;
(l)    all causes of action, judgments, claims, reimbursements and demands, of whatever nature, in favor of any Seller to the extent unrelated to the Transferred Assets, and all counterclaims, crossclaims and defenses in regard to any claims or causes of action currently or hereafter pending or threatened against Seller to the extent unrelated to the Transferred Assets;
(m)    all rights arising under any Excluded Liabilities;
(n)    all rights to the book ‘Marketing for CEOs - Death or Glory in the Digital Age’ by Ben Legg;
(o)    Sellers’ rights under this Agreement and any Transaction Documents; and
(p)    all privileged or confidential communications between any Seller or its Affiliates or Parent and its and their respective attorneys (whether in-house counsel or outside counsel) concerning the transactions contemplated by this Agreement, and any other documents covered by attorney client privilege relating to or arising out of the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby, including, any attendant attorney-client privilege and attorney work product protection.
1.3    Assumed and Excluded Liabilities.
(a)    Upon the terms and subject to the conditions of this Agreement, other than the Excluded Liabilities, US Buyer agrees to assume at the Closing (with effect as of the Effective Time): (i) US Sellers’ obligations to perform only those obligations under the Assumed Contracts to which it is a party, and only to the extent that such obligations arise after the Closing, that do not relate to or arise from any breach, default or violation of any provision of any such Assumed Contracts with respect to pre-Closing periods (including any circumstance occurring prior to the Closing that with the passage of time will result in a breach, default or violation following the

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Closing Date), including warranty obligations arising in connection with services provided following the Closing (the “US Contract Liabilities”), (ii) current obligations, liabilities and commitments of the Business that are incurred by a US Seller prior to the Closing in the ordinary course of business and listed on Schedule 1.3(a) and in the Estimated Closing Statement (the “US Business Liabilities”), and (iii) those accounts payable incurred prior to the Closing Date identified in the Estimated Closing Statement (the “US Assumed Accounts Payable” and together with the Transition Liabilities, the US Contract Liabilities and the US Business Liabilities, the “US Assumed Liabilities”).
(b)    Upon the terms and subject to the conditions of this Agreement, other than the Excluded Liabilities, Canada Buyer agrees to assume at the Closing (with effect as of the Effective Time): (i) Canada Seller’s obligations to perform only those obligations under the Assumed Contracts to which it is a party, and only to the extent that such obligations arise after the Closing, that do not relate to or arise from any breach, default or violation of any provision of any such Assumed Contracts with respect to pre-Closing periods (including any circumstance occurring prior to the Closing that with the passage of time will result in a breach, default or violation following the Closing Date), including warranty obligations arising in connection with services provided following the Closing (the “Canada Contract Liabilities”), (ii) current obligations, liabilities and commitments of the Business that are incurred by the Canada Seller prior to the Closing in the ordinary course of business and listed on Schedule 1.3(b) and in the Estimated Closing Statement (the “Canada Business Liabilities”), (iii) the notice and severance requirements related to any Transferred Canadian Employee and severance requirements related to any Canadian Employees to whom a Buyer does not make an offer of employment on materially comparable terms or more favorable terms to the employee comparable to such employee’s existing employment terms with the applicable Seller (the “Canada Benefits Liabilities”), and (iv) those accounts payable incurred prior to the Closing Date identified in the Estimated Closing Statement (the “Canada Assumed Accounts Payable” and, together with the Canada Business Liabilities, the Canada Benefits Liabilities and the Canada Assumed Accounts Payable, the “Canada Assumed Liabilities”). The US Assumed Liabilities and the Canada Assumed Liabilities shall be referred to herein as the “Assumed Liabilities.”
(c)    Other than the Assumed Liabilities, no Buyer shall assume any Liabilities of any Seller (all Liabilities of Sellers other than the Assumed Liabilities, the “Excluded Liabilities”), including:
(i)    any accounts payable incurred prior to the Closing Date other than the US Assumed Accounts Payable and Canada Assumed Accounts Payable and those set forth on Schedules 1.3(a) and 1.3(b);
(ii)    any liability or obligations for (A) any Taxes of Sellers or any of their Affiliates, (B) any Taxes attributable to the Transferred Assets, the Business, or the Assumed Liabilities for taxable periods (or portions thereof) ending on or before the Closing Date, and (C) Transfer Taxes;
(iii)    any Benefits Liabilities, other than the Canada Benefits Liabilities;

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(iv)    any Liability arising out of or resulting from the claims of creditors which are or could be asserted against any Buyer by reason of Sellers’ non-compliance with the provisions of the bulk transfer Laws of any Governmental Authority in connection with the Transaction;
(v)    any Transaction Expenses of Sellers;
(vi)    any Liability (including related Actions) arising out of, in respect of or in connection with the failure by any Seller to comply with any Law or Governmental Authorization in respect of the Business or to obtain or comply with any Governmental Authorization on or prior to the Closing Date;
(vii)    any Funded Indebtedness;
(viii)    any Liability arising out of, in respect of or in connection with Sellers’ classification of employees and independent contractors prior to the Closing under applicable Law;
(ix)    any Environmental Liabilities of any Seller;
(x)    the Liabilities listed or associated with the items listed on Schedule 1.3(c)(x).
1.4    Non-Assignable Contracts and Governmental Authorizations. The applicable Seller and Buyer shall use commercially reasonable efforts, and cooperate with each other, to obtain as quickly as practicable all Third Party Consents and Governmental Authorizations. If the failure to obtain any such Third Party Consents and Governmental Authorizations would constitute a breach or other contravention thereof or would adversely affect the rights thereunder so that a Buyer would not in fact receive all such rights, then pending the obtaining of such Third Party Consent or Governmental Authorization, as applicable, the US Sellers or the Canada Seller, as the case may be, shall take such action as such Buyer shall reasonably request to allow and enable the appropriate Buyer to obtain the benefits and assume the obligations thereunder, including subcontracting, sublicensing or subleasing to such Buyer, or enforcing for the benefit of such Buyer, with such Buyer assuming the Seller’s obligations thereunder to the extent they would be Assumed Liabilities if the assignment thereof had been made, any and all rights of Sellers against a third party thereto. No Contract or Governmental Authorization shall be deemed included in the Transferred Assets if such Contract or Governmental Authorization requires a consent to assignment until such time such consent to assignment has been obtained by the applicable Buyer.
1.5    Closing; Delivery of Transferred Assets.
(a)    Closing. The closing (the “Closing”) of the Transaction will take place remotely by means of electronic transfer of documents and signatures within five (5) Business Days after all of the conditions set forth in ARTICLE 6 (other than conditions which, by their nature, are to be satisfied at the Closing), have been satisfied or effectively waived, or on such other date as agreed between the Parties; provided that, none of the Parties shall be obligated to consummate the

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Closing prior to July 1, 2019. The Closing shall be deemed to be effective at 12:01 a.m. Eastern Time on the Closing Date (the “Effective Time”), except as may otherwise be expressly provided herein. The date on which the Closing occurs is referred to herein as the “Closing Date.” Subject to the terms and conditions set forth in this Agreement, the Parties will use their commercially reasonable efforts to cause the Closing to occur on July 1, 2019.
(b)    Method of Delivery of Assets. At the Closing, Sellers shall deliver or cause the Transferred Assets to be delivered to Buyers, each in the form and to the location to be determined by the Parties in their reasonable discretion before the Closing Date; provided, that with respect to email messages, handwritten notes (other than those contained in invention notebooks), business plans, executive summaries and related presentations, marketing plans and marketing collateral, Sellers shall only be required to deliver or cause to be delivered to Buyers, all tangible embodiments of such Transferred Assets to the extent not reasonably available in electronic format; provided, further, that to the extent practicable, the Parties shall use commercially reasonable efforts to deliver, or cause the delivery of, all of the Transferred Assets, including all Books and Records available in electronic format, through electronic delivery or in another manner reasonably calculated and legally permitted to minimize or avoid the incurrence of transfer and sales Taxes if such method of delivery does not adversely affect the condition, operability or usefulness of any Transferred Asset.
1.6    Purchase Price.
(a)    The aggregate purchase price for the US Transferred Assets and the covenants of the US Sellers hereunder shall be equal to (a) Six Million Eight Hundred Forty Eight Thousand United States Dollars ($6,848,000) (the “US Base Purchase Price”), plus or minus the adjustments allocable to the US Transferred Assets pursuant to Section 1.6(c), (b) the issuance of a Note in the principal amount of Two Million Five Hundred Thousand United States Dollars ($2,500,000) (the “Note Purchase Price” and together with the US Base Purchase Price, the “US Purchase Price”), and (c) the assumption of the US Assumed Liabilities.
(b)    The aggregate purchase price for the Canada Transferred Assets and the covenants of the Canada Seller hereunder shall be equal to Six Hundred Fifty Two Thousand United States Dollars ($652,000) (the “Canada Base Purchase Price” and together with the US Base Purchase Price, the “Base Purchase Price”), plus or minus the adjustments allocable to the Canada Transferred Assets pursuant to Section 1.6(c), and (b) the assumption of the Canada Assumed Liabilities. For purposes of this Agreement, the Canada Base Purchase Price and the US Purchase Price shall be referred to herein as the “Purchase Price.”
(c)    Each adjustment to the Purchase Price made pursuant to ARTICLE 2, either at Closing or following Closing, as applicable, shall be allocated against the respective purchase prices for the US Transferred Assets and the Canada Transferred Assets, based on the nature and origin of such adjustment, which shall result in a final allocation of the Purchase Price with respect to the US Transferred Assets (such amount, the “Adjusted US Purchase Price”) and with respect to the Canada Transferred Assets (such amount, the “Adjusted Canada Purchase Price”), in accordance with the processes set forth in ARTICLE 2 hereof. Notwithstanding anything to the contrary in this Agreement, neither the Adjusted US Purchase Price or the Adjusted Canada Purchase Price shall equal a number less than $0.

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1.7    Deliveries by Sellers. At the Closing, Sellers shall deliver to Buyers the following:
(a)    a certificate of the Secretary of each Seller, in form and substance reasonably satisfactory to Buyers, certifying: (i) that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors (or the equivalent thereof) and shareholders of such Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the Transaction, (ii) that all such resolutions are in full force and effect, (iii) the names and signatures of the officers of such Seller authorized to sign this Agreement and the Transaction Documents and (iv) the certificate of incorporation or certificate of amalgamation, as applicable, of such Seller as in effect immediately prior to the Closing;
(b)    the certificate of incorporation or certificate of amalgamation, as applicable, and all amendments thereto of each Seller, duly certified as of a recent date by the Secretary of State, Registrar of Companies or equivalent Person, as applicable, of such Seller’s Formation State;
(c)    a good standing certificate or certificate of status of each Seller as of a recent date from the Secretary of State, Registrar of Companies or equivalent Person, as applicable of each jurisdiction that such Seller is organized;
(d)    an assignment of intellectual property, in the form attached hereto as Exhibit B (collectively, the “IP Assignment”), executed by duly authorized officers of the US Sellers;
(e)    a domain name assignment, in the form attached hereto as Exhibit C (the “Domain Name Assignment”), executed by duly authorized officers of the US Sellers;
(f)    bills of sale, in the forms attached hereto as Exhibit D-1 and Exhibit D-2, executed by a duly authorized officer of the applicable Sellers;
(g)    Assignment and Assumption Agreements, in the forms attached hereto as Exhibit E-1 and Exhibit E-2 (the “Assignment and Assumption Agreements”), executed by a duly authorized officer of the applicable Sellers;
(h)    a Transition Services Agreement, in the form attached hereto as Exhibit F (the “Transition Services Agreement”), executed by a duly authorized officer of each Seller and Parent;
(i)    a properly executed certificate of non-foreign status relating to each US Seller in a form reasonably acceptable to Buyers conforming to the requirements of Treasury Regulations Section 1.1445-2(b)(2);
(j)    payoff letters and related UCC or PPSA termination statements, as applicable, in each case in form and substance reasonably satisfactory to Buyers, with respect to any Contract that imposes a Lien on the Transferred Assets or which represents Funded Indebtedness (such letters, the “Payoff Letters” and the aggregate amount necessary to extinguish such Liens and pay off such Funded Indebtedness, the “Payoff Amounts”);

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(k)    via courier delivery to arrive within two business days following Closing, a USB drive (which shall be accessible, without the need for any password) containing, in electronic format, the true and correct contents of the Dataroom as of two (2) Business Days prior to the Closing.
1.8    Deliveries by Buyer. At the Closing, Buyers shall deliver, or cause to be delivered, to Sellers’ Representative on behalf of Sellers (or to such other Person as set forth below) the following:
(a)    a certificate of the Secretary of each Buyer, in form and substance reasonably satisfactory to Sellers, certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors (or the equivalent thereof) of such Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the Transaction, (ii) that all such resolutions are in full force and effect, (iii) the names and signatures of the officers of such Buyer, authorized to sign this Agreement and the Transaction Documents, and (iv) the Organizational Documents of such Buyer as in effect immediately prior to the Closing;
(b)    the certificate of incorporation or certificate of amalgamation, as applicable, and all amendments thereto of each Buyer, duly certified as of a recent date by the Secretary of State, Registrar of Companies or equivalent Person of such Buyer’s Formation State;
(c)    a good standing certificate or certificate of status of each Buyer as of a recent date from the Secretary of State, Registrar of Companies or equivalent Person of each jurisdiction that such Buyer is organized;
(d)    the IP Assignments, executed by a duly authorized officer of the applicable Buyer;
(e)    the Domain Name Assignment, executed by a duly authorized officer of the applicable Buyer;
(f)    the Assignment and Assumption Agreements, executed by a duly authorized officer of the applicable Buyers;
(g)    the Transition Services Agreement, executed by a duly authorized officer of each Buyer;
(h)    an electronic copy of a promissory note issued by US Buyer in the favor of AdParlor Holdings (on behalf of the Sellers) for the Note Purchase Price, in the form of Exhibit G-1 (the “Note”), with the original Note to be sent via overnight courier to Parent pursuant to the provisions of Section 9.1;
(i)    a guaranty agreement with respect to the Note, in the form of Exhibit G-2 (the “Guaranty”), executed by a duly authorized officer of Fluent, LLC;
(j)    a wire transfer of immediately available funds (to such account as specified by Sellers’ Representative by written notice given to Buyers no less than two (2) Business Days

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prior to the Closing Date) in an amount equal to the Base Purchase Price, plus or minus, respectively, the Estimated Closing Working Capital Surplus or the Estimated Closing Working Capital Deficiency, plus or minus, respectively, the Estimated Closing Cash Surplus or the Estimated Closing Cash Deficiency, minus the Estimated Closing Indebtedness (such amount, the “Estimated Purchase Price”); and
(k)    a wire transfer of immediately available funds (to such account as specified in the applicable Payoff Letter) in an aggregate amount equal to the Payoff Amounts.
ARTICLE 2
PURCHASE PRICE ADJUSTMENT

2.1    Estimated Closing Working Capital, Cash and Indebtedness. At least five (5) Business Days prior to the Closing Date, the Sellers shall prepare and deliver to Buyers a consolidated balance sheet of the Sellers as of the Effective Time prepared in accordance with the Accounting Principles and a written statement of Sellers’ good faith and reasonable estimate of the following (collectively, the “Estimated Closing Statement”):
(a)    the amount of the Closing Working Capital (the “Estimated Closing Working Capital”), and the Closing Working Capital Surplus (the “Estimated Closing Working Capital Surplus”) or the Closing Working Capital Deficiency (the “Estimated Closing Working Capital Deficiency”), as the case may be;
(b)    the amount of the Closing Cash (the “Estimated Closing Cash”) and the Closing Cash Surplus (the “Estimated Closing Cash Surplus”) or the Closing Cash Deficiency (the “Estimated Closing Cash Deficiency”), as the case may be; and
(c)    the amount of the Closing Indebtedness (the “Estimated Closing Indebtedness”);
(d)    on the basis of the foregoing, a calculation of the Estimated Purchase Price, the Adjusted US Purchase Price and the Adjusted Canada Purchase Price.
Buyers may provide Seller comments on the Estimated Closing Statement up to two (2) Business Days prior to the Closing, which comments Sellers will reasonably consider in good faith in making updates or modifications to the Estimated Closing Statement; provided, however, that Sellers shall make updates or modifications, as applicable, to the Estimated Closing Statement to the extent such comments are reasonable and consistent with the definition of Working Capital as provided in this Agreement. Promptly after Buyers have provided their comments (if any) to Sellers pursuant to the foregoing sentence (but in all events no less than one (1) Business Day prior to the Closing), Sellers shall deliver to Buyers an updated, final Estimated Closing Statement that reflects any changes made pursuant to the foregoing sentence (if any) (such certificate, the “Final Estimated Closing Statement”), which Final Estimated Closing Statement shall be deemed to replace and supersede the Estimated Closing Statement originally delivered pursuant to this Section 2.1, and shell set forth the final (i) Estimated Closing Working Capital, (ii) Estimated Closing Working Capital Surplus or Estimated Closing Working Capital Deficiency, (iii) Estimated Closing Cash, (iv) Estimated Closing

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Cash Surplus or Estimated Closing Cash Deficiency, (v) Estimated Purchase Price Allocation, and (vi) Estimated Closing Indebtedness. The Estimated Closing Statement, Final Estimated Closing Statement and all amounts, estimates, determinations and calculations therein shall be prepared and calculated in accordance with the Accounting Principles.
2.2    Post-Closing Determination.
(a)    Within one hundred twenty (120) days following the Closing Date, Buyers shall prepare, or cause to be prepared, and deliver to the Sellers’ Representative (on behalf of the Sellers) a consolidated balance sheet of the Sellers as of the Effective Time and a written statement (together, with the balance sheet, the “Closing Statement”) of Buyers’ good faith and reasonable calculations of the following amounts: (i) the Closing Working Capital, (ii) the Closing Cash, (iii) the Closing Indebtedness, (iv) on the basis of the foregoing, a calculation of the Closing Purchase Price, the Adjusted US Purchase Price and the Adjusted Canada Purchase Price.
(b)    During the thirty (30)-day period following Buyers’ delivery of the Closing Statement to the Sellers’ Representative (on behalf of the Sellers) (the “Review Period”), Buyers shall provide the Sellers’ Representative and its Representatives reasonable access to the relevant books and records of the Business for the purpose of facilitating the Sellers’ Representative’s review (on behalf of the Sellers) of the Closing Statement. The Closing Statement shall become final and binding at the end of the last day of the Review Period, unless prior to the end of the Review Period, the Sellers’ Representative (on behalf of the Sellers) delivers to Buyers a written notice of disagreement (a “Notice of Disagreement”) specifying the nature and amount of any and all items in dispute as to the amounts set forth in the Closing Statement. The Sellers’ Representative (on behalf of the Sellers) shall be deemed to have agreed with all items and amounts in the Closing Statement not specifically referenced in a Notice of Disagreement provided prior to the end of the Review Period.
(c)    During the thirty (30)-day period following delivery of a Notice of Disagreement by the Sellers’ Representative (on behalf of the Sellers) to Buyers (the “Resolution Period”), such parties in good faith shall seek to resolve in writing any differences that they may have with respect to the computation of the amounts as specified therein. Any disputed items resolved in writing between the Sellers’ Representative (on behalf of the Sellers) and Buyers within the Resolution Period shall be final and binding on the Parties for all purposes hereunder. If the Sellers’ Representative (on behalf of the Sellers) and Buyers have not resolved all such differences by the end of the Resolution Period, then the Sellers’ Representative and Buyers shall submit, in writing, such differences to the New York office of the Accounting Expert. The “Accounting Expert” shall be a Neutral Accounting Firm selected by mutual agreement of Buyers and the Sellers’ Representative (on behalf of the Sellers); provided, however, that: (i) if, within fifteen (15) days after the end of the Resolution Period, such parties are unable to agree on a Neutral Accounting Firm to act as the Accounting Expert, then each party shall select a Neutral Accounting Firm and such firms together shall select the Neutral Accounting Firm to act as the Accounting Expert, and (ii) if any party does not select a Neutral Accounting Firm within ten (10) days of written demand therefor by the other party, then the Neutral Accounting Firm selected by the other party shall act as the Accounting Expert. A “Neutral Accounting Firm” means an independent accounting firm of

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nationally recognized standing that is not at the time it is to be engaged hereunder rendering services to any party, or any Affiliate of either, and has not done so within the two (2) year-period prior thereto.
(d)    The Sellers’ Representative (on behalf of the Sellers) and the Buyers shall arrange for the Accounting Expert to agree in its engagement letter to act in accordance with this Section 2.2. Each such party shall present a brief to the Accounting Expert (which brief shall also be concurrently provided to the other party) within twenty (20) days of the appointment of the Accounting Expert detailing such party’s views as to the correct nature and amount of each item remaining in dispute from the Notice of Disagreement (and for the avoidance of doubt, no party may introduce a dispute to the Accounting Expert that was not originally set forth on the Notice of Disagreement). Within ten (10) days of receipt of the brief, the receiving party may present a responsive brief to the Accounting Expert (which responsive brief shall also be concurrently provided to the other party). Each party may make an oral presentation to the Accounting Expert (in which case, such presenting party shall notify the other party of such presentation, and the other party shall have the right to be present (but not speak) at such presentation), within thirty (30) days of the appointment of the Accounting Expert. The Accounting Expert shall not hold an ex parte meeting with any party. The Accounting Expert shall have the opportunity to present written questions to either party, a copy of which shall be provided to the other party. The Accounting Expert shall consider only those items and amounts in the Sellers’ Representative’s (on behalf of the Sellers) and Buyers’ respective calculations that are identified as being items and amounts to which the Sellers’ Representative and Buyers have been unable to agree. In resolving any disputed item, the Accounting Expert may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. The Accounting Expert shall make a written determination within sixty (60) days of its appointment as to each such disputed item, which determination shall be final and binding on the parties for all purposes hereunder absent manifest error. The fees and expenses of the Accounting Expert and of any enforcement of the determination thereof, shall be borne by Sellers, on the one hand, and Buyers, on the other hand, in inverse proportion as they may prevail on the matters resolved by the Accounting Expert, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Accounting Expert at the time the determination of such firm is rendered on the merits of the matters submitted.
2.3    Net Adjustment Amount.
(a)    Closing Working Capital.
(i)    If the Closing Working Capital, as finally determined in accordance with this ARTICLE 2, is less than the Estimated Closing Working Capital, then Buyers shall be entitled to collect from the Sellers, jointly and severally, an amount equal to such difference in accordance with Section 2.3(d).
(ii)    If the Closing Working Capital, as finally determined in accordance with this ARTICLE 2, is more than the Estimated Closing Working Capital, then Buyers shall, jointly and severally, pay to the Sellers’ Representative (on behalf of the Sellers) an amount equal to such excess in accordance with Section 2.3(d).

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(b)    Closing Cash.
(i)    If the Closing Cash, as finally determined in accordance with this ARTICLE 2, is less than the Estimated Closing Cash, then Buyers shall be entitled to collect from the Sellers, jointly and severally, an amount equal to such difference in accordance with Section 2.3(d).
(ii)    If the Closing Cash, as finally determined in accordance with this ARTICLE 2, is more than the Estimated Closing Cash, then Buyers shall, jointly and severally, pay to the Sellers’ Representative (on behalf of the Sellers) an amount equal to such excess in accordance with Section 2.3(d).
For the avoidance of doubt, Sellers shall retain, and may distribute or pay as their property to other Persons, any Cash retained in the bank accounts of Sellers in excess of the Closing Cash at the time of the Closing.
(c)    Closing Indebtedness.
(i)    If the Closing Indebtedness, as finally determined in accordance with this ARTICLE 2, is less than the Estimated Closing Indebtedness, then Buyers shall, jointly and severally, pay to the Sellers’ Representative (on behalf of the Sellers) an amount equal to such difference in accordance with Section 2.3(d).
(ii)    If the Closing Indebtedness, as finally determined in accordance with this ARTICLE 2, is more than the Estimated Closing Indebtedness, then Buyers shall be entitled to collect from the Sellers, jointly and severally, an amount equal to such excess in accordance with Section 2.3(d).
(d)    Any amounts owing and payable between Buyers and the Sellers’ Representative (on behalf of the Sellers) pursuant to any of Section 2.3(a), (b), and (c) shall be set-off against any other amount or amounts owing and payable between such Parties pursuant to such sections, such that only a net amount (the “Net Adjustment Amount”) shall be paid.
(i)    If the Net Adjustment Amount is payable to Buyers, then within three (3) Business Days of the Final Determination Date, the Sellers and/or Parent shall, jointly and severally, pay to the Buyers an amount in cash, by wire transfer of immediately available funds, equal to the Net Adjustment Amount; provided, that Buyers may, in their sole discretion, off-set such Net Adjustment Amount payable to Buyers against any unpaid principal and interest owing under the Note; and
(ii)    If the Net Adjustment Amount is payable to Sellers, then, within three (3) Business Days of the Final Determination Date, Buyers shall, jointly and severally, pay an amount in cash, by wire transfer of immediately available funds, equal to the Net Adjustment Amount to the Sellers’ Representative (on behalf of the Sellers).

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2.4    Adjusted Purchase Price Allocations. The Adjusted US Purchase Price and the Adjusted Canada Purchase Price, as finally determined in accordance with this ARTICLE 2, shall be final and binding among the parties with respect to all Tax matters and filings, unless otherwise required by Law.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Parent and Sellers, jointly and severally, hereby represent and warrant to Buyers as follows (except as set forth in the Disclosure Schedule) as of the date hereof and as of the Closing Date:
3.1    Organization and Qualification. Each Seller is duly organized, validly existing and in good standing under the Laws of its Formation State as set forth on Section 3.1 of the Disclosure Schedule, has all corporate power and authority to own or lease and operate its properties and assets and to carry on its business as presently conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification or license, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, reasonably be expected to materially adversely affect the Transferred Assets, Business or such Seller’s ability to execute, deliver or perform this Agreement or any Transaction Document to which it is a party, or to timely consummate the transactions contemplated hereby or thereby. Sellers have made available to Buyers complete and correct copies of all Organizational Documents of each Seller, as amended, and such Organizational Documents are in full force and effect.
3.2    Corporate Authorization. Each Seller has full corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each Seller of this Agreement and each of the Transaction Documents to which it is a party has been duly and validly authorized by such Seller.
3.3    Binding Effect. This Agreement and each of the Transaction Documents to which any Seller is a party, when executed and delivered by the parties thereto (assuming due execution and delivery by Buyers), will constitute a valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
3.4    Regulatory Approvals and Third-Party Consents.
(a)    Except as set forth on Section 3.4(a) of the Disclosure Schedule, no Governmental Authorization or filing (the “Regulatory Approvals”) is required to be obtained by any Seller or shareholder thereof from, or to be given by any Seller or shareholder thereto to, or made by any Seller or shareholder thereof with, any Governmental Authority or securities exchange, as a result of the execution or delivery by such Seller of, or performance by such Seller of its obligations under this Agreement or the Transaction Documents to which such Seller is party.

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(b)    Except as set forth on Section 3.4(b) of the Disclosure Schedule (the “Third-Party Consents”), no consent, approval, waiver or authorization is required to be obtained by any Seller from, or to be given by any Seller to, or made by any Seller with, any Person other than a Governmental Authority or securities exchange, as a result of the execution, delivery or performance by such Seller of this Agreement and the Transaction Documents.
3.5    Non-Contravention. The execution, delivery and performance by each Seller of this Agreement, and the execution, delivery and performance by each Seller of the Transaction Documents to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate any provision of the Organizational Documents of such Seller, (b) assuming the receipt of all Third-Party Consents, conflict with, or result in the material breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of any Seller under, or result in a loss of any benefit to which any Seller is entitled under, any Material Contract to which any Seller is a party or any Assumed Contracts, or (c) assuming the receipt of all Regulatory Approvals, violate or result in a material breach of or constitute a material default under any Law or Governmental Authorization to which any Seller is subject. All Third-Party Consents and Regulatory Approvals that have been obtained in effect as of the date hereof are listed on Section 3.5 of the Disclosure Schedule.
3.6    Financial Statements.
(a)    Attached as Section 3.6(a) of the Disclosure Schedule is a correct and complete copy of: (i) the audited consolidated balance sheet of AdParlor Holdings as of December 31, 2017, and December 31, 2018, and the related audited consolidated statements of income and retained earnings and cash flows for each of the fiscal years then ended (collectively, the “Year-End Financial Statements”), and (ii) the unaudited consolidated balance sheet of Sellers as of April 30, 2019 (the “Most Recent Balance Sheet Date”) and the related unaudited consolidated statements of income and retained earnings and cash flow for the interim period then ended and the comparable prior year period (collectively, the “Most Recent Financial Statements” and, together with the Year-End Financial Statements, the “Financial Statements”). The revenue, expenses, net profit and assets of AdParlor International Holdings represents less than, in each case, $50,000 of the revenue, expenses, net profit and assets reflected in the Financial Statements for each of the periods included therein.
(b)    The Financial Statements fairly present in all material respects the consolidated financial condition, results of operations and changes in cash flow of the Business as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (except as otherwise disclosed therein and the Most Recent Financial Statements are subject to normal year-end adjustments that will not, except as set forth on Section 3.6(b) of the Disclosure Schedule, be material individually or in the aggregate and the absence of notes). The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed therein. The Financial Statements have been prepared from, and are in accordance with, Sellers’ books and records in all material respects (except as may be disclosed therein).

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(c)    Sellers have established and maintain, adhere to and enforce a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and preparation of the Financial Statements in accordance with GAAP. Since January 1, 2015, no Seller has identified or been given notice of any claim or allegation regarding any fraud that involves a member of the management of any Seller who has responsibility for the preparation of the Financial Statements or the internal controls utilized by any Seller.
(d)    The accounts receivable set forth on the balance sheet in the Most Recent Financial Statements, and all accounts receivable of Sellers arising since the Most Recent Balance Sheet Date, represent bona fide claims in the ordinary course of business (subject to normal discounts, allowances and rebates in the ordinary course of business consistent with past practice). The reserve for bad debts shown on the balance sheet in the Most Recent Financial Statements has been determined in accordance with GAAP, consistently applied. To Sellers’ Knowledge, other than as specifically included in the calculation of the reserve for bad debts, no account debtor has refused or threatened to refuse to pay its obligations for any reason, no account debtor is insolvent or bankrupt, and no account receivable is pledged to any third party.
(e)    Except as set forth on Section 3.6(e) of the Disclosure Schedule, neither any Seller nor AdParlor International Holdings has, or is subject to, any Funded Indebtedness.
3.7    No Undisclosed Liabilities. Except for liabilities: (a) specifically reflected, reserved for or disclosed in the Financial Statements, (b) incurred in the ordinary course of business since the Most Recent Balance Sheet Date or (c) arising under the express terms of any Contract set forth on the Disclosure Schedule (other than liabilities resulting from a breach of any such Contract), there are no liabilities of any Seller of a nature to be required by GAAP to be reflected on a balance sheet of Sellers.
3.8    Absence of Certain Changes or Events. Except as set forth on Section 3.8 of the Disclosure Schedule, since January 1, 2019, Sellers have conducted the Business in all material respects in the ordinary course of business consistent with past practice. Except as otherwise contemplated hereby, since the Most Recent Balance Sheet Date, there has not been or occurred:
(a)    a Material Adverse Effect;
(b)    any making, declaration, setting or payment of any dividend on, other distribution (whether in cash, stock or property) in respect of, any equity securities of any Seller (other than as set forth in Section 3.8(b) of the Disclosure Schedule);
(c)    any change by any Seller in its accounting methods, principles or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies), except as required by either Law or GAAP;
(d)    any material revaluation by any Seller of its assets, excluding writing-off or discounting of notes, accounts receivable or other assets in the ordinary course of business consistent with past practice;

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(e)    any amendment of any Seller’s Organizational Documents;
(f)    any damage, destruction or loss (whether or not covered by insurance) to the property of any Seller in excess of $10,000, individually or in the aggregate;
(g)    any acquisition by merger or consolidation with, or purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person;
(h)    any single capital expenditure or entry into any Contract or commitment therefor in excess of $10,000;
(i)    entry into any Contract for the purchase or lease (as lessor or lessee) of real property;
(j)    any sale, lease (as lessor), transfer or other disposition of, license, mortgage or pledge, or imposition of any Lien, other than Permitted Liens, on, any of its assets valued in excess of $10,000, in whole or in part;
(k)    any creation, incurrence, assumption or agreement to create, incur or assume or guarantee, any indebtedness for borrowed money other than money borrowed or advanced in the ordinary course of business or under existing lines of credit;
(l)    any creation or assumption of any Lien, other than Permitted Liens, on any asset of any Seller;
(m)    any increase in, entry into, termination or adoption of any Benefit Plan, other than as required by any such existing plan, by any employment agreement or by Law;
(n)    any change greater than three percent (3%) in the compensation of any employee of any Seller, other than changes required by employment agreements or by any Law;
(o)    any delay in paying any payable or other liability of any Seller in excess of $5,000 when due or deferred an expense in excess of $5,000, in each case, outside the ordinary course of business;
(p)    any settlement of any Actions which involve payments of consideration in excess of $10,000; or
(q)    any acceleration, write off or discount of any account receivable of any Seller in excess of $5,000, other than in the ordinary course of business.
3.9    Title to and Sufficiency of Assets.
(a)    Except as set forth on Section 3.9(a)(i) of the Disclosure Schedule, Sellers have good and valid title to, or as described in Section 3.9(a)(i) of the Disclosure Schedule, a valid leasehold interest or license in, all of the Transferred Assets, free and clear of all Liens (except Permitted Liens). Except as set forth on Section 3.9(a)(ii) of the Disclosure Schedule, the Transferred

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Assets constitute all of the properties and assets necessary, and all such assets are sufficient, for Buyers to carry on the Business in substantially the same manner as conducted immediately prior to the Closing.
(b)    All items of machinery, equipment, and other tangible assets of Sellers that are Transferred Assets are, in all material respects, in good operating condition, normal wear and tear excepted.
3.10    Intellectual Property.
(a)    Section 3.10(a) of the Disclosure Schedule contains a list of all of the following owned by any Seller and included in the Transferred Assets: (i) Patents, (ii) registered Marks, (iii) Internet domain names, (iv) registered Copyrights, (v) all other United States and foreign registrations, issuances and applications relating to any of the items scheduled pursuant to the foregoing subsections (i) through (iv), and (vi) a list of material unregistered Intellectual Property (collectively, the “Seller Intellectual Property”), including the applicable jurisdictions of issuance. All Seller Intellectual Property is subsisting and, to the Sellers’ Knowledge, the Seller Intellectual Property set forth in the foregoing subsections (i) through (v) is valid and enforceable. Each Seller owns all right, title and interest, in and to Seller Intellectual Property purported to be owned by such Seller, free and clear of Liens other than Permitted Liens.
(b)    Section 3.10(b) of the Disclosure Schedule sets forth a complete list of all licenses, sublicenses and other agreements or permissions used in the conduct of the Business under which (i) any Seller is a licensee or otherwise is authorized to use any Intellectual Property other than Seller Intellectual Property, except for shrink-wrap licenses or other licenses for off-the-shelf software (in each case with a license fee not exceeding $1,000 monthly) (such Intellectual Property, together with any Intellectual Property licensed to any Seller via shrink-wrap or off-the shelf licenses, the “Licensed Intellectual Property”) and (ii) any Seller has licensed to any Person any right under the Seller Intellectual Property other than licenses granted by any Seller in the ordinary course of business substantially on the Seller’s standard forms (such inbound and outbound licenses, sublicenses, agreements or permissions, together with all amendments, modifications and supplements thereto, “IP Licenses”). No Seller is in material breach of or in default (whether with or without the giving of notice, passage of time or both) under any IP License or in respect of any Licensed Intellectual Property, and, to Sellers’ Knowledge, no counterparty to any IP License is materially in breach or default (whether with or without the giving of notice, passage of time or both) under or in respect of any such IP License or Licensed Intellectual Property.
(c)    Section 3.10(c) of the Disclosure Schedule sets forth each item of Software owned by any of the Sellers that is included in the Transferred Assets (the “Owned Software”). The Owned Software is not subject to any limitations that would prevent its use, modification, transfer, license or assignment. The Owned Software is free from any material defect and does not contain any mechanism for viruses, worms, time bombs, or unauthorized backdoor access that could be used to interfere with the operation of such Owned Software except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Owned Software conforms in all material respects with its documentation with respect to performance, features, and functionality. Sellers are not party to agreements under which they are required to place or have placed source code for any

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Owned Software into escrow. Except as set forth on Schedule 3.10(c) of the Disclosure Schedule, Sellers have not provided any Person access to the source code for any Owned Software, and have not transferred ownership rights to any Owned Software to any Person.
(d)    Except as set forth on Section 3.10(d) of the Disclosure Schedule, no Owned Software, in whole or in part: (i) is offered under, subject to or distributed under, a Copyleft License; (ii) is incorporated or combined with Copyleft Software in a single source file or a single binary executable or binary file; (iii) interacts with Copyleft Software other than via command-line arguments, pipes or sockets; (iv) dynamically or statically links with Copyleft Software; (v) interacts with Copyleft Software such that the interaction results in a derivative work; or (vi) produces a work by modifying Copyleft Software. None of the Sellers have breached any obligation under a Copyleft License. “Copyleft License” means any Software license that provides that, as a condition to the use, modification, or distribution of such licensed Software, that such licensed Software, or any other Software that is incorporated into, derived from, based on, linked to, or used or distributed with such licensed Software, be licensed, distributed, or otherwise made available: (a) in source code form; (b) under terms that permit redistribution, reverse engineering, or creation of derivative works or other modification of any of the foregoing Software; or (c) without any license fee. “Copyleft Licenses” include the GNU General Public License, the GNU Lesser General Public License and the Affero General Public License. “Copyleft Software” means any type of Software subject to a Copyleft License.
(e)    None of the Sellers, have infringed, misappropriated, or otherwise violated the Intellectual Property of any other person and during the past five (5) years, no claim has been brought or made against any Seller (other than via routine office actions issued by a Governmental Authority in the ordinary course of prosecuting Intellectual Property applications): (i) alleging that its use of any Intellectual Property infringes on or misappropriates the Intellectual Property of, or otherwise violates the rights of, another Person, including any request that such Seller cease use of any Intellectual Property or take a license under or pay any consideration in respect of any Intellectual Property of another Person; (ii) challenging the ownership, right to use or validity of Seller Intellectual Property or the right to use or validity of any Licensed Intellectual Property; or (iii) opposing or attempting to cancel any Seller’s rights in any Intellectual Property. No Action is pending, or to Sellers’ Knowledge, threatened, against or involving any Seller with respect to any Seller Intellectual Property. To Sellers’ Knowledge, no Person is infringing upon, misappropriating or otherwise violating the rights of any Seller in Seller Intellectual Property or other Intellectual Property owned by any Seller.
(f)    All Seller Intellectual Property owned or purported to be owned by any Seller that has been issued by, or registered with, or the subject of an application filed with, as applicable, the Canadian Intellectual Property Office or any similar office or agency anywhere in the world is registered in the name of the appropriate Seller. All Seller Intellectual Property and all Intellectual Property exclusively licensed to any Seller that has been issued by, or registered with, or the subject of an application filed with, as applicable, Canadian Intellectual Property Office, or any similar office or agency anywhere in the world are currently materially in compliance with formal legal requirements, and to the Sellers’ Knowledge, all Seller Intellectual Property owned by or exclusively licensed to any Seller is valid and enforceable.

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(g)    Sellers have taken commercially reasonable steps to maintain and protect the Intellectual Property owned or used under license by Sellers. Except as otherwise set forth on Section 3.10(g) of the Disclosure Schedule, no current or former employee or contractor of any Seller has any right to payment with respect to such Seller’s use of any Seller Intellectual Property. Each current or former employee or contractor of any Seller or other Person that has contributed to the conception or development of any Seller Intellectual Property used by any such Seller has executed a valid and binding agreement assigning all rights in such Seller Intellectual Property to such Seller, or such Intellectual Property is owned by the Seller by the operation of Law.
(h)    Sellers use commercially reasonable efforts to protect the confidentiality, integrity and security of their Trade Secrets from any unauthorized use or disclosure, and the Seller Systems from any unauthorized use, access or modification. The Seller Systems are reasonably sufficient for the immediate needs of the Business as of the date hereof. In the last five (5) years, there have been no security breaches or any unauthorized access of any Seller Systems that have caused any substantial disruption of or interruption in or to the use of such Seller Systems.
(i)    Sellers have taken reasonable security measures to protect the confidentiality of all trade secrets owned by a Seller or used or held for use by the Sellers in the Business as presently conducted.
(j)    The Seller Intellectual Property, together with the other Intellectual Property owned by the Sellers and the Licensed Intellectual Property, includes all of the Intellectual Property used in or necessary to the operation of the Business.
(k)    Section 3.10(k) of the Disclosure Schedule sets forth an accurate and complete list of all internet domain names owned by the Sellers and used in the Business (collectively, “Owned Domain Names”) and the registrar for each such Owned Domain Name. Except as may be set forth in Section 3.10(k) of the Disclosure Schedule:
(i)    Sellers are the sole owners of all right, title and interest in and to the Owned Domain Names, in each case free and clear of any and all Liens or interests of any kind or nature, other than Permitted Liens, and none of Sellers has received any notice or claim (whether written or oral) challenging their complete and exclusive ownership of the Owned Domain Names, or suggesting that any other Person has any claim or legal or beneficial ownership with respect thereto; and
(ii)    none of the Sellers has granted any person any right, license or permission to use any of the Owned Domain Names that would have a Material Adverse Effect on Buyers’ rights therein.
(l)    Except as set forth on Section 3.10(l) of the Disclosure Schedule, none of the Sellers has granted any rights to or has provided or in any way promised to provide source code in respect of any of the Owned Software to any third party. No circumstance or condition exists, that (with or without notice or lapse of time) will, or could, result in the disclosure or delivery to any Person, or the release from any escrow, of any source code in respect of any of the Seller Intellectual Property, other than disclosures to employees, contractors, and consultants involved in

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development of, or otherwise work on, Seller Intellectual Property. The change in control of the Business occurring as a consequence of this Agreement will not entitle any Person to obtain a copy of the source code in respect of any of the Seller Intellectual Property. Except for licensed customers of the Business and employees, contractors, and consultants, no Person has been provided by the Sellers a copy of the object code of any Seller Intellectual Property.
(m)    Sellers have obtained all approvals necessary, if applicable, for providing the Seller Intellectual Property outside the United States or Canada and importing any products or providing any services into any country in which such products or services are now sold, licensed for use or provided, and all such export and import approvals in the United States and Canada and throughout the world are valid, current and in full force and effect.
3.11    Employee Benefits.
(a)    Section 3.11(a) of the Disclosure Schedule sets forth a complete and accurate list of: (i) all material employee benefit plans, programs and arrangements, including all profit-sharing, bonus, stock option, stock purchase, restricted stock, pension, retirement, deferred compensation, post-retirement medical or life insurance, welfare, incentive, sick leave or other leave of absence, short- or long-term disability, retention and salary continuation, plans, programs and arrangements, in any case, established, maintained, sponsored or contributed to by any Seller for the benefit of any Employees, or with respect to which any Seller has any direct or indirect liability, including any contingent liability due to a relationship with an ERISA Affiliate (each a “Benefit Plan” and together, the “Benefit Plans”) in each case currently in effect and (ii) each employment or severance agreement addressed to or covering any Employee.
(b)    Sellers have made available to Buyers the following documents with respect to each Benefit Plan, as applicable and requested: (i) the governing plan document, including all amendments thereto, and all related trust documents and funding instruments, including any group contracts and insurance policies, (ii) a written summary of the material terms of any Benefit Plan that is not set forth in a written document, (iii) the most recent summary plan description together with any summary or summaries of material modifications thereto, and (iv) the most recent determination or opinion letter.
(c)    To Sellers’ Knowledge, each Benefit Plan has been established, administered and maintained in accordance with its terms and in compliance in all material respects with all applicable Laws, including ERISA, the Code, Canadian pension legislation or the Income Tax Act (Canada), as applicable. All contributions, reserves or premium payments (including all employer contributions and employee salary reduction contributions) that are due have been made to or paid on behalf of each Benefit Plan.
(d)    There are no Actions pending, or to Sellers’ Knowledge, threatened in writing, with respect to any Benefit Plan or Employment Agreement (other than routine claims for benefits in the ordinary course of business). To Sellers’ Knowledge, no Benefit Plan is under an audit or investigation by the IRS, the U.S. Department of Labor, the Canada Revenue Agency (the “CRA”) or any other Governmental Authority. Except as set forth on Section 3.11(d) of the Disclosure Schedule, nothing has occurred with respect to any Benefit Plan that has subjected or

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could reasonably be expected to subject any Seller to a penalty under Section 502 of ERISA or any Canadian pension legislation or to Tax or penalty under Section 4975 of the Code or the Income Tax Act (Canada).
(e)    No Seller nor any ERISA Affiliate has ever sponsored, maintained or contributed to any Benefit Plan that is: (i) a “pension plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or the minimum funding standards under Section 302 of ERISA and Section 412 of the Code, (ii) a “pension plan” within the meaning of any applicable Canadian pension legislation, (iii) a “registered pension plan” or “retirement compensation arrangement” as defined in the Income Tax Act (Canada), (iv) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (v) a “multiple-employer plan” within the meaning of Section 413(c) of the Code, (vi) a “multiple employer-pension plan” as defined in the Pension Benefits Act of Ontario or any other applicable Canadian pension legislation, or (vii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(f)    Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code or intended to be registered under the Income Tax Act (Canada) is so qualified and has received a favorable and current determination letter from the IRS or CRA, or with respect to a prototype plan, can rely on an opinion letter from the IRS or CRA issued to the prototype plan sponsor, to the effect that such Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from Taxes under Sections 401(a) and 501(a), respectively, of the Code, or the Income Tax Act (Canada) and to Sellers’ Knowledge nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the IRS or the unavailability of reliance on such opinion letter from the IRS or CRA, as applicable.
(g)    None of the Benefit Plans provide for or promise retiree medical or life insurance benefits to any current or former Employee, officer, or director of any Seller, other than group health plan continuation coverage as required under Code Section 4980B or Part 6 of Subtitle B of Title I of ERISA or similar state Law, and for which the covered individual pays the full cost of coverage.
(h)    Except as set forth in Section 3.11(h) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Transaction will: (i) entitle any Person to any payment, forgiveness of indebtedness, vesting, distribution, or increase in benefits under or with respect to any Benefit Plan, (ii) otherwise trigger any acceleration of vesting or payment of benefits under or with respect to any Benefit Plan, (iii) trigger any obligation to fund any Benefit Plan, or (iv) result in any payment or benefit that would constitute a “parachute payment” within the meaning of Section 280G of the Code.
(i)    Each Benefit Plan that is subject to Section 409A of the Code has been maintained and operated in compliance with such section and all applicable regulatory guidance (including notices, rulings and proposed and final regulations), and to Sellers’ Knowledge no amounts deferred under any such plan is, or upon vesting will be, subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code. No Seller nor any ERISA Affiliate has any indemnity or gross-up obligation to any Person for any Taxes or penalties imposed under Sections 4999 or 409A of the Code.

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3.12    Employment Matters.
(a)    Section 3.12(a) of the Disclosure Schedule contains a list of all Employees and sets forth for each such individual the following as of the date hereof: (i) name; (ii) title or position (including whether full or part time); (iii) employer; (iv) hire date; (v) current annual base compensation rate or hourly rate; (vi) commission, bonus or other incentive-based compensation and any other material compensation; (vii) a description of any material fringe benefits provided to each such individual, and (ix) accrued vacation (if any), and (viii) for employees of Canada Seller only, age.
(b)    Section 3.12(b) of the Disclosure Schedule lists: (i) in respect of US Employees, each employment agreement to which any Seller is a party that cannot be terminated by such Seller without any obligation to provide notice (or pay in lieu of notice), and in some instances, a severance payment (each, an “Employment Agreement”) and (ii) all other agreements that entitle any employee to compensation, severance or other consideration as a result of the acquisition by any Person of control of any Seller. In respect of Canadian Employees, all such employees are entitled to notice (or pay in lieu of notice), and in some instances a severance payment, in accordance with applicable Law.
(c)    No Seller is a party to or bound by a collective bargaining agreement with respect to the Employees and no commitments have been made to recognize any labor union, employee association or similar entity with respect to the Business, and no collective bargaining agreement is currently being negotiated or is currently subject to negotiation or renegotiation by the Seller with respect to the Employees. Further, no application for petition for an election of or for certification of a collective bargaining agent is pending and no grievance or arbitration proceeding exists that might have an adverse effect on any Seller.
(d)    No Seller has committed any unfair labor practice in contravention of any applicable Law nor is there pending, or to the Sellers’ Knowledge, threatened, any petition, charge, complaint or action against the any Seller by any labor board or other applicable Governmental Authority.
(e)    There are no pending, or to the Sellers’ Knowledge, threatened, labor disputes, strikes, lockouts, slowdowns or work stoppages with respect to the Employees. To the Sellers’ Knowledge, there are no union organization efforts with respect to the Employees or attempts by any union to represent Employees as a collective bargaining agent.
(f)    There are no claims, disputes, grievances or controversies pending or, to Sellers’ Knowledge, threatened involving any Employee or group of Employees. To Sellers’ Knowledge, there are no written threats, charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status) pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, the Ontario Human Rights Tribunal (including discrimination based on any

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prohibited ground) or any other Governmental Authority against any Seller pertaining to any employee.
(g)    During the past five (5) years, Sellers have not effectuated: (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local Law) affecting the Occupied Real Property or (ii) a “mass layoff” (as defined in the WARN Act, or any similar state or local Law) affecting the Occupied Real Property.
(h)    Each Seller is in compliance in all material respects with all applicable Law respecting employment, including employment standards, pay equity, human rights, labor relations, occupational health and safety, workplace safety and insurance, employment insurance, immigration, Canada Pension Plan and the payment of Taxes.
3.13    Material Contracts.
(a)    Section 3.13(a) of the Disclosure Schedule sets forth a list of the following Contracts to which any Seller is a party (the “Material Contracts”):
(i)    any Contract involving the obligation of any Seller to purchase more than $25,000 annually in products, materials, supplies, goods, equipment, other assets or services;
(ii)    any Contract involving the obligation of any Seller to sell products or services pursuant to which the aggregate payments to become due to such Seller exceed $25,000 annually;
(iii)    any Contract with any distributor and/or marketing partner;
(iv)    any Contract that requires any Seller to purchase its total requirements of any product or service from a third party;
(v)    any Contract providing for any Seller to be the exclusive provider of any product or service to any Person;
(vi)    any Contract that provides any customer with pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other customers of any Seller, including any agreements which contain a “most favored nation” provision;
(vii)    any Contract with a third party that prohibits any Seller from engaging in competition or that otherwise restricts or limits any Seller from conducting its business in substantially the same manner as currently conducted or as has been historically conducted in the ordinary course of business;
(viii)    any Contract for Funded Indebtedness, including any guarantees thereof;
(ix)    any mortgage, pledge or security agreement or similar arrangement constituting a Lien upon the assets or properties of any Seller;

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(x)    any Contract with respect to any partnership or joint venture;
(xi)    any Contract (other than purchase orders) between any Seller, on the one hand, and any equity holder or officer or manager thereof, on the other hand;
(xii)    any Contract or purchase order for capital expenditures or the acquisition or construction of fixed assets entered into outside of the ordinary course of business and/or requiring payments of consideration in excess of $10,000;
(xiii)    any lease or similar agreement under which: (i) any Seller is the lessee of, or holds or uses, any machinery, equipment, vehicles or other tangible personal property owned by any third party for an annual rent in excess of $5,000 or (ii) any Seller is the lessor of, or makes available for use by any third party, any tangible personal property owned by it;
(xiv)    any Contract under which any Seller has advanced or loaned any other Person any amounts;
(xv)    any written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by any Seller other than in the ordinary course of business;
(xvi)    any Contract the primary purpose of which is to require any Seller to indemnify or hold harmless any Person;
(xvii)    any Contract with any Governmental Authority;
(xviii)    any Contract involving the settlement of any Action which will involve future payments of consideration in excess of $5,000;
(xix)    any Lease; and
(xx)    any Contract appointing any agent to act on behalf of any Seller or any power of attorney.
(b)    All Material Contracts are in full force and effect against Sellers and, to Sellers’ Knowledge, each other party thereto, in each case in accordance with the express terms thereof. There does not exist under any Material Contract any violation, breach or event of default, or alleged violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Sellers or, to Sellers’ Knowledge, the other parties thereto. No Seller nor any party to any Material Contract has repudiated any provision of any such Material Contract. Sellers have not received notice that any party to a Material Contract intends to cancel or terminate such Material Contract. Sellers have delivered to Buyers a correct and complete copy of each Material Contract, or in the case of oral Contracts, a summary of each Material Contract, including any amendments, modifications or supplements thereto.
3.14    Real Property.

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(a)    Sellers do not own any real property.
(b)    Section 3.14(b) of the Disclosure Schedule sets forth a correct and complete list of all real property that is occupied by any Seller involving the Business (excluding, for the avoidance of doubt, any real estate occupied by employees of Parent or its Affiliates other than Sellers that provide general and administrative services to the Sellers)(the “Occupied Real Property”). Sellers have delivered to Buyers correct and complete copies of each of the leases, if any, pursuant to which any Seller leases the Occupied Real Property (the “Leases”). The Occupied Real Property constitutes all real property that is used by the Business.
(c)    Except for the Leases, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, use or occupy the Occupied Real Property, or any portion thereof. Except for the amounts payable by the Sellers as set forth in each Lease, there are no other rents, royalties, fees or other amounts payable or receivable by the Sellers in connection with any Lease related to the Occupied Real Property or any portion thereof or any improvements and, to Sellers’ Knowledge, there are no encumbrances, covenants, conditions, reservations easement or other matters affecting the Occupied Real Property or any improvements.
(d)    The occupancy, use and operation of the Occupied Real Property by Sellers comply in all material respects with all applicable Law and Governmental Authorizations. No Person other than Sellers occupies or is in possession of any portion of the Occupied Real Property.
(e)    There are no pending or, to Sellers’ Knowledge, threatened, appropriation, expropriation, condemnation, eminent domain or like proceedings relating to the Occupied Real Property.
(f)    There are no pending or, to Sellers’ Knowledge threatened, proceedings to change or redefine the zoning classification with respect to the Occupied Real Property. The Occupied Real Property is zoned so as to permit the current use thereof. The Sellers have obtained and currently maintain, all appropriate and material certificates of occupancy, licenses, permits and approvals to use and operate the Occupied Real Property in the manner in which it is currently being used and operated.
(g)    The improvements constructed on the Occupied Real Property, including all leasehold improvements, owned or leased by Sellers at the Occupied Real Property, are: (i) in satisfactory operating condition, subject to ordinary wear and tear, (ii) sufficient for the operation of the Business in substantially the same manner as currently conducted and (iii) in material conformity with Law.
(h)    No notice of default or termination by any Seller under any Lease is outstanding or, to Sellers’ Knowledge, threatened, and each Lease is in full force and effect with respect to each other party thereto, in accordance with the express terms thereof. During the past three (3) years, no Seller has received any written notice that it is in violation of any zoning, use, occupancy, building, wetlands or environmental regulation, ordinance or other Law relating to the Occupied Real Property. During the past three (3) years, Sellers have not received any written notice

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of, and there is no, pending or, to Sellers’ Knowledge, threatened or contemplated condemnation or expropriation proceeding affecting any of the Occupied Real Property or of any sale or other disposition of any of the Occupied Real Property in lieu of condemnation or expropriation.
(i)    Each Seller has the right to quiet enjoyment of the real properties leased by it as lessee for the full term of the applicable Lease thereof to the extent provided in each such Lease. Each Lease is a legal, valid and binding agreement enforceable in accordance with its terms, except as enforceability may be effected by subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).
3.15    Taxes.
(a)    As it relates to the Transferred Assets, the Assumed Liabilities or the Business, (i) except as set forth in Section 3.15(a) of the Disclosure Schedule, each Seller (and any consolidated, unitary or aggregate group for Tax purposes of which any Seller is or has been a member) has timely filed all Tax Returns that such Seller was required to file and has timely paid all Taxes due and owing therefor whether or not shown on any Tax Return, (ii) all such Tax Returns were complete and accurate in all material respects and were prepared in substantial compliance with all applicable Law and (iii) Sellers have delivered to Buyer correct and complete copies of all Tax Returns related to the Transferred Assets, examination reports received by any Seller and statements of deficiencies assessed against or agreed to by any Seller that were received by Sellers, in each case to the extent such Tax Returns, reports or statements relate to the Transferred Assets, the Assumed Liabilities or the Business.
(b)    Except as set forth in Section 3.15(b) of the Disclosure Schedule, as it relates to the Transferred Assets, the Assumed Liabilities or the Business, for all periods through and including the Closing Date, each Seller (i) has complied in all material respects with all applicable Law relating to the payment and withholding of Taxes, (ii) has, within the time and in the manner prescribed by applicable Law, withheld from employee wages or consulting compensation and paid over to the proper Tax authorities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all applicable Law (including income and employment Tax withholding laws) and (iii) has timely filed all material withholding Tax Returns.
(c)    As it relates to the Transferred Assets, the Assumed Liabilities or the Business, there is (i) no claim for Taxes being asserted against any Seller in writing, and to Sellers’ Knowledge no basis exists for such a claim, (ii) no outstanding Lien for Taxes against the Transferred Assets other than Liens for Taxes not yet due and payable and Permitted Liens, (iii) no unresolved audit of, or unresolved Tax controversy associated with, any Tax Return of any Seller being conducted by any Tax authority, (iv) no extension or waiver of any statute of limitations on the assessment of any Taxes granted by any Seller with respect to a period that has not yet expired currently in effect and (v) no agreement to any extension of time for filing any Tax Return which has not been filed other than customary extensions for which no approval is required. No claim has been made by a Tax authority in a jurisdiction where any Seller does not file Tax Returns that such

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Seller is or may be subject to Tax in that jurisdiction with respect to the Transferred Assets, the Assumed Liabilities or the Business, and to Sellers’ Knowledge no basis exists for such a claim.
(d)    Except as set forth in Section 3.15(d) of the Disclosure Schedule, no Seller: (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return nor (ii) has any Liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a result of being a transferee, successor or member of an affiliated, consolidated, unitary or combined group, by Contract (other than commercial Contracts entered into in the ordinary course of business that do not primarily relate to Taxes), pursuant to Law or otherwise.
(e)    Except as set forth on Section 3.15(e) of the Disclosure Schedule, as it relates to the Transferred Assets, the Assumed Liabilities or the Business, no power of attorney with respect to Taxes has been executed by any Seller or filed with any Governmental Authority with respect to any Seller.
(f)    As it relates to the Transferred Assets, the Assumed Liabilities or the Business, there is no Tax ruling, request for ruling or settlement, compromise, closing or Tax collection agreement in effect or pending which does or could affect the liability of Sellers or Buyer for Taxes.
(g)    No Transferred Asset is: (i) “tax exempt use property” within the meaning of Section 168(h)(1) of the Code or Section 470(c)(2) of the Code, (ii) tax-exempt bond financed property within the meaning of Section 168(g) of the Code, or (iii) subject to a lease under Section 7701(h) of the Code or any predecessor provision.
(h)    As it relates to the Transferred Assets, the Assumed Liabilities or the Business, no Seller has been a party to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1). As it relates to the Transferred Assets, the Assumed Liabilities or the Business, each Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.
(i)    Canada Seller is registered for purposes of the Excise Tax Act, and its registration number is 85131 4682.
(j)    Canada Seller is not a non-resident of Canada for purposes of the Income Tax Act (Canada). The US Transferred Assets are not used or held by US Sellers in a business carried on in Canada.
3.16    Insurance. Sellers have made available to Buyers all of the insurance policies or binders for which any Seller is either a policyholder, a named insured, or is considered a named insured by definition due to common ownership (“Insurance Policies”), which policies are listed on Section 3.16 of the Disclosure Schedule. All Insurance Policies are in full force and effect in accordance with their terms and all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will be paid when due. To Sellers’ Knowledge, no

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default exists with respect to the obligations of any Seller under any such Insurance Policies. Since December 31, 2015, no Seller has received any written notice of cancellation, material change in premium or denial of renewal in respect of any of the Insurance Policies. This Section 3.16 shall not apply to any Benefit Plans or other employee benefit arrangements. There are no claims by any Seller pending under any Insurance Policies where coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies.
3.17    Compliance with Law.
(a)    Except as set forth in Section 3.17(a) of the Disclosure Schedule, Sellers are currently in, and during the past five (5) years have been in, material compliance with applicable Law and any applicable Governmental Authorization. Sellers have delivered to Buyers complete and correct copies of all notices received by any Seller alleging any violation under any applicable Law that Sellers have received since January 1, 2015, on Section 3.17(a) of the Disclosure Schedule.
(b)    Each Seller is in possession of, and in compliance with, all material Governmental Authorizations necessary for it to own, lease and operate its properties and to carry on the Business as currently conducted. Section 3.17(b) of the Disclosure Schedule lists all material Governmental Authorizations held by each such Seller. All required filings with respect to the Governmental Authorizations have been timely made and all required applications for renewal thereof have been timely filed. Since January 1, 2015, no Seller has received written notice from any Governmental Authority revoking, cancelling, suspending or adversely modifying or threatening to revoke, cancel, suspend or adversely modify any material Governmental Authorization or alleging that any Seller is in violation of any such material Governmental Authorization.
3.18    Actions. There are no Actions pending or, to Sellers’ Knowledge, threatened in writing against any Seller, with respect to any of the Transferred Assets or any of the directors, officers or employees of any Seller in their capacity as such. No Seller is subject to any order, writ, judgment, settlement, award, injunction or decree of any Governmental Authority of competent jurisdiction or any arbitrator.
3.19    Environmental Compliance. Except as set forth on Section 3.19 of the Disclosure Schedule:
(a)    Each Seller is, and has been, in compliance with all applicable Environmental Laws in connection with and related to the Business and/or the Occupied Real Property in all material respects.
(b)    Sellers have all Governmental Authorizations required under applicable Environmental Laws in connection with and related to the Business and the Occupied Real Property, and are in compliance with such Governmental Authorizations in all material respects. Each such material environmental Governmental Authorization is valid, in good standing, and in full force and effect, and no appeals or other proceedings are pending or threatened with respect to the issuance, terms or conditions of any such Governmental Authorization. Sellers have not received any written or, to Sellers’ Knowledge, oral notice or communication regarding any violation, potential

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revocation or withdrawal of any such Governmental Authorization. With respect to any Governmental Authorization that is due to expire within six (6) months following the Closing, all applications for renewal that were due prior to Closing have been filed prior to Closing with the appropriate Governmental Authority and within the timeframe established under applicable Laws.
(c)    There are no underground storage tanks that are used or have been used at the Occupied Real Property by Sellers and to Sellers’ Knowledge there are no such storage tanks at any of the Occupied Real Property.
(d)    Sellers have not received any unresolved written notice or, to Sellers’ Knowledge, oral notice, including actions, suits and proceedings, from any Governmental Authority or any other Person that alleges that any Seller is or was in violation of Environmental Laws in connection with or related to the Business or the Occupied Real Property.
(e)    No Seller has, in connection with or related to the Business or the Occupied Real Property, released, disposed of or arranged for the release or disposal of any Hazardous Material in a manner or to a location that could reasonably be expected to result in liability to any Seller under any Environmental Law.
(f)    Sellers have made available to Buyer all material environmental reports and written communications with Governmental Authorities in its possession, if applicable, regarding the Occupied Real Property, including all Phase I environmental site assessments, all Phase II reports, all test data, all asbestos reports, all environmental compliance audits and all written communications to or from environmental agencies.
(g)    To Sellers’ Knowledge, there are no Hazardous Materials present on or in the Environment at any Occupied Real Property. No Seller nor to Sellers’ Knowledge, any Person for whose conduct any Seller is or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Occupied Real Property or any other property or assets (whether real, personal or mixed) in connection with or related to the Business in which any Seller has or had an interest except in compliance with all applicable Environmental Laws.
(h)    To Seller’s Knowledge, there has been no Release or, to Sellers’ Knowledge, Threat of Release, of any Hazardous Materials at or from any Occupied Real Property, whether by any Seller or any other Person.
(i)    No Seller has assumed, undertaken or provided an indemnity with respect to any material or potentially material liability of any other Person under Environmental Laws.
3.20    Related Party Transactions. Except: (a) for this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, (b) as set forth on Section 3.20 of the Disclosure Schedule and (c) for any employment agreements or other compensation arrangements set forth on the Disclosure Schedule, no shareholder of a Seller or Affiliate or immediate family member (including parents, children and siblings) of any such shareholder is (i) a party to any Contract or other business arrangement with any Seller relating to the Transferred

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Assets or Assumed Liabilities, (ii) to any Seller’s Knowledge, owns any direct or indirect interest of any kind in, or controls or has controlled, or is a manager, officer, director, shareholder, member or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, vendor, customer, landlord, tenant, creditor or debtor of any Seller (other than ownership of less than one percent (1%) of the outstanding capital stock of a publicly traded company) or (iii) owns or has any interest (other than the shareholder’s ownership interest in Sellers) in any property (real or personal, tangible or intangible) that any Seller uses in the conduct of its Business.
3.21    Customers and Suppliers.
(a)    Section 3.21(a) of the Disclosure Schedule sets forth a list of the twenty (20) largest customers (“Material Customers”) of the Business, as measured by the dollar amount of revenue recognized by Sellers, in the aggregate, during each of the twelve (12)-month period ended December 31, 2018, and the period beginning on January 1, 2019, and ending on the date hereof showing the amount of revenue recognized by Sellers from such customer during each such period. To Sellers’ Knowledge, there are no bankruptcies filed by, on behalf of, or against any Material Customer. Other than as set forth in Section 3.21(a) of the Disclosure Schedule, to Sellers’ Knowledge, no Material Customer intends to cancel or materially change the terms of any Contract with any Seller, or its use of goods or services of any Seller to the detriment thereof in the future.
(b)    Section 3.21(b) of the Disclosure Schedule sets forth a list of the ten (10) largest suppliers (“Material Suppliers”) of the Business, as measured by the dollar volume of purchases from such suppliers by Sellers, in the aggregate, during each of the twelve (12)-month period ended December 31, 2018, and the period beginning on January 1, 2019, and ending on the date hereof showing the amount of payments made by Sellers to each such supplier during each such period. To Sellers’ Knowledge, there are no bankruptcies filed by, on behalf of, or against any Material Supplier. To Sellers’ Knowledge, no Material Supplier intends to cancel or materially change the terms of any Contract with any Seller, or its provision of goods or services to Sellers to the detriment thereof in the future.
3.22    Brokers’ Fees. Except as set forth on Section 3.22 of the Disclosure Schedule, there is no fee or commission payable by any Seller or any Affiliate thereof to any investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any Seller in connection with the Transaction.
3.23    Anti-Corruption Matters. Neither any Seller nor, to Sellers’ Knowledge, any of its officers, directors or employees in their capacities as such has offered, authorized, made, paid or received (whether previously or agreed to do so in the future), directly or indirectly, any bribes, kickbacks or other similar payments or offers or transfers of value in connection with obtaining or retaining business or to secure an improper advantage to or from any Person in violation of any Anti-Corruption and Anti-Bribery Law. Neither any Seller nor, to Sellers’ Knowledge, any of its officers, directors or employees in their capacities as such has, directly or indirectly, committed any violation of any Anti-Corruption and Anti-Bribery Law.
3.24    Capitalization; Subsidiaries.

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(a)    Parent is the record and beneficial owner of all issued equity interests of AdParlor Holdings, free and clear of any Liens (other than Permitted Liens or restrictions on transfer imposed by applicable securities Laws).
(b)    AdParlor Holdings is the record and beneficial owner of all issued equity interests of each Seller, in each case, free and clear of any Liens (other than Permitted Liens or restrictions on transfer imposed by applicable securities Laws).
(c)    Except as set forth on Section 3.24(c) of the Disclosure Schedule, no Seller has issued or granted or agreed to issue or grant any: (i) other equity or ownership interest; (ii) securities convertible into or exchangeable for any equity interests of any Seller; (iii) options, warrants or other rights to purchase or subscribe to equity interests of any Seller or securities convertible into or exchangeable for equity interests of any Seller; (iv) bonds, debentures or other Funded Indebtedness having the right to vote or convertible or exchangeable for securities of any Seller having the right to vote; or (v) Contracts, commitments, arrangements or agreements relating to the equity interests of any Seller (including obligating any Seller to issue, transfer or sell or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of, any equity interests of any Seller). No Seller has outstanding, and has not authorized or agreed to issue or grant any, unit appreciation rights, phantom units, profit participation rights or similar rights.
(d)    Except as set forth on Section 3.24(d) of the Disclosure Schedule, other than interests in another Seller, no Seller owns, or has any interest in any shares or has an ownership interest in any other Person. No Seller is a participant in any joint venture, partnership or similar arrangement. There are no contractual obligations of any Seller to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise), any other Person.
3.25    Privacy Laws.
(a)    Each Seller: (i) complies in all material respects with its Privacy Statements; (ii) complies in all material respects with all applicable Privacy Laws; and (iii) takes appropriate measures to protect and maintain the security of the Personal Information in its possession and/or to which such Seller has access.
(b)    Except as set forth on Section 3.25(b) of the Disclosure Schedule, the transfer of Personal Information from each Seller to Buyers pursuant to the terms of this Agreement and the Transaction contemplated hereunder (including the disclosures made by each Seller in the course of the due diligence and otherwise in anticipation of the transactions contemplated by this Agreement), is in compliance with all applicable Privacy Laws.
(c)    All Personal Information disclosed to Buyers pursuant to the Transaction contemplated by this Agreement relates directly to the part of each Seller’s Business that is covered by the Transaction.
(d)    To Seller’s Knowledge, there have been no complaints made or any audit, investigation, claim or proceeding including court proceeding against any Seller or the Business by the Office of the Information and Privacy Commissioner of British Columbia, the Office of the

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Information and Privacy Commissioner of Alberta, the Québec Commission d’accés á l’information, the Office of the Privacy Commissioner of Canada or any other Governmental Authority, or by any Person in respect of the collection, retention, use, disclosure, safeguarding or distribution of Personal Information by any Person in connection with any Seller or the Business, nor is any Seller aware of any facts which may give rise to any such complaint or audit, proceeding, investigation or claim.
3.26    Data Security.
(a)    In the last five (5) years, there has been no unauthorized access, use, intrusion or breach of security, or failure, breakdown, performance reduction or other adverse event affecting any of the Sellers’ Systems, that has caused or could reasonably be expected to cause any: (i) material disruption of or interruption in or to the use of such Sellers’ Systems or the conduct of the Business; (ii) material loss, destruction, damage or harm of or to any Seller or its operations, personnel, property or other assets; (iii) any reasonable risk of significant harm to any individual; or (iv) material liability of any kind to Sellers. Except as set forth on Section 3.26(a) of the Disclosure Schedule, Sellers have taken reasonable actions, consistent with applicable industry practices, to protect the integrity and security of Sellers’ Systems and the data and other information stored thereon.
(b)    Except as set forth on Section 3.26(b) of the Disclosure Schedule, each Seller maintains commercially reasonable back-up and data recovery, disaster recovery and business continuity plans, procedures and facilities, acts in material compliance therewith.
(c)    There have not been any (i) losses or thefts of Personal Information, data, or security breaches relating to Personal Information or data collected, used, processed or stored in the Business of any of the Sellers, (ii) violations of any security policy regarding any such Personal Information or data, (iii) unauthorized collection, use, processing or disclosure of any such Personal Information or data collected, used, processed or stored in the Business, or (iv) unintended or improper disclosure of any Personal Information in the possession, custody or control of any Seller or a contractor or agent acting on behalf of any Seller and collected, used, processed or stored in the Business. There have not been any written complaints, written notices or legal proceedings or other written claims related to any of the foregoing, nor are any of the Sellers aware of any facts that could give rise to any material claim relating to (i) through (iv).
3.27    Investment Canada Act. None of the assets of the Canada Seller constitutes a “cultural business” as that term is defined in Section 14.1(6) of the Investment Canada Act and none of the assets of the Canada Seller constitutes a business activity set out in Schedule IV to the Investment Canada Act Regulations.
3.28    Competition Act (Canada).
(a)    The aggregate value of the assets in Canada of the Canada Seller does not exceed $96 million, determined as of the Canada Seller’s most recently completed fiscal year and in such manner as is prescribed for the purposes of the Competition Act (Canada); and

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(b)    The gross revenues from sales in or from Canada generated from those assets, determined for the most recently completed fiscal year of the Canada Seller, and in such manner as prescribed for purposes of the Competition Act (Canada), do not exceed $96 million.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYERS

Each Buyer, jointly and severally, hereby represents and warrants to the Sellers as follows as of the date hereof and as of the Closing Date:
4.1    Organization and Qualification. Each Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its Formation State. Each Buyer has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Each Buyer is duly qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, reasonably be expected to materially adversely affect such Buyer’s ability to execute, deliver or perform this Agreement or any Transaction Document to which it is a party, or to timely consummate the transactions contemplated hereby or thereby.
4.2    Corporate Authorization. Each Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each Buyer of this Agreement and each of the Transaction Documents to which it is a party has been duly and validly authorized by such Buyer and no additional corporate consent by such Buyer is required in connection therewith.
4.3    Binding Effect. This Agreement and each of the Transaction Documents to which a Buyer is a party, when executed and delivered by the parties thereto (assuming due execution and delivery by the other parties), constitutes a valid and legally binding obligation of such Buyer, enforceable against such Buyer, as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
4.4    Non-Contravention. The execution, delivery and performance by each Buyer of this Agreement and each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate any provision of the Organizational Documents of such Buyer, or (b) assuming the accuracy of the representations and warranties of Sellers contained herein, materially violate or result in a material breach of or constitute a material default under any Law or Governmental Authorization to which such Buyer or its Affiliates are subject.
4.5    Actions. There are no Actions pending or, to Buyers’ knowledge, threatened against Buyers that, individually or in the aggregate, would have a material adverse effect on Buyers’ ability to execute, deliver or perform this Agreement or any Transaction Document to which a Buyer is

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party, or to timely consummate the transactions contemplated hereby or thereby. No Buyer is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority of competent jurisdiction or any arbitrator or arbitrators that, individually or in the aggregate, would have a material adverse effect on Buyers’ ability to execute, deliver or perform this Agreement or any Transaction Document to which a Buyer is party, or to timely consummate the transactions contemplated hereby or thereby.
4.6    Financial Capability. Buyers have sufficient funds and adequate financial resources to satisfy its monetary and other obligations under this Agreement.
4.7    Brokers’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyers or any of their Affiliates who might be entitled to any fee or commission from Buyers or their Affiliates in connection with the Transaction.
ARTICLE 5
COVENANTS

5.1    Access and Reports. Subject to applicable Law, upon reasonable advanced notice from Buyers to Sellers, each Seller shall afford Buyers’ Affiliates and Representatives reasonable access to the properties, books and records and Contracts of each such Seller during normal business hours throughout the period prior to the Closing Date for the purpose of facilitating the consummation of the transactions contemplated hereby.
5.2    Efforts to Consummate; Certain Governmental Matters.
(a)    Sellers shall use their commercially reasonable efforts to obtain the Regulatory Approvals and Third Party Consents. Buyers shall reasonably cooperate in connection with the same.
(b)    Sellers and Buyers shall use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, or reasonably advisable on their part under this Agreement and applicable Law to satisfy their respective conditions to Closing, and to consummate and make effective the transactions contemplated hereby as soon as practicable.
(c)    Subject to applicable Law or except as prohibited by any Governmental Authority, Sellers and Buyers each shall keep the other apprised of the status of matters relating to consummation of the transactions contemplated hereby, including: (i) promptly notifying the other of any facts, circumstances or other reason that would prevent the receipt of any Regulatory Approvals or the Third Party Consents for the timely consummation of transactions contemplated hereby and by the Transaction Documents, and (ii) promptly furnishing the other with copies of material notices or other communications received by it from any third party or any Governmental Authority with respect to the transactions contemplated hereby; provided, however, that any such notices furnished by the parties to one another may be redacted to the extent necessary to comply with applicable Law. Neither Sellers nor Buyers shall permit any of its officers or any other

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representatives or agents to participate in any meeting with any Governmental Authority with respect to any filings, investigation or other inquiry relating to the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat.
(d)    Neither Sellers nor Buyers shall (i) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated hereby without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed) or (ii) take any other action that would be reasonably likely to prevent or materially delay the receipt of any Regulatory Approvals or Third Party Consents.
5.3    Interim Operation Covenants of Sellers. Except (A) as required by applicable Law or any Governmental Authority, (B) as otherwise contemplated hereunder, or (C) as Buyers may consent to in writing during the period from the date hereof until the Closing Date:
(a)    Each Seller shall conduct its business in the ordinary course consistent with past practices.
(b)    No Seller shall:
(i)    implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by Law or GAAP;
(ii)    terminate, enter into, establish, adopt, or materially amend any Benefit Plan or employment agreement, or materially increase the compensation of any Employee, other than, in any such case, (y) as would not result in liability to such Seller following the Closing, or (z) as required by any Benefit Plan or Employment Agreement in effect as of the date of this Agreement;
(iii)    compromise or settle any Action (x) resulting in an obligation of such Seller to pay more than $10,000 in respect of compromising or settling such Action or (y) in respect of any claim of such Seller to receive any payment of more than $10,000 in respect of settling any Action;
(iv)    acquire (by merger or stock or asset purchase or otherwise) any corporation, partnership, other business organization or any material business or division thereof;
(v)    amend its Organizational Documents;
(vi)    issue any additional equity interests, or any options, warrants, convertible securities or other rights exercisable therefor or convertible thereinto;
(vii)    adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any equity interests, or any options, warrants, convertible securities or other rights exercisable therefor or convertible thereinto;

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(viii)    make any change in its material Tax elections or accounting methods, or enter into any closing agreement, settlement or compromise of any claim or assessment, in each case in respect of material Taxes, consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes or surrender any right to claim a Tax refund;
(ix)    transfer any of its assets, other than sales of inventory or equipment, sub-leases, licenses and other transactions in the ordinary course of business;
(x)    materially revalue its assets, excluding writing-off or discounting of notes, accounts receivable or other assets in the ordinary course of business consistent with past practice;
(xi)    make any investment in, or any loan, advance or capital contribution to, any other Person;
(xii)    incur any single capital expenditure or enter into any Contract or commitment therefor in excess of $10,000, except for capitalized software development in the ordinary course of Business consistent with the past conduct of the Business;
(xiii)    enter into any Contract for the purchase or lease (as lessor or lessee) of real property;
(xiv)    create, incur, assume or agree to create, incur, or assume or guarantee, any indebtedness for borrowed money other than money borrowed or advanced in the ordinary course of business or under existing lines of credit;
(xv)    create or assume any Lien on any asset of such Seller;
(xvi)    materially delay in paying any payables or other liabilities of such Seller when due or deferred expenses, in each case, outside the ordinary course of business;
(xvii)    accelerate, write off or discount any accounts receivable of such Seller other than in the ordinary course of business;
(xviii)    take or refrain from taking any action which would reasonably be expected to result in a Material Adverse Effect; or
(xix)    enter into any Contract with respect to any of the foregoing.
5.4    Public Disclosure; Confidentiality.
(a)    The Parties will, and will cause their respective Affiliates and Representatives to, keep this Agreement, the terms of this Agreement and information regarding the transactions contemplated by this Agreement confidential; provided, that, notwithstanding the foregoing (a) the Parties may generally disclose to commercial counterparties that the Buyers have acquired and assumed the Transferred Assets and the Assumed Liabilities, provided that the Purchase Price will

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not be disclosed, and (b) the Buyers and their Affiliates may issue a press release or other public announcement regarding this Agreement and the transactions contemplated hereby, subject to the advance written consent of the Sellers’ Representative of the form, timing and content of such press release or other public announcement (which shall not be unreasonably withheld, conditioned or delayed by the Sellers’ Representative, other than with respect to disclosure of the Purchase Price, consent to which the Sellers’ Representative can withhold for any reason). Notwithstanding anything to the contrary in the foregoing, the Buyers and Sellers and Sellers’ Representative and their Affiliates may make such disclosures as required or advisable (by its in-house or external legal counsel) to comply with Law (including the Securities and Exchange Commission or the rules of any stock exchange or national market system), which may include, for the avoidance of doubt, the unredacted disclosure and/or filing of this Agreement, disclosure of the Purchase Price and other financial information regarding the Business with the Securities and Exchange Commission.
(b)    The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If the Agreement is terminated prior to the Closing, then the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.
(c)    Each Seller covenants and agrees with Buyers that, from and at all times after the Closing, all confidential and/or proprietary information relating to the Transferred Assets, the Assumed Liabilities and the Business, including any trade secrets, will be held in strict confidence by such Seller and will not be disclosed or used by such Seller or any Affiliate thereof, except to the extent such information: (i) is disclosed by such Seller, in each case with Buyers’ prior written consent, (ii) is disclosed to any Affiliate of such Seller, but only to the extent such Affiliate has been made aware of the confidentiality obligations of such Seller and such Affiliate has agreed to abide by and be bound by the confidentiality obligations hereof (provided, that Sellers shall be responsible for any breach thereof by such Affiliate), or (iii) is required to be disclosed by an applicable Law; provided, that with respect to such compelled disclosure (A) if permitted by applicable Law, the Sellers’ Representative promptly provides written notice to Buyers so that Buyers have the opportunity to respond thereto and resist such disclosure or obtain a protective order, confidential treatment or other similar protection and (B) Sellers shall cooperate reasonably with Buyers’ efforts (at Buyers’ expense) to resist such disclosure and obtain a protective order, confidential treatment or other similar protection. If Buyers elect not to seek, or are unsuccessful in obtaining, any such protective order, confidential treatment or other similar protection in connection with any requirement that any Seller disclose such information, then such Seller may disclose such information to the extent legally required; provided, that such Seller shall use commercially reasonable efforts to ensure that such information is treated confidentially by each Person to whom it is disclosed.
(d)    Each Buyer covenants and agrees with Sellers that, from and at all times after the Closing, all confidential and/or proprietary information relating to the Parent, including any trade secrets but excluding any confidential information that are included in the Transferred Assets, will be held in strict confidence by such Buyer and will not be disclosed or used by such Buyer or any Affiliate thereof, except to the extent such information: (i) is disclosed by such Buyer, in each case with Sellers’ prior written consent, (ii) is disclosed to any Affiliate of such Buyer, but only to

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the extent such Affiliate has been made aware of the confidentiality obligations of such Buyer and such Affiliate has agreed to abide by and be bound by the confidentiality obligations hereof (provided, that Buyer shall be responsible for any breach thereof by such Affiliate), or (iii) is required to be disclosed by an applicable Law; provided, that with respect to such compelled disclosure (A) if permitted by applicable Law, the Buyers promptly provides written notice to Sellers so that Sellers have the opportunity to respond thereto and resist such disclosure or obtain a protective order, confidential treatment or other similar protection and (B) Buyers shall cooperate reasonably with Sellers’ efforts (at Sellers’ expense) to resist such disclosure and obtain a protective order, confidential treatment or other similar protection. If Sellers elect not to seek, or are unsuccessful in obtaining, any such protective order, confidential treatment or other similar protection in connection with any requirement that any Buyer disclose such information, then such Buyer may disclose such information to the extent legally required; provided, that such Buyer shall use commercially reasonable efforts to ensure that such information is treated confidentially by each Person to whom it is disclosed.
5.5    Restrictive Covenants. Parent and each Seller agrees as follows:
(a)    During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the “Non-Competition Period”), Parent and Sellers shall not, and shall cause each of their Affiliates not to, directly or indirectly, (i) acquire, own, manage, operate, join, control, participate in the ownership, management, operation or control of or engage in, consult with or perform services for, lend money or capital to, invest capital in, or be connected in any manner with, including as a partner or through stock ownership in, any business or Person that engages anywhere in the world (the “Restricted Territory”) in a business activity that is substantially the same as, or involves, the Business or (ii) or render services to any Person in the Business; provided, however, that Parent, Sellers and their controlled Affiliates shall not be prohibited from owning up to five percent (5%) of the outstanding stock of a corporation that is publicly traded on a national securities exchange or in the over-the-counter market so long as such Parent, Seller or Affiliate, as applicable, has no active participation in connection with the Business of such corporation. For the avoidance of doubt, none of the following activities are, in and of themselves, competitive with the Business: (A) buying media from or serving ads on non-social media platforms (e.g., launchers, search engines, general websites, push notifications, non-social media apps, email) or messaging services such as Facebook Messenger; (B) managed services media buying for advertisers on YouTube as conducted by the Giant Media business; and/or (C) buying social media traffic for owned and operated properties of the Amply Media and ReachMobi businesses, provided Amply Media and/or ReachMobi will be deemed to engaging in a competitive Business if either buys paid social media campaigns for or at the direction of a third party advertiser who also buy social media traffic from or through the Business.
(b)    During the Non-Competition Period, Parent and Sellers shall not, and shall cause each of their Affiliates not to, directly or indirectly, solicit, offer employment to or hire any individual that is an employee of the Business or Buyers or Buyer Parent or its subsidiaries set forth on Schedule 5.5(b) (the “Subsidiaries”) or otherwise induce or attempt to induce (whether for their own account or for the account of any other Person) any individual that is an employee of the Business or Buyers or Buyer Parent or the Subsidiaries to leave the employ thereof; provided,

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however, that nothing in this Section 5.5(b) shall prohibit any such party from: (i) using general solicitations (including through search firms) not targeted at employees of the Business or Buyers or Buyer Parent or the Subsidiaries, or employing any person who responds to such solicitation; (ii) hiring, employing or discussing employment with any person who contacts such party independently without any solicitations by such party; (iii) soliciting or employing any person who has left the employment of the Business or Buyers or their Affiliates at least twelve (12) months prior to such party soliciting such person; or (iv) continuing to employ or hiring Nomundari Naranbaatar.
(c)    During the Non-Competition Period, Parent and Sellers shall not, and shall cause each of their Affiliates not to, directly or indirectly, (i) induce or attempt to induce any customer of the Business to reduce or cease doing business with the Business or (ii) in any way interfere with the relationship between any such customer and the Business.
(d)    During the Non-Competition Period, Parent and Sellers shall not, and shall cause each of their Affiliates not to, directly induce or attempt to induce any supplier, licensee or other business relation of the Business, Buyers, Buyer Parent or the Subsidiaries to reduce or cease doing business with the Business, Buyers, Buyer Parent or the Subsidiaries or in any way directly interfere with the relationship between any such supplier or licensee or business relation with the Business, Buyers Buyer Parent and/or the Subsidiaries; provided, however, activity consistent with the ordinary course past conduct of the businesses of Parent and its subsidiaries other than Sellers shall not be deemed to breach the requirements of this Section 5.5(d).
(e)    The obligations contained in this Section 5.5 shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. If any of such separate covenants (or any part thereof) is deemed invalid or unenforceable, then Buyers and Sellers agree that such invalid or unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. If any of the provisions of this Section 5.5 are deemed to exceed the time, geographic or scope limitations permitted by applicable Law, then Buyers and Sellers agree that such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable Law.
5.6    Access to Records after Closing. For a period of seven (7) years following the Closing Date, upon reasonable notice and subject to applicable Law relating to the exchange of information, Sellers shall afford Buyers reasonable access during normal business hours to all of their properties, books, contracts, commitments, records and representatives retained after the Closing and not previously provided by any Seller to any Buyer with respect to any reasonable business purposes related to the Business, the Transferred Assets or the Assumed Liabilities. Buyers shall, and shall cause their Representatives to, use commercially reasonable efforts to prevent such access and inspection from interfering with the Business operations of Sellers. Notwithstanding the foregoing, in the event that any Seller wishes to dispose of such properties, books, contracts, commitments and records that are less than seven (7) years old (the “Post-Closing Records”) prior to the end of such seven (7)-year period, then Sellers’ Representative shall provide thirty (30) days’ written notice to Buyers of such intent so that Buyers may, at their expense, collect such assets and, if Buyers do

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not take possession thereof within such thirty (30)-day period, then such Seller may dispose of such assets. Sellers shall not be obligated to provide access or disclose information where such access or disclosure would violate any applicable Law. Buyers access to properties, books, contracts, commitments, records and representatives of Sellers shall be subject to a non-disclosure agreement in a form agreed by Sellers.
5.7    Tax Matters.
(a)    For U.S. federal and applicable state income Tax purposes, the Parties agree to treat the purchase and sale of the Transferred Assets in exchange for the Purchase Price as a taxable transaction governed by Section 1060 of the Code, and to file all Tax Returns in a manner consistent therewith. Buyers and Sellers agree to provide all reasonable assistance to, and to cooperate with, each other to the extent reasonably requested from and after the Closing Date in connection with any and all matters which may arise with respect to Tax documents or any tax issues related to the Transferred Assets, including providing reasonable access to books and records reasonably necessary for preparation of Tax Returns. Any expenses incurred in furnishing such information or assistance shall be borne by the Party requesting it.
(b)    For purposes of Section 1060 of the Code and the Treasury Regulations promulgated pursuant thereto, the Purchase Price, together with the amount of any liability or other amount properly included in the amount realized by any Seller or cost basis to any Buyer with respect to the sale and purchase of the Transferred Assets (the “Tax Purchase Price”), shall be allocated in accordance with the methodology set forth on Exhibit H and will be made in accordance with Section 1060 of the Code and the Treasury Regulations thereunder among the Transferred Assets for all purposes (including all Tax and financial accounting purposes). As soon as reasonably practicable but in all events within one hundred and twenty (120) days following the Closing, Buyers shall prepare a preliminary IRS Form 8594 setting forth the proposed allocation of the Tax Purchase Price, as determined under relevant U.S. federal income tax principles among the Transferred Assets and shall provide a copy of that form to Sellers’ Representative. Upon receiving the Buyers’ proposed Form 8594, Sellers will review the allocation and confirm the allocation is acceptable or provide proposed adjustments to the purchase price allocation by providing the Buyer a revised Form 8594 within thirty (30) days thereafter. Buyers and Sellers will use commercially reasonable efforts to resolve any disputes in a timely manner, and if such matters cannot be resolved within fifteen (15) days after Buyers received the revised Form 8594, then such matter shall be submitted for the resolution to the Accounting Expert in accordance with Sections 2.2(c) and (d), mutatis mutandis. Except as Buyers and the Sellers’ Representative may otherwise agree or as may be required otherwise pursuant to a final determination within the meaning of Section 1313(a) of the Code or a corresponding provision of state, local or foreign Law, the Parties will, and will cause each of their respective Affiliates to, prepare and file all Tax Returns in a manner consistent with the allocations set forth on the IRS Form 8594 as finally determined pursuant to this Section 5.7(b). In the event that the Tax Purchase Price allocation reflected in accordance with this Section 5.7(b) is disputed by any Governmental Authority, the Party receiving notice of the dispute shall promptly notify the other Parties in writing, and the Parties agree to use their respective commercially reasonable efforts to defend the Tax Purchase Price allocation in any audit or similar Tax proceeding.

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(c)    Notwithstanding Section 5.7(b), Canadian Seller and Canadian Buyer agree that the aggregate purchase price for the Canada Transferred Assets as determined under Section 1.6(b) of this Agreement shall be allocated among the Canada Transferred Assets in accordance with Exhibit H. Canadian Seller and Canadian Buyer shall prepare and file their respective Canadian tax returns in accordance with the allocation set forth on Exhibit H.
(d)    Subject to Section 5.7(e), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Transferred Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) shall be apportioned between Sellers and Buyers as of the Closing Date based on the number of days of such taxable period ending on and including the Closing Date (the “Pre-Closing Apportioned Period”) and the number of days of such taxable period beginning from the day after the Closing Date through the end of such taxable period (the “Post-Closing Apportioned Period”). Sellers shall be liable for the proportionate amount of Apportioned Obligations that is attributable to the Pre-Closing Apportioned Period. Buyers shall be liable for the proportionate amount of the Apportioned Obligations that is attributable to the Post-Closing Apportioned Period. Within ninety (90) days after the Closing, Sellers and Buyers shall each present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 5.7 (which shall take into account, any Taxes previously overpaid by a Party) together with such supporting evidence as is reasonably necessary to calculate such amount to be reimbursed. Such amount shall be paid by the Party owing it to the other Party within ten (10) Business Days after delivery of such statement. Thereafter, Buyers shall notify the Sellers’ Representative of its receipt of any bill for real property Taxes, personal property Taxes or similar ad valorem obligations relating to the Transferred Assets, part or all of which are attributable to the Pre-Closing Apportioned Period, and shall promptly deliver such bill to the Sellers’ Representative; provided, that if such bill also relates to the Post-Closing Apportioned Period, then the Sellers’ Representative shall remit to Buyers, prior to the due date of assessment, payment only for the proportionate amount of such bill that is attributable to the Pre-Closing Apportioned Period. If either Sellers or Buyers shall make a payment for which it is entitled to reimbursement under this Section 5.7, then the Party that is liable for such payment pursuant to this Section 5.7 shall make such reimbursement promptly, but in no event later than ten (10) Business Days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled, along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any Tax refunds, credits or overpayments attributable to real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Transferred Assets shall be apportioned between Buyers and Sellers in accordance with the apportionment provided in this Section 5.7.
(e)    Notwithstanding anything in this Agreement to the contrary, Sellers shall be responsible for and pay when due all sales, transfer, bulk sales, stamp, income, capital gains, use or other similar Taxes associated with the Asset Purchase and the transfer of the Transferred Assets (the “Transfer Taxes”) incurred in connection with the Transaction. Sellers shall prepare and file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes at its own expense, and, if required by Law, Buyers shall join in the execution of any such Tax Returns and other documentation. the Sellers’ Representative shall, at Buyers’ request, furnish Buyers with proof of such filing and payment.

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(f)    If requested by Canada Buyer, in its sole discretion, Canada Buyer and Canada Seller shall jointly execute two copies of an election under subsection 22(1) of the Income Tax Act (Canada) in the form prescribed for such purpose and under the equivalent provisions of any applicable provincial taxing statute in respect of the accounts receivable sold by Canada Seller to Canada Buyer pursuant to this Agreement. Such election shall designate the portion of the Purchase Price allocated to such accounts receivable as the consideration paid by Canada Buyer to Canada Seller for the accounts receivable under this Agreement. Canada Buyer shall be responsible for filing the completed forms with its return of income for the year in which the Closing occurs.
(g)    If requested by Canada Buyer, in its sole discretion, Canada Seller and Canada Buyer (i) acknowledge that Canada Seller is transferring assets to Canada Buyer with a value equal to the amount determined in Section 5.7(f) and allocated by Canada Seller and Canada Buyer to assets acquired by Canada Buyer in accordance with the methodology set forth on Exhibit H in consideration for Canada Buyer assuming prepaid obligations of Canada Seller to deliver goods or provide services in the future, and (ii) Canada Seller and Canada Buyer will execute and file, on a timely basis and using any prescribed form, a joint election under subsection 20(24) of the Income Tax Act (Canada) as to such assumption hereunder, and prepare their respective tax returns in a manner consistent with such joint election.
(h)    Canada Buyer and Canada Seller shall jointly elect pursuant to the provisions of section 167 of the Excise Tax Act by completing on or before Closing all prescribed forms and related documents so that for purposes of the Excise Tax Act no tax is payable under the Excise Tax Act in respect of the Canada Transferred Assets. Canada Buyer shall be responsible for filing the prescribed form within the prescribed time and providing Canada Seller with confirmation of such filing.
(i)    Canada Buyer and Canada Seller shall jointly elect pursuant to Section 56.4 of the Income Tax Act (Canada) to allocate zero proceeds to the non-compete agreement.
5.8    Clearance Certificate. Canada Seller shall apply for a clearance certificate issued by the Minister of Finance of Ontario under subsection 6(1) of the Retail Sales Tax (Ontario) and arrange to have the clearance certificate delivered to Canada Buyer on Closing.
5.9    Employees.
(a)    At its discretion, US Buyer may offer employment to any or all US Employees on an “at will” basis (any such US Employee who accepts such Buyer’s offer of employment (if such offer is made) shall be deemed as of the commencement of employment with such Buyer, a “Transferred US Employee”).
(b)    Canada Buyer will make offers of employment to all Canadian Employees (any such Canadian Employee who accepts such Buyer’s offer of employment shall be deemed as of the commencement of employment with such Buyer, a “Transferred Canadian Employee” and each of Transferred US Employee and Transferred Canadian Employee referred to herein as a “Transferred Employee”), in each case, on terms and conditions which shall be in the sole discretion

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of the applicable Buyer, though such terms shall be materially the same as or more favorable to the employee than such employee’s employment terms as of the date of this Agreement.
(c)    No Buyer shall have responsibility of any form or nature with respect to any Employees except the Canada Benefit Liabilities, to the extent a Buyer may expressly agree in writing with an Employee, and the Assumed Liabilities. Except for (i) the Canada Benefits Liabilities, and (ii) Assumed Liabilities, no obligations of a Seller to or with respect to any Employees, including obligations under employment contracts, employee benefit plans, collective bargaining agreements and applicable Laws (including liability for payroll Taxes and other proper deductions and withholdings), are being assumed by any Buyer. Sellers shall be solely responsible for any and all liability arising directly or indirectly under the WARN Act on or before the Closing Date. Sellers acknowledge and agree that no Buyer assumes or agrees to discharge any liability of Sellers under COBRA with respect to any current or former employees of Sellers.
(d)    From and following the date hereof through the Closing, The Buyers will use their commercially reasonable efforts to facilitate the employment of Transferred Employees commencing upon the Closing as contemplated by, and subject to the terms of, this Section 5.9. From and following the date hereof through the Closing, the Sellers will use their commercially reasonable efforts, commencing from the date hereof until the Closing Date, to facilitate the offer of employment by the applicable Buyer of the employees of the Business, and the acceptance by such employees of the Buyers’ offer of employment, which efforts shall include without limitation: (i) coordinating messaging, meetings, forums and town halls, agreed among the Parties, to inform employees regarding the transactions contemplated by this Agreement (to the extent appropriate) and the offers of employment by the Buyers, (ii) providing time during working hours of such employees for such purpose and (iii) generally providing access to facilities, information and the employees for the foregoing purposes.
(e)    Effective on the Closing Date, Sellers shall terminate the employment of all Transferred US Employees. Sellers shall be responsible for the prompt payment of all compensation owed to any Transferred Employee (and any other Employee) and for any other employment obligations of any kind owed thereto, for any period up to and including the last day before the date on which an Employee becomes a Transferred Employee and for any period for an Employee who does not become a Transferred Employee. Sellers shall also be responsible for prompt payment in compliance with all applicable Laws related to the termination of employment of any Transferred Employees, except in respect of Canada Benefits Liabilities.
(f)    In the event any Transferred Employee first becomes eligible to participate under any Buyer employee benefit plan following the Closing, such Buyer shall use its commercially reasonable efforts to (i) waive any preexisting condition, exclusions and waiting periods with respect to participation and coverage requirements applicable to any Transferred Employee under any such Buyer employee benefit plan providing medical, dental or vision benefits to the same extent such limitation would have been waived or satisfied under any similar Benefit Plan the Transferred Employee participated in immediately prior to the Closing and (ii) provide each Transferred Employee with credit for any copayments and deductibles paid prior to the Transferred Employee’s coverage under any such Buyer employee benefit plan during the plan year in which the Closing

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occurs, to the same extent such credit was given under any similar Benefit Plan that Transferred Employee participated in immediately prior to the Closing, in satisfying any applicable deductible or out-of-pocket requirements under the Buyer employee benefit plan for the plan year in which the Closing occurs.
(g)    Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall confer upon any Transferred Employee any right with respect to the continuance of employment by any Buyer, nor shall anything herein interfere with the right of any Buyer to terminate the employment of any of the Transferred Employees at any time, with or without cause, or restrict any Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Transferred Employees. In addition, nothing contained herein, whether express or implied, shall confer upon any Transferred Employee or other third party any right to enforce the provisions of this Section 5.9.
5.10    Personal Information. After Closing, Sellers shall cooperate with Buyers, as required by and in accordance with applicable Laws, to notify the individuals whose Personal Information has been or will be disclosed or otherwise transferred to Buyers in the course of the Transaction contemplated hereunder that such Transaction has taken place and that their Personal Information has been disclosed or otherwise transferred to Buyers.
5.11    Further Assurances Regarding Intellectual Property Rights. After Closing, Parent and Sellers shall at Buyers’ request, cost, and expense (subject to any related indemnity claims for breach of representations or warranties or otherwise) enforce or exercise, for the benefit of the Buyers, their respective rights under any Excluded Contracts that are invention assignment agreements, work for hire arrangements or any other Contracts relating to any Intellectual Property with Contributors and Sellers’ Employees that were in effect at any time prior to the Closing (such agreements, the “Contributor IP Assignment Agreements”), or, at the option of Parent and Sellers, (a) assign the applicable Contributor IP Assignment Agreements or the applicable portions thereof to Buyers for Buyers to enforce or exercise applicable rights thereunder at Buyers’ cost and expense, or (b) assign to Buyers the right to enforce or exercise rights of Sellers under any applicable Contributor IP Assignment. For the avoidance of doubt, Sellers shall cause the assignment of any Intellectual Property acquired pursuant to this Section 5.11 to the appropriate Buyer that was or should have been included in the Transferred Assets had title to such Intellectual Property been vested with Sellers at the time of the Closing.
5.12    Sellers’ Operations After Closing.
(a)    Parent and Sellers shall timely satisfy and pay any Excluded Liabilities in full to the extent that the counterparty to such Excluded Liability makes or threatens to make a claim against Buyers or their Affiliates in respect of such Excluded Liability; provided, that, subject to the covenants set forth in ARTICLE 7 regarding indemnification matters (which shall not be in any way limited by the following), Parent or Sellers shall not be required to pay such Excluded Liability if the Excluded Liability as contemplated by this Section 5.12(a) is subject to a bona fide, good faith dispute as between a Seller, on the one hand, and the applicable counterparty to such Excluded Liability, on the other hand.

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(b)    From and after the Closing: (i) none of Parent, Sellers or any of their Affiliates shall use the name “AdParlor,” “AdParlor Media,” “AdParlor Holdings,” “AdParlor International,” “Trivu,” “Trivu Media,” “Creative Blueprint,” “OneVu,” “Addison,” “Ad Mockup Generator,” or any variant thereof as part of its name or business or in any other respect, and (ii) none of Parent, Sellers or any of their Affiliates may sell, assign, license or transfer such name or any variant thereof or any associated trademarks (it being acknowledged that all of the foregoing are included in the Transferred Assets). At or after the Closing, Sellers shall take all such action as Buyers may reasonably request to transfer the name “AdParlor,” “AdParlor Media,” “AdParlor Holdings,” “AdParlor International” “Trivu,” “Trivu Media,” “Creative Blueprint,” “OneVu,” “Addison,” “Ad Mockup Generator,” or any variant thereof to Buyers. As promptly as practicable, but in no event later than the close of business on the fifteenth (15th) day after the Closing Date, each Seller shall: (A) file with the Secretary of State (or equivalent body or Person) of its Formation State and each jurisdiction where it is qualified to do business a separate certificate of amendment (or equivalent document under applicable Law) to remove the name(s) “AdParlor,” “AdParlor Media,” “AdParlor Holdings,” “AdParlor International” from its name, and (B) to the extent permitted by Law, withdraw all fictitious business names or dbas for “AdParlor,” “AdParlor Media,” “AdParlor Holdings,” “AdParlor International,” “Trivu,” “Trivu Media,” “Creative Blueprint,” “OneVu,” “Addison,” “Ad Mockup Generator,” or any variant thereof.
5.13    Mail and Receivables. Each Seller hereby irrevocably authorizes Buyers after the Closing to receive and open all mail and other communications received by any Buyer and relating to the Business or the Transferred Assets and addressed or directed to such Seller and to act with respect to such communications in such manner as Buyers may elect, except as otherwise set forth in this Agreement, to endorse and cash any checks or instruments payable or endorsed to any Seller or its order which are received by any Buyer and which relate to the Transferred Assets. The Sellers’ Representative shall promptly deliver to Buyers the original of any mail or other communication received by any Seller after the Closing that relates to the Business or the Transferred Assets. In addition, in the event that any payment on assets included in the Transferred Assets is received by any Seller after the Closing Date, such Seller shall hold such amounts received as trustee for, and remit such amounts to, Buyers by wire transfer of immediately available funds as soon as practicable (and in any event within five (5) Business Days following receipt thereof).
5.14    Exclusive Dealing. During the period from the date hereof through the Closing or the earlier termination of this Agreement, none of any Seller or the Sellers’ Representative shall, and shall cause each of their respective Affiliates and Representatives not to, directly or indirectly, solicit, encourage, initiate, participate in, facilitate, enter into or engage in discussions, negotiations, agreements or other arrangements with any Person (other than Buyer, Buyer Parent and its Affiliates and Representatives) concerning any sale of the equity interests of, or sale of all or a significant portion of the assets of (including by merger, consolidation, reorganization, recapitalization or otherwise), any Seller (other than assets sold in the ordinary course of business). Each Seller and the Sellers’ Representative shall, and shall cause each of their respective Affiliates and Representatives to, immediately cease and cause to be terminated any and all contacts, discussions and negotiations with any Person (other than Buyer, Buyer Parent and its Affiliates and Representatives), and promptly (and in any event within 24 hours) notify Buyer of the receipt of any verbal or written submissions, proposals or offers, in each case, regarding the foregoing.

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5.15    Further Assurances. Each of the Parties shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transaction.
ARTICLE 6
CLOSING CONDITIONS

6.1    Conditions to Mutual Obligations. The respective obligations of the parties to consummate the Closing are subject to the requirement that no Governmental Authority of competent jurisdiction shall, at or prior to the Closing, have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) (an “Order”) that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and such Order is in effect.
6.2    Conditions to Obligations of Buyer. The obligations of Buyers to consummate the Closing are also subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:
(a)    Representations and Warranties. (x) The representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Corporate Authorization), Section 3.3 (Binding Effect), Section 3.5 (Non-Contravention), Section 3.22 (Brokers’ Fees) and Section 3.24 (Capitalization; Subsidiaries) (collectively the “Closing Fundamental Representations”) shall be true and correct in all respects as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), other than de-minimis inaccuracies that are de-minimis both individually and in the aggregate, and (y) all of the other representations and warranties contained in ARTICLE 3 shall be true and correct in all respects as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.
(b)    Performance of Obligations. Sellers shall have performed or caused to be performed in all material respects all obligations that are required to be performed by them at or prior to the Closing Date.
(c)    Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred.
(d)    Employees. (x) Each of employees set forth on Schedule 6.2(d) shall have accepted employment with the applicable Buyer and shall have not revoked such acceptance and (y) ninety percent (90%) of the other employees of the Sellers (excluding those set forth on Schedule 6.2(d)) shall have accepted employment with the applicable Buyer and shall have not revoked such acceptance.

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(e)    Consents and Approvals. All Third Party Consents and Regulatory Approvals shall have been obtained in form and substance reasonably satisfactory to the Buyers, and shall have not been revoked or withdrawn and shall be in full force and effect.
(f)    Subordination Agreement. In respect of the Note and the Guaranty, a duly authorized Person of AdParlor Holdings shall have executed and delivered, on behalf of AdParlor Holdings, a subordination agreement of content, tenor and character as described in Section 6 of the Note;
(g)    Officer’s Certificate. Buyers shall have received from each Seller a certificate of an authorized officer of such Seller, in form and substance reasonably satisfactory to Buyer, certifying that the conditions set forth in Section 6.2(a)-(c) have been satisfied.
(h)    Other Deliverables.    Buyers shall have received from Sellers each of the items set forth in Section 1.7.
6.3    Conditions to Obligations of Sellers. The obligations of Sellers to consummate the Closing are also subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of Buyer set forth in ARTICLE 4 (i) that are qualified as to materiality shall be true and correct in all respects, and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and on and as of the Closing Date, as though made on such date, except in each case for those representations and warranties which refer to facts existing at a specific date (which shall be true and correct only as of such date).
(b)    Performance of Obligations. Buyers shall have performed in all material respects all obligations that are required to be performed by them under this Agreement at or prior to the Closing Date.
(c)    Officer’s Certificate. The Sellers’ Representative shall have received from Buyers a certificate of an authorized officer of each Buyer, in form and substance reasonably satisfactory to the Sellers’ Representative, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.
(d)    Other Deliverables.    Buyer shall have made each of the deliveries and payments, as applicable, of the items set forth in Section 1.8.
ARTICLE 7
SURVIVAL; INDEMNIFICATION

7.1    Survival.
(a)    The representations and warranties contained herein or in any certificate delivered by a Party at the Closing pursuant hereto and any covenant to be performed prior to the

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Closing shall survive the Closing and will continue in full force and effect for a period of fifteen (15) months from the Closing Date; provided, however, that (i) any covenant to be performed after the Closing shall survive until the earlier of the performance of such covenants or the expiration of the applicable statute of limitations (although claims may be brought following the period for performance of such covenant until expiration of the applicable statute of limitations, if later than the period of performance), (ii) the representations and warranties contained in Section 3.1 (Organization and Qualification), Section 3.2 (Corporate Authorization), Section 3.3 (Binding Effect), Section 3.5 (Non-Contravention), Section 3.9(a) (Title to and Sufficiency of Assets), Section 3.15 (Taxes), Section 3.22 (Brokers’ Fees), Section 3.24 (Capitalization; Subsidiaries), Section 4.1 (Organization and Qualification), Section 4.2 (Corporate Authorization), Section 4.3 (Binding Effect), Section 4.4 (Non-Contravention), and Section 4.7 (Brokers’ Fees) (collectively, the “Fundamental Representations”) shall survive until the earlier of the sixth (6th) anniversary of the Closing Date or the expiration of the applicable statute of limitations, and (iii) claims based on purchase price adjustments, Taxes relating to any period (or portion thereof) prior to the Closing and fraud or willful misrepresentation shall survive until the date that is sixty (60) days after the expiration of the applicable statute of limitations.
(b)    No Indemnified Person shall be entitled to make any claim in respect of any representation, warranty or covenant after the expiration of its applicable survival date, except that any bona fide claim initiated by an Indemnified Person prior to the expiration of the applicable survival date in accordance with the provisions hereof shall survive until it is settled or resolved pursuant to this Agreement to the extent that an Indemnified Person provides written notice of such breach or inaccuracy to the Party to provide indemnity prior to the applicable survival date.
(c)    The Parties specifically and unambiguously intend that the survival periods that are set forth in this ARTICLE 7 for the representations and warranties contained herein shall replace any statute of limitations for such representations or warranties that would otherwise be applicable.
7.2    Indemnification by Seller Parties. Subject to the terms of this ARTICLE 7, from and after the Closing, Sellers and Parent (the “Seller Parties”), jointly and severally, shall indemnify Buyers and their Affiliates and their respective officers, directors, shareholders, members, employees, successors and permitted assigns (collectively, the “Buyer Indemnified Persons”) and hold them harmless from and against any and all Losses incurred or suffered by a Buyer Indemnified Person resulting from, arising out of or related to:
(a)    any breach or inaccuracy of any representation or warranty made by Sellers in this Agreement or in any Transaction Document (other than a Fundamental Representation);
(b)    any breach or inaccuracy of any Fundamental Representation made by Sellers in this Agreement;
(c)    any breach of any covenant or agreement of any Seller contained in this Agreement or in any Transaction Document;

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(d)    any Taxes imposed on or incurred by any Buyer as a result of the nonpayment of any Taxes of any Seller or for which any Seller is liable or responsible pursuant to the terms of this Agreement, including any Transfer Taxes; and
(e)    the Excluded Assets and the Excluded Liabilities and any legal proceeding with respect to Excluded Assets and the Excluded Liabilities.
7.3    Indemnification by Buyers. Subject to the terms of this ARTICLE 7, from and after the Closing, Buyers, jointly and severally, shall indemnify each Seller and their Affiliates and their respective officers, directors, shareholders, members, employees, successors and permitted assigns (collectively, the “Seller Indemnified Persons”) and hold them harmless from and against any and all Losses incurred or suffered by a Seller Indemnified Person resulting from, arising out of or related to:
(a)    any breach or inaccuracy of any representation or warranty made by Buyers in this Agreement or in any Transaction Document (other than a Fundamental Representation);
(b)    any breach or inaccuracy of any Fundamental Representation made by Buyers in this Agreement;
(c)    any breach of any covenant or agreement of Buyer contained in this Agreement or in any Transaction Document;
(d)    any Taxes imposed on or incurred by any Seller as a result of the nonpayment of any Taxes of any Buyer or for which any Buyer is liable or responsible pursuant to the terms of this Agreement; and
(e)    the Assumed Liabilities and any legal proceeding with respect thereto.
7.4    Limitations on Indemnification.
(a)    Other than claims for fraud and claims for Taxes, Buyer Indemnified Persons shall be entitled to indemnification pursuant to Section 7.2(a) only if the aggregate amount of all Losses suffered by Buyer Indemnified Persons (whether pursuant to Section 7.2(a) or otherwise) exceeds $50,000 (the “Basket”), and upon exceeding such Basket the Buyer Indemnified Persons shall be entitled to all such Losses.
(b)    Other than claims for fraud, Buyer Indemnified Persons shall be entitled to indemnification pursuant to Section 7.2(a) up to an aggregate maximum amount for all indemnifications obligations pursuant to Section 7.2(a) (excluding amounts in respect of claims pursuant to Section 7.2(a) involving fraud) of $1,500,000 (the “Cap”).
(c)    Buyers shall have no liability pursuant to Section 7.3(a) with respect to Losses in excess of the Cap; provided, that this Section 7.4(c) shall not apply to any breach of any representation and warranty based on fraud.

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(d)    Other than with respect to fraud, Seller Parties shall have no liability pursuant to Section 7.2(b) in an aggregate amount greater than the Purchase Price.
(e)    Other than with respect to fraud, Buyers shall have no liability pursuant to Section 7.3 in excess of the Purchase Price.
(f)    Seller Parties shall have no liability pursuant to Section 7.2 with respect to a Loss to the extent that a specific accrual or reserve for the amount of such Loss was reflected on the Closing Statement or that is otherwise specifically taken into account in the calculation of any adjustment to the Purchase Price pursuant to ARTICLE 2.
(g)    In any claim for indemnification under this Agreement, no Person shall be required to indemnify any other Person for punitive damages or special damages, unless such punitive damages or special damages are actually awarded to a third party.
7.5    Materiality Qualifiers. For purposes of this ARTICLE 7, any qualifications as to materiality and Material Adverse Effect contained in the representations or warranties in this Agreement shall be disregarded and have no effect for purposes of calculating the amount of any Losses thereunder.
7.6    Third-Party Claim Indemnification Procedures.
(a)    In the event that any written claim or demand for which a Party (in such capacity, an “Indemnifying Person”) may have liability to any Indemnified Person hereunder, other than those relating to Taxes (which are the subject of Section 5.7), is asserted against or sought to be collected from any Indemnified Person by a third party (a “Third-Party Claim”), such Indemnified Person shall promptly following such Indemnified Person’s receipt of a Third-Party Claim, notify the Indemnifying Person of such Third-Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable and a reasonably detailed explanation of the events giving rise to such Third-Party Claim (a “Claim Notice”); provided, however, that the failure to timely give a Claim Notice shall not relieve the Indemnifying Person of its obligations hereunder, except to the extent that the Indemnifying Person shall have been actually and materially prejudiced by such failure.
(b)    The Indemnifying Person will have the right at its expense to defend the Indemnified Person against the Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person; provided, that within thirty (30) days after the Indemnified Person has given notice of the Third-Party Claim the Indemnifying Person (i) acknowledges in writing to the Indemnified Person its unqualified obligation to indemnify the Indemnified Person as provided hereunder and (ii) provides the Indemnified Person with evidence reasonably acceptable to the Indemnified Person that the Indemnifying Person will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder. Notwithstanding the foregoing, the Indemnifying Person shall not have the right to assume the conduct and control of such defense if the Third-Party Claim which the Indemnifying Person seeks to assume control (A) seeks monetary relief in excess of the Indemnifying Person’s obligations hereunder or any non-monetary relief (including an injunction or other equitable relief), (B) involves criminal allegations,

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(C) involves a claim that, in the good faith judgment of the Indemnified Person, (1) the Indemnifying Person failed or is failing to reasonably prosecute or defend, or (2) the settlement of, or an adverse judgment with respect to, is likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of the Indemnified Person or have a material adverse effect on the Indemnified Person, (D) involves a supplier, customer, distributor, licensor, licensee, lessor or insurer of the Buyer or any Affiliate thereof or a Governmental Authority, or (E) involves a class action lawsuit. Once the Indemnifying Person has made such election, the Indemnified Person shall have the right to participate in (but not control) any such defense and to employ separate counsel of its choosing; provided, however, that such separate counsel at the Indemnified Person’s own expense (unless based on the advice of counsel to the applicable Indemnified Person, a material legal conflict exists between the applicable Indemnified Person and the Indemnifying Person that would make such separate representation necessary, in which case the Indemnifying Person will bear such expense, subject to the limitations set forth herein). If the Indemnifying Person does not (or is not permitted to) elect to conduct or control the defense of any Third-Party Claim which relates to any Losses indemnifiable hereunder, then the applicable Indemnified Person may conduct and control the defense of such Third-Party Claim.
(c)    If the Indemnifying Person assumes the defense of a Third-Party Claim, then the Indemnifying Person shall not, without the prior written consent of the Indemnified Person, settle, compromise or offer to settle or compromise any Third-Party Claim; provided, that, if the Indemnifying Person assumes the defense of a Third-Party Claim and is in good faith contesting such Third-Party Claim, then the Indemnified Person’s consent is not required for any settlement, compromise or discharge of a Third-Party Claim that the Indemnifying Person may reasonably recommend and that by its terms (i) obligates the Indemnifying Person to pay the full amount of Losses in connection with such Third-Party Claim, (ii) does not require any payment or other action by any Indemnified Person or the admission of any wrongdoing or misconduct by any Indemnified Person, and (iii) fully and irrevocably releases all Indemnified Persons in connection with such Third-Party Claim and does not impose any injunctive or other equitable relief against any Indemnified Person or its Affiliate.
(d)    The Indemnified Person and the Indemnifying Person shall reasonably cooperate in order to ensure the proper and adequate defense of a Third-Party Claim, including by providing reasonable access to each other’s relevant books and records, and appropriate personnel. Such cooperation shall include the retention and (upon the Indemnifying Person’s request and sole expense) the provision to the Indemnifying Person of books and records and information that are reasonably relevant to such Third-Party Claim, and appropriate personnel available on a mutually convenient basis during normal business hours to provide additional information and explanation of any material provided hereunder. The Indemnified Person and the Indemnifying Person shall use commercially reasonable efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges (which may include redacting or withholding information as reasonably appropriate).

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7.7    Direct Claim Indemnification Procedures. Each Indemnified Person shall assert any claim on account of any Losses which do not result from a Third-Party Claim (a “Direct Claim”) by giving the Indemnifying Person written notice thereof reasonably promptly. Such notice by the Indemnified Person shall describe the Direct Claim in reasonable detail, include copies of all available material written evidence thereof and indicate the estimated amount, if reasonably practicable, of Losses that have been or may be sustained by the Indemnified Person; provided, however, that the failure to timely give such notice shall not affect the rights of an Indemnified Person hereunder except to the extent the Indemnifying Person shall have been actually and materially prejudiced by such failure.
7.8    Right of Setoff From Note.
(a)    For any Loss for which Seller Parties are obligated in accordance with a settlement agreement between Buyer Indemnified Persons and Seller Parties or a final, non-appealable order issued by a court or arbitrator to indemnify Buyer Indemnified Persons under Section 7.2 of this Agreement, the Buyer Indemnified Persons may, in their discretion, offset or deduct such Loss against any amounts (including interest and principal) outstanding on the Note.
(b)    The Buyer Indemnified Persons may withhold payment, without breaching or defaulting on the Note, in the amount of a reasonable estimate of Losses that have or may arise pursuant to any indemnity claim pending at the time payment is to be made on the Note; provided, that Buyer Indemnified Persons shall provide written notice to Sellers’ Representative of Buyers’ intention to withhold such amount from the Note prior to doing so, which notice shall make reference to the indemnity claim(s) for which the withholding is to be made and include Buyer’s withholding in respect of each such indemnity claim. Within fifteen (15) calendar days of receipt of such notice, Sellers’ Representative may request that the withheld payment be deposited into an escrow account at a mutually agreeable escrow agent pursuant to a mutually agreeable escrow agreement, in which case the Sellers’ Representative and the Buyers will cooperate in good faith to promptly establish such escrow account, negotiate the escrow agreement and deposit such proceeds into the escrow account, to be disbursed upon final resolution of the applicable indemnity claims. In such case, the costs of the escrow account shall be borne fifty percent by the Sellers’ Representative and fifty percent by the Buyers. Further, within fifteen (15) calendar days of receipt of the notice referred to in this Section 7.8(b), Sellers’ Representative may dispute the amount of the withheld amount in respect of the pending indemnity claims by delivering such notice of such dispute to the Buyers, in which case, if the Sellers’ Representative and Buyers are unable to agree on such amount within fifteen (15) calendar days after delivery of the notice, the Sellers’ Representative and the Buyers will cooperate in good faith to agree upon and engage an arbitrator to determine, in a short form proceeding, the reasonable maximum Losses attributable to the applicable indemnification claims, which such determination shall determine the amount of withholding on payment on the Note that is permitted pursuant to this Section 7.8(b) (and if such amount is less than the amount initially withheld by the Buyers, such difference shall become immediately due and payable under the Note). For the avoidance of doubt, the arbitrator will not determine the merits of the indemnity claim(s), and will only determine the reasonable maximum Losses that may be available to the Buyer Indemnified Persons in respect of the indemnity claims, which amount shall be the amount of permitted withholding. The costs associated with the arbitration (including the fees of the arbitrator,

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but excluding the fees of the counsel representing each party) shall be borne fifty percent by the Sellers’ Representative and fifty percent by the Buyers.
(c)    Reference is made to the Amended and Restated License Agreement dated September 24, 2018, by and between AdParlor International, Inc. and ADA Digital Singapore Pte. Ltd. (formerly known as Adknowledge Asia Pacific Pte. Ltd.), as amended (the “APAC Agreement”). In the event that the Software License Fee (as defined in the APAC Agreement) of at least $35,000 per calendar month is not paid in full to the applicable Buyer through and including April 30, 2020 for any reason, and such amount is uncollectable after commercially reasonable efforts expended by the Buyers to collect such amount or is otherwise not collectible even if commercially reasonable efforts were expended (the difference, for each calendar month, of $35,000 minus the amount collected in respect of such month, the “APAC Shortfall”), Buyers may offset the amount of the APAC Shortfall (up to $35,000 per month in respect of the months through and including April 30, 2020) against any amounts (including interest and principal) outstanding on the Note. Notwithstanding the foregoing, no offset may be made if the APAC Shortfall is a result of (i) termination of the APAC Agreement for Cause (as defined below) by ADA Digital Singapore Pte. Ltd. or any successor thereto, or (ii) termination of the APAC Agreement by US Buyer without Good Reason (as defined below). Prior to making such offset, Buyer shall provide notice of the same to the Sellers’ Representative and, if Sellers’ Representative disagrees with such offset, Sellers’ Representative may provide notice within fifteen (15) calendar days after receipt of notice from the Buyers that it so disagrees, in which case such offset shall be treated as withholding against the Note as contemplated by Section 7.8(b), applied mutatis mutandis (such that Sellers’ Representative may, as set forth in Section 7.8(b), request such amounts be deposited in escrow and request an arbitration proceeding to determine the amount of associated Losses), until such matter is fully resolved. For purposes of this Section 7.8(b), “Cause” shall mean a material breach of the APAC Agreement by the Buyers that results in the termination of the APAC Agreement, the basis of which occurs following the Closing and the basis of which does not otherwise constitute a breach by Sellers of any of the representations and warranties set forth in ARTICLE 3. For purposes of this Section 7.8(b), “Good Reason” shall mean a material breach by ADA Digital Singapore Pte. or its successors and/or assigns of their obligations pursuant to the APAC Agreement.
7.9    Characterization of Indemnification Payments. All payments made (or deemed to be made, in accordance with this Agreement) by any Indemnifying Person to an Indemnified Person with respect to any claim pursuant to Section 7.2 or Section 7.3 shall be treated, to the fullest extent possible under applicable Law, as adjustments to the Purchase Price for Tax purposes.
7.10    Effect of Investigation. Buyers’ and any Buyers’ officer’s, director’s, agent’s, employee’s, Affiliate’s, successor’s or assign’s right to indemnification, reimbursement or other remedy hereunder based upon Sellers’ representations, warranties, covenants and obligations shall not be affected by any investigation by or on behalf of Buyers (including any environmental investigation or assessment by or on behalf of Buyers) conducted with respect to, or any knowledge acquired (or capable of being acquired) by Buyers at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. Each Seller hereby acknowledges that, regardless of any investigation made (or not made) by or on behalf of Buyers, and regardless of the results of any

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such investigation, Buyers have entered into this Agreement in express reliance upon the representations, warranties and covenants of Sellers made herein.
7.11    Exclusive Remedy. Notwithstanding anything to the contrary herein (but except as provided in ARTICLE 2 or for the right of any Party to seek injunctive relief or in the case of a claim for fraud), from and after the Closing the rights and remedies of any Buyer, any Seller, and any Buyer Indemnified Person and any Seller Indemnified Person (each Buyer Indemnified Person and Seller Indemnified Person is referred to herein as an “Indemnified Person”), under this ARTICLE 7 are exclusive and in lieu of any and all other rights and remedies which any Buyer, any Seller, or any Indemnified Person, may have under this Agreement.
ARTICLE 8
TERMINATION

8.1    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by written agreement of Buyer and the Seller Representative;
(b)    by Buyer or the Seller Representative, by giving written notice of such termination to the other party, on or after August 2, 2019 (the “Outside Date”) if the Closing shall not have occurred, prior to the Outside Date; provided, however, that neither Buyer nor the Seller Representative may terminate this Agreement pursuant to this Section 8.1(b) at any time during which such party (and in the case of the Seller Representative, any Seller) is in material breach of its covenants in this Agreement;
(c)    by Buyer or the Seller Representative if a Governmental Authority of competent jurisdiction shall have enacted a final nonappealable Order that prohibits or makes illegal the consummation of the transactions contemplated by this Agreement; provided, however, that that neither Buyer nor the Seller Representative may terminate this Agreement pursuant to this Section 8.1(c) if such party’s (and in the case of the Seller Representative, any Seller’s) breach of any provision of this Agreement has caused or resulted in such Order being enacted or becoming applicable to the transactions contemplated by this Agreement;
(d)    by Buyer, if there has been a violation or breach by any Seller of any representation or warranty (or any such representation or warranty shall have become untrue after the date of this Agreement) or of any covenant or agreement contained in this Agreement which, in either case, would prevent the satisfaction of or result in the failure of any condition to the obligations of Buyer at the Closing and such violation or breach has not been waived by Buyer or, in the case of a breach of any covenant or agreement under this Agreement that is curable, has not been cured prior to the earlier to occur of: (i) fifteen (15) days after receipt by the Seller Representative of written notice of such breach from Buyer and (ii) the Outside Date; provided, however, that Buyer may not terminate this Agreement pursuant to this Section 8.1(d) at any time during which Buyer is in material breach of this Agreement; or
(e)    by the Seller Representative, if there has been a violation or breach by Buyer of any representation or warranty (or any such representation or warranty shall have become untrue

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after the date of this Agreement) or covenant or agreement contained in this Agreement which would, in either case, prevent the satisfaction of or result in the failure of any condition to the obligations of Sellers at the Closing and such violation or breach has not been waived by the Seller Representative or, with respect to a breach of any covenant or agreement under this Agreement that is curable, has not been cured by Buyer prior to the earlier to occur of: (i) fifteen (15) days after receipt by Buyer of written notice of such breach from the Seller Representative or (ii) the Outside Date; provided, however, that the Seller Representative may not terminate this Agreement pursuant to this Section 8.1(e) at any time during which any Seller is in material breach of this Agreement.
8.2    Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1, this Agreement shall thereafter become void and have no effect, and no party shall have any liability to the other party or their respective Affiliates, Representatives, heirs, successors and permitted assigns, except for the obligations of the parties contained in Section 5.4 (Public Disclosure; Confidentiality), this Section 8.2 and ARTICLE 9 (Miscellaneous) (and any related definitional provisions set forth herein), and except that nothing in this Section 8.2 shall relieve either party from liability for fraud or any willful breach of this Agreement that arose prior to such termination.
ARTICLE 9
GENERAL PROVISIONS

9.1    Notices. All notices, consents, waivers, agreements or other communications hereunder shall be deemed effective or to have been duly given and made (and shall be deemed to have been duly given or made upon receipt) only if in writing and if (a) served by personal delivery upon the Party for whom it is intended, (b) delivered by overnight air courier or (c) sent by facsimile transmission or email, with confirmation of transmission, in each case, to such Party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Party:
If to Buyers:
c/o Fluent, Inc.
300 Vesey Street, 9th Floor
New York, New York 10282
Attention: Daniel Barsky, Esq., General Counsel
Email: dbarsky@fluentco.com
and a copy (which shall not constitute notice) to:
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: Zachary M. Turke, Esq. and Adam Shipley, Esq.
Email: zturke@sheppardmullin.com and ashipley@sheppardmullin.com
If to the Sellers or to the Parent:

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v2 Ventures
300 E. 39th Street, Ste. 4E
Kansas City, MO 64111
Attention: Marco Ilardi, President and Mark Earles, General Counsel
Email: milardi@v2.ventures and mearles@v2.ventures
with a copy (which will not constitute notice) to:
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071-3197
Attention: J. Keith Biancamano
Email: kbiancamano@gibsondunn.com
9.2    Entire Agreement. This Agreement (including all Schedules and Exhibits hereto), and the Transaction Documents contain the entire agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, oral or written, with respect to such matters.
9.3    Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyers and the Sellers’ Representative, or in the case of a waiver, by the Party against whom such waiver is intended to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
9.4    No Assignment or Benefit to Third Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Notwithstanding the foregoing, no Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Buyers and the Sellers’ Representative and any purported assignment in violation of the foregoing shall be null and void ab initio. Notwithstanding the foregoing, any Buyer may at any time on or after the Closing, (a) assign such Buyer’s rights and obligations under this Agreement to any Affiliate of Buyers, (b) assign such Buyer’s rights and obligations under this Agreement in connection with any merger, consolidation or recapitalization of Buyers, or any sale of a substantial portion of the assets of Buyers (whether by merger, asset sale, stock sale, exchange or otherwise), or (c) collaterally assign any of such Buyer’s rights under this Agreement to lenders; provided, however, that no such assignment shall relieve Buyers from their respective obligations and/or liabilities hereunder. Except as expressly set forth herein in this ARTICLE 9, nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyers, Sellers, and their respective successors, legal representatives and permitted assigns, any rights, benefits or remedies under or by reason of this Agreement.

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9.5    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transaction shall be borne by the Party incurring such costs and expenses.
9.6    Disclosure Schedule. The “Disclosure Schedule” means that certain document identified as the Disclosure Schedule, dated as of the date hereof, delivered by Sellers to Buyers in connection with this Agreement. Each Section in the Disclosure Schedule shall be deemed to qualify the corresponding Section of this Agreement and any other Section of this Agreement to which the application of such disclosure is readily apparent on its face.
9.7    Governing Law; Arbitration; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    The internal laws of the State of New York, irrespective of its conflict of laws principles, will govern the validity of this Agreement.
(b)    Subject to the requirements of Section 9.7(c), each of the Parties: (i) submits to the jurisdiction of any state or federal court sitting or having jurisdiction in Borough of Manhattan, New York, New York in any Action arising out of or relating to this Agreement, (ii) agrees that all claims in respect of the Action shall be heard and determined in any such court, and (iii) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for giving of notices in ARTICLE 8. Nothing in this Section 9.7, however, will affect the right of any Party to serve legal process in any other manner permitted by Law.
(c)    Any Action arising out of or relating to this Agreement (but except as provided in ARTICLE 2 or for the right of any Party to seek injunctive relief) shall be resolved by binding arbitration held in New York, New York under the Comprehensive Arbitration Rules & Procedures of Judicial Arbitration & Mediation Services/EnDispute (or its successor) (referred to herein as “J.A.M.S.”), except to the extent that such rules are inconsistent with this Section 9.7(c), in which case this Section 9.7(c) will govern. Except as may be otherwise expressly provided herein, for any matter submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed exclusively by the internal laws of the State of New York applicable to contracts executed, entered into and performed within the State of New York, without regard to the principles of choice of law or conflicts of law of any jurisdiction. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.
(d)    All arbitration proceedings will be closed to the public and confidential, and all records relating thereto will be permanently sealed, except as necessary to obtain court confirmation of the judgment of the arbitrator, and except as necessary to give effect to res judicata and collateral estoppel, in which case, all filings with any court shall be sealed to the extent permissible by the court. Nothing in this Section 9.7 is intended to, or shall, preclude a Party to the arbitration from communicating with, or making disclosures to such Party’s lawyers, tax advisors,

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auditors and insurers, as necessary and appropriate or from making such other disclosures as may be required by any applicable Law.
(e)    To the maximum extent permitted by Law, the decision of the arbitrator shall be final and binding and not be subject to appeal. If a Party against whom the arbitrator renders an award fails to abide by such award, then the other Party may seek to enforce such award in any court of competent jurisdiction.
(f)    EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
9.8    Interpretation.
(a)    The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.
(b)    Unless the express context otherwise requires: (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural; (iii) references herein to a specific Article, Section, Subsection or Schedule shall refer, respectively, to Articles, Sections, Subsections or Schedules of this Agreement; (iv) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;” (v) the word “or” shall be inclusive and not exclusive (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in conjunction with “either” or the like; (vi) each reference to any Contract shall be to such Contract as amended, supplemented, waived or otherwise modified from time to time; and (vii) each reference to a Law, statute, regulation or other government rule is to it as amended from time to time and, as applicable, is to corresponding provisions of successor Laws, statutes, regulations or other government rules.
(c)    Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.
(d)    With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement.

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(e)    The terms “made available” and “provided to” when used in reference to Sellers having made or making items or information available to, or to having provided information to, Buyers or any of their Representatives, means that such items or information were made available by Sellers or their Representatives including via the posting of such items or information to the electronic data site maintained by Parent under the data rooms entitled “Project Dorothy Data Room” (the “Dataroom”) at least two (2) days prior to the Closing.
9.9    Counterparts. This Agreement and each document to be executed and delivered pursuant to this Agreement may be executed and delivered in counterpart signature pages executed and delivered via email with scan attachment or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be as effective as delivery of a manually executed counterpart of this Agreement; except as otherwise prohibited by Law in the case of documents to be filed with Governmental Authorities.
9.10    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, then: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
9.11    Time of Essence. Time is of the essence for each and every provision of this Agreement.
9.12    Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law on such Party, and the exercise of any one remedy will not preclude the exercise of any other. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction (without the requirement of posting a bond).
9.13    Parent as Seller Representative.
(a)    For purposes of this Agreement, Sellers hereby designate Parent to serve as the sole and exclusive seller representative with respect to those provisions of this Agreement that contemplate action by the Parent in the role of seller representative.
(b)    Parent is hereby constituted and appointed as agent and attorney-in-fact for and on behalf of each Seller. This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Seller, by operation of Law,

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or any Seller’s dissolution or liquidation. Parent shall promptly deliver to each Seller any notice received by Parent concerning this Agreement. Without limiting the generality of the foregoing, Parent has full power and authority, on behalf of each Seller and its successors and assigns, to: (i) interpret the terms and provisions of this Agreement and the documents to be executed and delivered by Sellers in connection herewith, (ii) execute and deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement, (iii) receive service of process in connection with any claims under this Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, assume the defense of claims, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Parent for the accomplishment of the foregoing, (v) give and receive notices and communications and (vi) take all actions necessary or appropriate in the judgment of Parent on behalf of Sellers in connection with this Agreement.
(c)    Buyer shall be entitled to rely upon any actions taken by Parent as the duly authorized action of Parent on behalf of each Seller with respect to any matters set forth in this Agreement.
[SIGNATURES FOLLOW ON THE NEXT PAGE]

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IN WITNESS WHEREOF, the Parties have executed and delivered or caused the execution and delivery, of this Agreement as of the day and year first above written.

“US Buyer” ADPARLOR ACQUISITION, LLC By: /s/ Ryan Schulke Name: Ryan Schulke Title: Chief Executive Officer

“Canada Buyer” FLUENT MEDIA CANADA, INC. By: /s/ Ryan Schulke Name: Ryan Schulke Title: Chief Executive Officer

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IN WITNESS WHEREOF, the Parties have executed and delivered or caused the execution and delivery, of this Agreement as of the day and year first above written.

“Parent” V2 VENTURES GROUP LLC By: /s/ Marco Ilardi Name: Marco Ilardi Title: President

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IN WITNESS WHEREOF, the Parties have executed and delivered or caused the execution and delivery, of this Agreement as of the day and year first above written.

“Seller” ADPARLOR HOLDINGS, INC. By: /s/ Marco Ilardi Name: Marco Ilardi Title: President	“Seller” ADPARLOR MEDIA ULC By: /s/ Marco Ilardi Name: Marco Ilardi Title: President

“Seller” ADPARLOR MEDIA, INC. By: /s/ Marco Ilardi Name: Marco Ilardi Title: President	“Seller” ADPARLOR INTERNATIONAL, INC. By: /s/ Marco Ilardi Name: Marco Ilardi Title: President

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EXHIBIT A
Definitions
In this Exhibit, and in the Agreement and the other Exhibits and Schedules thereto, unless the context otherwise requires, the following terms shall have the meanings assigned below (unless otherwise specified, section references in this Exhibit are to Sections of this Agreement):
“Accounting Expert” is defined in Section 2.2(c).
“Accounting Principles” means GAAP and, to the extent not inconsistent with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.
“Actions” means civil, criminal or administrative actions, proceedings, suits, demands or claims filed by or pending before any Governmental Authority or arbitrator or mediator.
“Adjusted Canada Purchase Price” is defined in Section 1.6(c).
“Adjusted US Purchase Price” is defined in Section 1.6(c).
“AdParlor Holdings” is defined in the preamble of this Agreement.
“AdParlor International” is defined in the preamble of this Agreement.
“AdParlor International Holdings” means AdParlor International Holdings, LLC, a Delaware limited liability company.
“AdParlor Media US” is defined in the preamble of this Agreement.
“Affiliate” means, with respect to any subject Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such subject Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Affiliated Group” means an affiliated group within the meaning of Section 1504 of the Code (or analogous combined, consolidated or unitary group defined under state, local or foreign Tax Law).

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“Agreement” is defined in the preamble of this Agreement.
“Anti-Corruption and Anti-Bribery Laws” means the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq., the Corruption of Foreign Public Officials Act, S.C. 1998 C-34, as amended, and any rules or regulations thereunder, and any other applicable anti-corruption or anti-bribery Laws of any foreign jurisdictions in which Sellers conduct the Business.
“Apportioned Obligations” is defined in Section 5.7(d).
“APAC Agreement” is defined in Section 7.8(b).
“APAC Shortfall” is defined in Section 7.8(b).
“Asset Purchase” is defined in the recitals of this Agreement.
“Assignment and Assumption Agreement” is defined in Section 1.7(g)
“Assumed Contracts” is defined in Section 1.1(a).
“Assumed Liabilities” is defined in Section 1.3(b).
“Base Purchase Price” is defined in Section 1.6(b).
“Basket” is defined in Section 7.4(a).
“Benefit Plan” or “Benefit Plans” are defined in Section 3.11(a).
“Benefits Liabilities” means, with respect to any Benefit Plan, any and all claims, debts, liabilities, commitment and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under law, rule, regulation, permits, Action or proceeding before any Governmental Authority order or consent decree or any award of any arbitrator of any kind, and those arising under Contract. Benefits Liabilities shall also include the obligation to provide COBRA continuation coverage to any “M&A qualified beneficiaries” (within the meaning of Treasury Regulation Section 54-4980B-9, Q&A-4).
“Books and Records” is defined in Section 1.1(i).
“Business” means (i) providing media buying services on social media platforms (i.e., Facebook, Instagram, Pinterest, Snapchat, YouTube, Twitter and Linkedin) to third party advertisers and/or agencies both through managed services and through a proprietary self-service platform and/or (ii) providing and monetizing productivity tools for use by third parties in developing, deploying, versioning and/or optimizing online creatives.

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“Business Day” means a day other than any day on which banks are authorized or obligated by Law or executive order to close in Los Angeles, California.
“Buyer” is defined in the preamble of this Agreement.
“Buyer Indemnified Persons” is defined in Section 7.2.
“Buyer Parent” means Fluent, Inc., a Delaware corporation.
“Canada Asset Purchase” is defined in the recitals of this Agreement.
“Canada Assumed Accounts Payable” is defined in Section 1.3(b).
“Canada Assumed Liabilities” is defined in Section 1.3(b).
“Canada Base Purchase Price” is defined in Section 1.6(b).
“Canada Benefits Liabilities” is defined in Section 1.3(b).
“Canada Business Liabilities” is defined in Section 1.3(b).
“Canada Buyer” is defined in the preamble of this Agreement.
“Canada Contract Liabilities” is defined in Section 1.3(b).
“Canada Seller” is defined in the preamble of this Agreement.
“Canada Transaction” is defined in the recitals of this Agreement.
“Canada Transferred Assets” means those Transferred Assets sold, transferred, conveyed, assigned and delivered by the Canada Seller to the Canada Buyer as set forth in Section 1.1.
“Canadian Employees” means any employees that are employed by Canada Seller.
“Cap” is defined in Section 7.4(b).
“Cash” means, with respect to any Person, without duplication: (a) all cash and cash equivalents in the accounts of such Person required to be reflected as cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and all other cash equivalents on a balance sheet of such person in accordance with GAAP, plus (b) third party checks deposited or held in the accounts of such Person that have not yet cleared (but only to the extent not counted as a current asset), minus (c) (i) issued but uncleared checks, drafts and wire transfers (but only to the extent not counted as a current liability in the calculation of the Estimated Closing Working Capital and the Closing Working Capital), (ii) all cash and cash equivalents that constitute “restricted cash” under GAAP or that cannot otherwise be freely used by such Person due to restrictions under Law

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or Contract, (iii) cash and cash equivalents held on behalf of third parties, and (iv) cash and cash equivalents held in escrow.
“Cause” is defined in Section 5.5(a).
“Claim Notice” is defined in Section 7.6(a).
“Closing” is defined in Section 1.5(a).
“Closing Cash” means the lesser of (x) $50,000 of Cash and (y) such amount of Cash in the bank accounts of AdParlor Media US, Canada Seller and AdParlor International as of the Closing.
“Closing Cash Deficiency” means the amount of Closing Cash less than zero dollars ($0).
“Closing Cash Surplus” means the amount of Closing Cash in excess of zero dollars ($0).
“Closing Date” is defined in the preamble of this Agreement.
“Closing Fundamental Representations” is defined in Section 6.2(a).
“Closing Indebtedness” means the aggregate amount of Funded Indebtedness of the Sellers as of immediately prior to the Closing but without giving effect to any changes thereto arising from or resulting as a consequence of the Transactions.
“Closing Purchase Price” means an amount equal to the Base Purchase Price, plus or minus, as applicable, the Closing Working Capital Surplus or the Closing Working Capital Deficiency, plus or minus, as applicable, the Closing Cash Surplus or the Closing Cash Deficiency, minus the Closing Indebtedness as finally determined in accordance with Section 2.2.
“Closing Statement” is defined in Section 2.2(a).
“Closing Working Capital” means the Working Capital as of the Effective Time but without giving effect to any changes arising from or resulting as a consequence of the Transaction.
“Closing Working Capital Deficiency” means the amount, if any, by which the Closing Working Capital is less than the Target Working Capital.
“Closing Working Capital Surplus” means the amount, if any, by which the Closing Working Capital exceeds the Target Working Capital.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated September 17, 2018, by and between Parent and Buyer Parent.

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“Contracts” means all written or oral agreements, contracts, leases and subleases, purchase orders, arrangements, letters of credit, guarantees and binding commitments related to the Business.
“Contributor IP Assignment Agreements” is defined in Section 5.11.
“Contributors” means all consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of the Transferred Assets.
“Conway Contract” means that certain Sale Bonus Agreement in Connection with Potential Sale of AdParlor Holdings, dated November 14, 2017, by and between Evan Conway and AdParlor Holdings.
“Copyleft License” is defined in Section 3.10(d).
“Copyleft Software” is defined in Section 3.10(d).
“Copyrights” means all registered U.S. and registered foreign copyrights and works of authorship (including moral rights) and all applications to register and renewals of any of the foregoing.
“CRA” is defined in Section 3.11(d).
“Dataroom” is defined in Section 9.8(e).
“Direct Claim” is defined in Section 7.7.
“Disclosure Schedule” is defined in Section 9.6.
“Dollars” or “$” means the lawful currency of the United States of America.
“Domain Name Assignment” has the meaning set forth in Section 1.7(e).
“Effective Time” is defined in Section 1.5(a).
“Employees” means: (a) each person who as of immediately prior to the Closing is an active employee of any Seller, including employees on vacation or on a regularly scheduled day off from work (including for jury service or military service duty); and (b) each employee of any Seller who is on short-term disability, long-term disability or leave of absence as of immediately prior to the Closing.
“Employment Agreement” is defined in Section 3.12(b).
“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments,

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ambient air (including indoor and outdoor air), plant and animal life and any other environmental medium or natural resource.
“Environmental Laws” means, whenever in effect, all Laws, all judicial and administrative orders and determinations, and all common law concerning governing pollution or protection of the environment, natural resources or the protection of human health from exposure to Hazardous Materials, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, processing, discharge, release, threatened release, control or cleanup of any Hazardous Materials.
“Environmental Liabilities” means any cost (including, but not limited to, costs of defense and attorneys’ fees), damages, expense, liability, obligation or other responsibility arising from or under any Environmental Laws, including those consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health regulation of any chemical substance or product or any exposures thereto); (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim (whether brought by any Governmental Authority or third party), demand or response, remedial or inspection cost or expense arising under any Environmental Laws; (c) financial responsibility under any Environmental Laws for site investigation and site characterization costs, cleanup costs or corrective action, including, without limitation, any cleanup, removal, containment or other remediation or response actions (“Cleanup”) required by any Environmental Laws (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person) and for any natural resource damages; or (d) any other compliance, corrective or remedial measure required or reasonably believed by Buyer to be required under any Environmental Laws. The terms “removal,” “remedial” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person, trade or business, whether or not incorporated, that is treated as a single employer with Seller under Sections 414(b), (c), (m) or (o) of the Code.
“Estimated Closing Cash” is defined in Section 2.1(b).
“Estimated Closing Cash Deficiency” is defined in Section 2.1(b).
“Estimated Closing Cash Surplus” is defined in Section 2.1(b).
“Estimated Closing Indebtedness” is defined in Section 2.1(c).
“Estimated Closing Statement” is defined in Section 2.1.
“Estimated Closing Working Capital” is defined in Section 2.1(a).

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“Estimated Closing Working Capital Deficiency” is defined in Section 2.1(a).
“Estimated Closing Working Capital Surplus” is defined in Section 2.1(a).
“Estimated Purchase Price” has the meaning set forth in Section 1.8(j).
“Excluded Assets” is defined in Section 1.2.
“Excluded Contracts” mean any Contracts (a) with current or former employees and consultants, (b) obligating any Seller to pay Transaction Expenses, (c) for Funded Indebtedness or (d) set forth on Schedule 1.2(b).
“Excluded Liabilities” is defined in Section 1.3(c).
“Final Determination Date” means the date on which the Closing Cash, Closing Indebtedness and Closing Working Capital are finally determined.
“Final Estimated Closing Statement” is defined in Section 2.1(b).
“Financial Statements” is defined in Section 3.6(a).
“Formation State” means the jurisdiction in which the Organizational Documents are filed.
“Fundamental Representations” is defined in Section 7.1(a).
“Funded Indebtedness” means, without duplication, the sum of all amounts owing by Sellers to repay in full amounts due and terminate all obligations (other than indemnity or contingent obligations that are not owing or outstanding) with respect to: (a) all indebtedness for borrowed money and all obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations under acceptance credit, letters of credit or similar facilities, in each case to the extent drawn, (c) all guarantee or keep well obligations in respect of obligations of the kind referred to in clauses (a) through (b) above and (d) all accrued and unpaid interest, fees, penalty payments, premiums, charges and other expenses owing in respect of obligations of the kind referenced to in clauses (a)-(d) above. For the avoidance of doubt, amounts due pursuant to unsecured credit cards, to the extent current, are not Funded Indebtedness.
“GAAP” means United States generally accepted accounting principles, consistently applied during the periods involved.
“Guaranty” is defined in Section 1.8(i).
“Good Reason” is defined in Section 5.5(a).
“Governmental Authority” means any United States or foreign federal, state, provincial or local government or other political subdivision thereof, any entity, authority or body exercising

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executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supranational organization of sovereign states exercising such functions for such sovereign states.
“Governmental Authorizations” means all licenses, permits, certificates, grants, franchises, waivers, consents and other similar authorizations or approvals issued by or obtained from a Governmental Authority or any securities exchange.
“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Occupied Real Property or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Occupied Real Property.
“Hazardous Materials” means all wastes, pollutants, contaminants or hazardous, dangerous or toxic substances or materials, including petroleum, petroleum products, any fraction of petroleum and any other substance or material that is regulated pursuant to any Environmental Law or the use or release of which could result in liability under any Environmental Law.
“Indemnified Person” is defined in Section 7.11.
“Indemnifying Person” is defined in Section 7.6(a).
“Insurance Policies” is defined in Section 3.16.
“Intellectual Property” means any and all of the following: Patents, copyrightable works (whether or not published), Copyrights, technology, know-how, processes, Trade Secrets, inventions and designs (including inventions and/or designs conceived prior to the Closing Date but not documented as of the Closing Date), and all improvements to any of the foregoing, proprietary data, software, formulae, research and development data, Marks, unregistered trade names, unregistered trademarks and service marks, trade dress, Internet domain names, Internet addresses and other indicia or source and computer identifiers, websites or web pages, brand names, logos or corporate names (including, in each case, the goodwill associated therewith).
“IP Assignment” has the meaning set forth in Section 1.7(d).
“IP Licenses” is defined in Section 3.10(b).
“IRS” means the U.S. Internal Revenue Service.
“J.A.M.S.” is defined in Section 9.7(c).

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“Law” means any constitution, law, statute, ordinance, rule, regulation, regulatory requirement, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by a Governmental Authority or securities exchange.
“Leases” is defined in Section 3.14(b).
“Liability” means any debt, liability or obligation, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, and whether due or to become due, including those arising under any Law and those arising under any Contract.
“Licensed Intellectual Property” is defined in Section 3.10(b).
“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest or similar encumbrance affecting title.
“Losses” means any damages, losses, charges, Liabilities, claims, demands, actions, suits, judgments, settlements, awards, interest, penalties, fees, costs and expenses (including documented, reasonable and out-of-pocket attorneys’ fees and disbursements), including consequential, indirect, incidental, special, unforeseen, exemplary or punitive damages (such as diminution of value, loss of business reputation or opportunity or any damages based on any type of multiple).
“Marks” means all registered U.S., Canadian and foreign trade names, trademarks, trade dress and service marks, together with any applications related thereto.
“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that is or would reasonably be excepted to be materially adverse to the financial condition or results of operations of Sellers, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, will be, would be, or would reasonably be expected to have or result in, a Material Adverse Effect: (a) any failure by Sellers to meet any internal or published projections, forecasts, or revenue or earnings predictions; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting (i) the industries in which Sellers participate (including fluctuating conditions resulting from cyclicality or seasonality affecting Sellers) or (ii) national, regional, local, international or global economies; (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in any Laws, or the interpretation or enforcement thereof; or (d) any adverse change, effect, event, occurrence, state of facts or development arising in connection with natural disasters or acts of nature, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions; provided, that, with respect to clauses (b), (c) and (d), except the extent such changes or conditions affect Sellers in a disproportionately adverse manner relative to other businesses operating in the industry in which the Business operates.

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“Material Contracts” is defined in Section 3.13(a).
“Material Customers” is defined in Section 3.21(a).
“Material Suppliers” is defined in Section 3.21(b).
“Most Recent Balance Sheet Date” is defined in Section 3.6(a).
“Most Recent Financial Statements” is defined in Section 3.6(a).
“Net Adjustment Amount” is defined in Section 2.3(d).
“Neutral Accounting Firm” is defined in Section 2.1(b).
“Non-Competition Period” is defined in Section 5.5(a).
“Note” is defined in Section 1.8(h).
“Note Purchase Price” is defined in Section 1.8(h).
“Notice of Disagreement” is defined in Section 2.2(b).
“Occupied Real Property” is defined in Section 3.14(b).
“Order” is defined in Section 6.1.
“Organizational Documents” of a Person means its articles of incorporation, articles of amalgamation, articles of organization, bylaws and/or other corporate and organizational documents and records, as applicable.
“Outside Date” is defined in Section 8.1(b).
“Owned Domain Names” is defined in Section 3.10(k).
“Owned Software” is defined in Section 3.10(c).
“Parent” is defined in the preamble of this Agreement.
“Party” and “Parties” is defined in the preamble of this Agreement.
“Patents” means all issued U.S., Canadian and foreign patents and pending patent applications, including design patents, industrial designs, and all divisionals, continuations, continuations-in-part, reissues, and extensions of any thereof.
“Payoff Amounts” is defined in Section 1.7(j).

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“Payoff Letter” is defined in Section 1.7(j).
“Permits” is defined in Section 1.1(k).
“Permitted Liens” means: (a) landlords’, lessors’, mechanics’, materialmen’s, warehousemen’s, construction, carriers’, workers’, or repairmen’s Liens or other similar Liens arising or incurred in the ordinary course of business, (b) Liens for Taxes, assessments and other governmental charges not yet due and payable, (c) deposits or pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature.
“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a Governmental Authority, a trust or other entity or organization.
“Personal Information” means information about an identified or information that can identify an individual directly or through reasonably available means.
“Post-Closing Apportioned Period” is defined in Section 5.7(d).
“Post-Closing Records” is defined in Section 5.6.
“PPSA” means the Personal Property Security Act (Ontario), RSO 1990, c.P.10, as amended, and any similar legislation of any Canadian province or territory.
“Pre-Closing Apportioned Period” is defined in Section 5.7(d).
“Privacy Laws” means laws and regulations relating to the privacy rights of individuals and/or the collection, use, disclosure and safeguarding of information about an identifiable individual including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any similar law of any jurisdiction, including without limitation, any province or territory of Canada and any other country and/or territory, all findings and/or orders reached by any government authority, as well as Privacy Statements adopted and/or published by Sellers, together with all codes of conduct and/or standards to which Sellers are subject or voluntarily agree to be bound.
“Privacy Statements” means, collectively, any and all of each Seller’s privacy policies and privacy statements made available by any Seller regarding the collection, retention, use, disclosure and distribution of the Personal Information, copies of all of which have been provided to Buyers.
“Purchase Price” is defined in Section 1.6(b).
“Regulatory Approvals” is defined in Section 3.4(a).

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“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.
“Representative” means, with respect to a particular Person, any director, member, limited or general partner, equityholder, officer, employee, agent, consultant, advisor or other representative of such Person, including outside legal counsel, accountants and financial advisors.
“Resolution Period” is defined in Section 2.2(c).
“Restricted Territory” is defined in Section 5.5(a).
“Review Period” is defined in Section 2.2(b).
“Seller” is defined in the preamble of this Agreement.
“Seller Indemnified Persons” is defined in Section 7.3.
“Seller Intellectual Property” is defined in Section 3.10(a).
“Seller Parties” is defined in Section 7.2.
“Sellers’ Systems” means all Software, and computer hardware, servers, networks, platforms, peripherals, data communication lines and other information technology equipment and related systems that are owned or used by any of the Sellers in the conduct of the Business.
“Sellers’ Knowledge” or any variant thereof means the actual knowledge, after due inquiry, of any of the following individuals: Marco Ilardi, Kirsten Beyer, Evan Conway, Lauren Cody, Matt Hudson, Paul Van Winssen, and Nick Lenko.
“Sellers’ Representative” is defined in the recitals of this Agreement.
“Software” means computer software, including (a) object code, (b) source code, (c) executable code, (d) software development tools, including software development kits, related flow charts, architecture documents, and diagrams, (e) application programming interfaces, (f) assemblers and compilers; (g) data files, (h) software libraries, (i) device drivers, (j) databases and database schema; and (k) firmware. The term “Software” also includes user manuals, developers’ documentation, and related instructional materials.
“Subsidiaries” is defined in Section 5.5(b).
“Target Working Capital” means zero dollars ($0).
“Tax” or “Taxes” means all income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll,

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employment, unemployment, estimated, excise, severance, escheat or unclaimed property, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, imposed, assessed or collected by or under the authority of any Governmental Authority or payable pursuant to any Tax-sharing agreement or other agreement relating to the payment of any such tax, fee, assessment or charge, whether imposed directly, under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a result of being a transferee, successor or member of an affiliated, consolidated, unitary or combined group, by Contract (other than commercial Contracts entered into in the ordinary course of business that do not primarily relate to Taxes), pursuant to Law or otherwise.
“Tax Purchase Price” is defined in Section 5.7(b).
“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes related to the Business, including any schedule or attachment thereto, and including any amendment thereof.
“Third-Party Claim” is defined in Section 7.6(a).
“Third-Party Consents” is defined in Section 3.4(b).
“Threat of Release” means a reasonable likelihood of a Release that would be reasonably likely to require action in order to prevent or mitigate damage to the Environment that may result from such Release.
“Trade Secrets” mean trade secrets, confidential business information and other proprietary information including designs, research and development information, technical information, specifications, operating and maintenance manuals, methods, engineering drawings, know-how, data, discoveries, inventions, industrial designs and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection).
“Transaction” is defined in the recitals of this Agreement.
“Transaction Documents” means, with respect to a Party, all agreements, certificates and other instruments to be delivered by such Party at Closing pursuant to this Agreement.
“Transaction Expenses” means, as of the Closing Date, all fees and expenses payable by the parties in connection with the Transaction, including any fees, costs, expenses, payments and expenditures of legal counsel, accountants, financial advisors, investment bankers and brokers of the Business, and including all Liabilities for any bonus, success or other similar payments or compensation payable upon, and by reason of (with or without the occurrence of any other event)

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the consummations of the Transaction and that were incurred prior to the Closing. For the avoidance of doubt, any payments pursuant to the Conway Contract shall constitute a Transaction Expense.
“Transfer Tax” is defined in Section 5.7(e).
“Transferred Assets” has the meaning set forth in Section 1.1.
“Transferred Canadian Employee” has the meaning set forth in Section 5.9(a).
“Transferred Employee” has the meaning set forth in Section 5.9(a).
“Transferred US Employee” has the meaning set forth in Section 5.9(a).
“Transition Services Agreement” has the meaning set forth in Section 1.7(h).
“UCC” means the Uniform Commercial Code.
“US Asset Purchase” is defined in the recitals of this Agreement.
“US Assumed Accounts Payable” is defined in Section 1.3(a).
“US Assumed Liabilities” is defined in Section 1.3(a).
“US Base Purchase Price” is defined in Section 1.3(a).
“US Business Liabilities” is defined in Section 1.3(a).
“US Buyer” is defined in the preamble of this Agreement.
“US Contract Liabilities” is defined in Section 1.3(a).
“US Employees” means any employees that are employed by US Sellers.
“US Purchase Price” is defined in Section 1.3(a).
“US Seller” is defined in the preamble of this Agreement.
“US Transaction” is defined in the recitals of this Agreement.
“US Transferred Assets” means those Transferred Assets sold, transferred, conveyed, assigned and delivered by the US Sellers to the US Buyer as set forth in Section 1.1.
“WARN Act” is defined in Section 3.12(g).
“Working Capital” means an amount (which may be positive or negative) equal to the current assets included in the Transferred Assets (other than the Closing Cash) minus the current liabilities

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included in the Assumed Liabilities determined in accordance with the Accounting Principles, but subject to the adjustments set forth on Exhibit I. For the avoidance of doubt, an example calculation of Working Capital as of the date indicated is set forth on Annex I to Exhibit I.
“Year-End Financial Statements” is defined in Section 3.6(a).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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EXHIBIT B
Form of IP Assignment / US Sellers
[See attached.]

ASSIGNMENT OF INTELLECTUAL PROPERTY ASSETS
THIS ASSIGNMENT OF INTELLECTUAL PROPERTY ASSETS (this “Assignment”) is entered into as of [__], 2019, by and among AdParlor Holdings, Inc., a Delaware corporation, AdParlor International, Inc., a Delaware corporation, AdParlor Media, Inc., a Delaware corporation (each, an “Assignor”, and collectively, the “Assignors”), and AdParlor Acquisition, LLC, a Delaware limited liability company (“Assignee”).
RECITALS
A.    The Assignors collectively own all the trademarks, trademark applications, patents and patent applications, copyrights and copyright applications set forth on Exhibit A, and all registrations, issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, renewals, and analogous variants thereof (the “Intellectual Property Assets”).
B.    Under the terms of that certain Asset Purchase Agreement, dated June 17, 2019 (the “Purchase Agreement”), by and among Assignee, Fluent Media Canada, Inc., a British Columbia corporation, the Assignors, AdParlor Media ULC, a British Columbia unlimited liability company, and v2 Ventures Group LLC, a Delaware limited liability company, the Assignors have agreed to assign the Intellectual Property Assets to Assignee, subject to the terms hereof. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.
AGREEMENT
NOW, THEREFORE, for the consideration set forth in the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.     Assignment. Each Assignor hereby irrevocably sells, transfers, conveys, assigns and delivers to Assignee and Assignee hereby accepts all of said Assignor’s entire right, title and interest in and to the Intellectual Property Assets, together with all common law rights; trade name rights; rights of any kind whatsoever of said Assignor accruing thereunder provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world; royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect thereto; claims, causes of action and rights to recover with respect thereto, whether accruing before, on and/or after the date hereof, including all claims, causes of action and rights for damages and payments, restitution and injunctive and other legal and equitable relief for past, present or future infringements, violations, misuses or misappropriations, breaches or defaults thereof and the goodwill associated with the Intellectual Property Assets.
2.     The Assignee’s Use and Enjoyment. The rights, title and interest assigned under Section 1 shall be for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by the applicable Assignor if this Assignment had not been made.
3.     Rights to Record. Each Assignor hereby grants Assignee powers of attorney to file this Assignment before the relevant intellectual property authorities of any countries to effect the assignment of Intellectual Property Assets hereunder in the name of Assignee. Each Assignor hereby authorizes the officials of any such entities or agencies in any applicable jurisdictions to record and register this Assignment upon request by Assignee. Following the date hereof, each Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns and other legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documents, as may be necessary to effect, evidence or perfect the assignment of the Intellectual Property Assets to Assignee or any assignee or successor thereto.
4.     No Further Use. The Assignors hereby covenant and agree that they shall cease and refrain from all use of all rights, title and interests assigned under Section 1 in all countries of the world as of the date hereof.
5.     Conflicts and Inconsistencies. This Assignment is executed and delivered by the Assignors pursuant to the Purchase Agreement, subject to the covenants, representations and warranties thereof. No provisions set forth herein shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement. In the event of any conflict between the provisions herein and the Purchase Agreement, the provisions of the Purchase Agreement shall control.
6.     Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (to the extent that the application of the laws of another jurisdiction would be required thereby).
7.     Further Assurances. Following the date hereof, each Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns and other legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documents, as may be reasonably necessary to effect, evidence or perfect the assignment of the Intellectual Property Assets to Assignee or any assignee or successor thereto.
8.     Successors and Assigns. Any assignment in violation of this provision will be void. This Assignment will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
9.     Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and it will not be necessary in making proof of this Assignment or the terms of this Assignment to produce or account for more than one of such counterparts. All counterparts shall constitute one and the same instrument. Each party may execute this Assignment via a facsimile (or transmission of a PDF file) of a counterpart of this Assignment. In addition, facsimile or PDF signatures of authorized signatories of any party shall be valid and binding and delivery of a facsimile or PDF signature by any party shall constitute due execution and delivery of this Assignment.

IN WITNESS WHEREOF, the parties have executed this Assignment of Intellectual Property Assets as of the date first above written.
ASSIGNORS

AdParlor Holdings, Inc.

By: ___________________________
Name: _________________________
Title: __________________________

AdParlor International, Inc.

By: ___________________________
Name: _________________________
Title: __________________________

AdParlor Media, Inc.

By: ___________________________
Name: _________________________
Title: __________________________

ASSIGNEE

AdParlor Acquisition, LLC

By: ___________________________
Name: _________________________
Title: __________________________

[Signature Page to Assignment of Intellectual Property Assets]

EXHIBIT C
Form of Domain Name Assignment / US Sellers
[See attached.]

C-1

DOMAIN NAME ASSIGNMENT

THIS DOMAIN NAME ASSIGNMENT (this “Assignment”) is made and entered into as of [_], 2019, by and between AdParlor Media, Inc., a Delaware corporation (“Assignor”), and AdParlor Acquisition, LLC, a Delaware limited liability company (“Assignee”). Assignor and Assignee are sometimes referred to herein as a “Party,” and together they are referred to as the “Parties.” Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement (as defined hereinafter).

RECITALS

A.    Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated June 17, 2019 (the “Purchase Agreement”), by and among Assignee, Fluent Media Canada, Inc., a British Columbia corporation, Assignor, AdParlor Holdings, Inc., a Delaware corporation (“AdParlor Holdings”), AdParlor International, Inc., a Delaware corporation (“AdParlor International”), AdParlor Media ULC, a British Columbia unlimited liability company (collectively with Assignor, AdParlor Holdings, and AdParlor International, the “Sellers”), and v2 Ventures Group LLC, a Delaware limited liability company, pursuant to which Assignee has agreed, among other things, to purchase certain assets of the Sellers.

B.    Assignor has registered the domain names set forth on Exhibit A attached hereto (collectively, the “Domain Names”).

C.     Pursuant to the Purchase Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume, all right, title and interest in and to the Domain Names.

AGREEMENT

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.Assignment of Domain Names. Assignor hereby sells, transfers, conveys, assigns and delivers unto Assignee all right, title and interest in and to the Domain Names and all registrations issuing therefrom, together with the goodwill associated therewith, and the right to sue for, and recover for, any past infringements thereof, to be held and enjoyed by Assignee, as fully and entirely as the same would have been held and enjoyed by Assignor had no sale and assignment of said Domain Names been made.

2.Further Assurances. The Parties agree to cooperate and to execute and deliver to the other Parties such further instruments, and to take such further actions as may be reasonably requested by such other Parties to evidence and reflect the transactions contemplated by this Assignment. Assignor shall provide Assignee with a password or Assignor shall “push” each Domain Name to Assignee’s account at the applicable registrar set out on Exhibit A (the “Registrar”) within

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5 business days of the Closing, in order to enable Assignee to modify the registration information as desired, transfer the Domain Name to a different Registrar, and/or to change Assignor’s password/username to take full control of the Domain Names.

3.Conflicts and Inconsistencies. This Assignment is executed and delivered by Assignor pursuant to the Purchase Agreement, subject to the covenants, representations and warranties thereof. No provisions set forth herein shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement. In the event of any conflict between the provisions herein and the Purchase Agreement, the provisions of the Purchase Agreement shall control.
4.Successors and Assigns. This Assignment will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

5.Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of law principles.

6.Counterparts. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via email with scan attachment or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign), each of which shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Domain Name Assignment as of the date first written above.

“ASSIGNEE” AdParlor Acquisition, LLC By:___________________________________ Name:_________________________________ Title:__________________________________	“ASSIGNOR” AdParlor Media, Inc. By:_________________________________ Name:_______________________________ Title:________________________________

[Signature Page to Domain Name Assignment]

EXHIBIT D-1
Form of Bill of Sale / US Sellers
[See attached.]

D-1

BILL OF SALE
[_________], 2019
Reference is made to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated June 17, 2019, by and among AdParlor Acquisition LLC, a Delaware limited liability company (“Buyer”), Fluent Media Canada, Inc., a British Columbia corporation, AdParlor Holdings, Inc., a Delaware corporation, AdParlor International, Inc., a Delaware corporation, AdParlor Media, Inc., a Delaware corporation (each of AdParlor Holdings, Inc., AdParlor International, Inc, and AdParlor Media, Inc. is herein referred to as a “Seller”, and collectively, the “Sellers”), AdParlor Media ULC, a British Columbia unlimited liability company, and v2 Ventures Group LLC, a Delaware limited liability company. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
1.    Sale and Transfer of Assets. Pursuant to and in accordance with the terms and conditions of the Purchase Agreement, effective as of the Closing, each Seller, for good and valuable consideration received, hereby sells, transfers, conveys, assigns and delivers to Buyer all of such Seller’s right, title, and interest in and to the Transferred Assets.
2.    Further Assurances. Each of the parties hereto agree to cooperate and to execute and deliver to the other parties such further instruments, and to take such further actions as may be reasonably requested by such other parties to evidence and reflect the transactions contemplated by this Bill of Sale.
3.    Conflicts and Inconsistencies. This Bill of Sale is executed and delivered by each Seller pursuant to the Purchase Agreement, subject to the covenants, representations and warranties thereof. No provisions set forth herein shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement. In the event of any conflict between the provisions herein and the Purchase Agreement, the provisions of the Purchase Agreement shall control.
4.    Successors and Assigns. This Bill of Sale will be binding upon and inure to the benefit of each Seller and Buyer and their respective successors and permitted assigns.
5.    Governing Law. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of law principles.
6.    Counterparts. This Bill of Sale may be executed and delivered in counterpart signature pages executed and delivered via email with scan attachment or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign), each of which shall be as effective as delivery of a manually executed counterpart of this Bill of Sale. This Bill of Sale will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Bill of Sale as of the date first set forth above.

“SELLERS”

AdParlor Media, Inc. By:_________________________________ Name:_______________________________ Title:________________________________
AdParlor International, Inc. By:_________________________________ Name:_______________________________ Title:________________________________

AdParlor Holdings, Inc. By:_________________________________ Name:_______________________________ Title:________________________________

[Signature Page to Bill of Sale]

EXHIBIT D-2
Form of Bill of Sale / Canada Seller
[See attached.]

BILL OF SALE
[_________], 2019
Reference is made to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated June 17, 2019, by and among AdParlor Acquisition LLC, a Delaware limited liability company, Fluent Media Canada, Inc., a British Columbia corporation (“Buyer”), AdParlor Holdings, Inc., a Delaware corporation, AdParlor International, Inc., a Delaware corporation, AdParlor Media, Inc., a Delaware corporation, AdParlor Media ULC, a British Columbia unlimited liability company (“Seller”), and v2 Ventures Group LLC, a Delaware limited liability company. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
1.    Sale and Transfer of Assets. Pursuant to and in accordance with the terms and conditions of the Purchase Agreement, effective as of the Closing, Seller, for good and valuable consideration received, hereby sells, transfers, conveys, assigns and delivers to Buyer all of Seller’s right, title, and interest in and to the Transferred Assets.
2.    Further Assurances. Each of the parties hereto agree to cooperate and to execute and deliver to the other parties such further instruments, and to take such further actions as may be reasonably requested by such other parties to evidence and reflect the transactions contemplated by this Bill of Sale.
3.    Conflicts and Inconsistencies. This Bill of Sale is executed and delivered by Seller pursuant to the Purchase Agreement, subject to the covenants, representations and warranties thereof. No provisions set forth herein shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement. In the event of any conflict between the provisions herein and the Purchase Agreement, the provisions of the Purchase Agreement shall control.
4.    Successors and Assigns. This Bill of Sale will be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns.
5.    Governing Law. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of law principles.
6.    Counterparts. This Bill of Sale may be executed and delivered in counterpart signature pages executed and delivered via email with scan attachment or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign), each of which shall be as effective as delivery of a manually executed counterpart of this Bill of Sale. This Bill of Sale will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Bill of Sale as of the date first set forth above.

“SELLER”

AdParlor Media ULC By:_________________________________ Name:_______________________________ Title:________________________________

[Signature Page to Bill of Sale]

EXHIBIT E-1
Form of Assignment and Assumption Agreement / US Sellers
[See attached.]

E-1

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of [_], 2019, by and among AdParlor Holdings, Inc., a Delaware corporation, AdParlor International, Inc., a Delaware corporation, AdParlor Media, Inc., a Delaware corporation (each, a “Seller”, and collectively, “Sellers”), and AdParlor Acquisition, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement (as defined hereinafter).
RECITALS
WHEREAS, Sellers and Buyer are parties to that certain Asset Purchase Agreement, dated June 17, 2019 (the “Purchase Agreement”), by and among Buyer, Fluent Media Canada, Inc., a British Columbia corporation, Sellers, AdParlor Media ULC, a British Columbia unlimited liability company, and v2 Ventures Group LLC, a Delaware limited liability company, pursuant to which, among other things, Sellers have agreed to sell, transfer, convey, assign and deliver, and Buyer has agreed to receive, the Transferred Assets owned by Sellers; and
WHEREAS, pursuant to, and subject to the terms of, the Purchase Agreement, among other things, Sellers have agreed to assign to, and Buyer has agreed to assume, the Assumed Liabilities (but not the Excluded Liabilities) of Sellers as of the Closing Date.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Buyer hereby agree as follows:
1.    Assignment by Sellers. Effective as of the Closing, each Seller does hereby sell, transfer, convey, assign and deliver to Buyer all of such Seller’s right, title and interest in and to the Transferred Assets, including, without limitation, the Assumed Contracts, and such Seller does hereby assign to Buyer Seller’s interest in the Assumed Liabilities. The Transferred Assets are subject to all of the representations, warranties, covenants and indemnities of the Seller set forth in the Purchase Agreement, all of which are incorporated herein by reference.
2.    Assumption by Buyer. Effective as of the Closing, Buyer hereby accepts the sale, transfer, conveyance, assignment and delivery of the Transferred Assets owned by each Seller and the assignment of the Assumed Liabilities of each Seller, and assumes all of such Seller’s obligations to pay, fully satisfy, discharge and perform as and when due all of the Assumed Liabilities of Sellers. Buyer does not assume any Excluded Liabilities under this Agreement or the Purchase Agreement, and Buyer and Sellers hereby agree that all Excluded Liabilities of each Seller shall remain the sole responsibility of said Seller.
3.    Further Assurances. Each of the parties hereto agree to cooperate and to execute and deliver to the other parties such further instruments, and to take such further actions as may be reasonably requested by such other parties to evidence and reflect the transactions contemplated by this Agreement.

4.    Conflicts and Inconsistencies. This Agreement is executed and delivered by Sellers pursuant to the Purchase Agreement, subject to the covenants, representations and warranties thereof. No provisions set forth herein shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement. In the event of any conflict between the provisions herein and the Purchase Agreement, the provisions of the Purchase Agreement shall control.

5.     Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

6.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of law principles.

7.    Counterparts. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via email with scan attachment or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign), each of which shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first written above.

“SELLERS”
AdParlor Holdings, Inc.

By:_________________________________
Name:_______________________________
Title:________________________________

AdParlor International, Inc.

By:_________________________________
Name:_______________________________
Title:________________________________

AdParlor Media, Inc.

By:_________________________________
Name:_______________________________
Title:________________________________

“BUYER” AdParlor Acquisition, LLC By:_______________________________________ Name:____________________________________ Title:_____________________________________

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT E-2
Form of Assignment and Assumption Agreement / Canada Seller
[See attached.]

E-2

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of [__], 2019, by and between AdParlor Media ULC, a British Columbia unlimited liability company (“Seller”), and Fluent Media Canada, Inc., a British Columbia corporation (“Buyer”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Purchase Agreement (as defined hereinafter).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated June 17, 2019 (the “Purchase Agreement”), by and among AdParlor Acquisition, LLC, a Delaware limited liability company, Buyer, AdParlor Holdings, Inc., a Delaware corporation, AdParlor International, Inc., a Delaware corporation, AdParlor Media, Inc., a Delaware corporation, Seller, and v2 Ventures Group LLC, a Delaware limited liability company, pursuant to which, among other things, Seller has agreed to sell, transfer, convey, assign and deliver, and Buyer has agreed to receive, the Transferred Assets owned by Seller; and
WHEREAS, pursuant to, and subject to the terms of, the Purchase Agreement, among other things, Seller has agreed to assign to, and Buyer has agreed to assume, the Assumed Liabilities (but not the Excluded Liabilities) of Seller as of the Closing Date.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:
1.    Assignment by Seller. Effective as of the Closing, Seller does hereby sell, transfer, convey, assign and deliver to Buyer all of Seller’s right, title and interest in and to the Transferred Assets, including, without limitation, the Assumed Contracts, and Seller does hereby assign to Buyer Seller’s interest in the Assumed Liabilities. The Transferred Assets are subject to all of the representations, warranties, covenants and indemnities of the Seller set forth in the Purchase Agreement, all of which are incorporated herein by reference.
2.    Assumption by Buyer. Effective as of the Closing, Buyer hereby accepts the sale, transfer, conveyance, assignment and delivery of the Transferred Assets owned by Seller and the assignment of the Assumed Liabilities of Seller, and assumes all of Seller’s obligations to pay, fully satisfy, discharge and perform as and when due all of the Assumed Liabilities of Seller. Buyer does not assume any Excluded Liabilities under this Agreement or the Purchase Agreement, and Buyer and Seller hereby agree that all Excluded Liabilities of Seller shall remain the sole responsibility of Seller.
3.    Further Assurances. Each of the parties hereto agree to cooperate and to execute and deliver to the other parties such further instruments, and to take such further actions as may be reasonably requested by such other parties to evidence and reflect the transactions contemplated by this Agreement.

4.    Conflicts and Inconsistencies. This Agreement is executed and delivered by Seller pursuant to the Purchase Agreement, subject to the covenants, representations and warranties thereof. No provisions set forth herein shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement. In the event of any conflict between the provisions herein and the Purchase Agreement, the provisions of the Purchase Agreement shall control.

5.     Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

6.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of law principles.

7.    Counterparts. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via email with scan attachment or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign), each of which shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first written above.

“SELLER” AdParlor Media ULC By:_________________________________ Name:_______________________________ Title:________________________________
“BUYER” Fluent Media Canada, Inc. By:_______________________________________ Name:____________________________________ Title:_____________________________________

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT F
Form of Transition Services Agreement
[See attached.]

F-1

TRANSITION SERVICES AGREEMENT
This Transition Services Agreement (this “Agreement”) is dated as of [•], 2019, by and among AdParlor Acquisition, LLC, a Delaware limited liability company (“US Buyer”), and Fluent Media Canada, Inc., a British Columbia unlimited liability company (“Canada Buyer” and, together with US Buyer, each a “Buyer” and collectively “Buyers”), AdParlor Holdings, Inc., a Delaware corporation (“AdParlor Holdings”), AdParlor International, Inc., a Delaware Corporation (“AdParlor International”), AdParlor Media, Inc., a Delaware corporation (“AdParlor Media US” and, together with AdParlor Holdings and AdParlor International, the “US Sellers”), and AdParlor Media ULC, a British Columbia unlimited liability company (“Canada Seller” and, together with the US Sellers, each a “Seller” and collectively the “Sellers”), and v2 Ventures Group LLC, a Delaware limited liability company (the “Parent”). The parties hereto are individually each a “Party” and collectively the “Parties.”
RECITALS:
WHEREAS, concurrently with the execution of this Agreement, the Parties are closing the transactions contemplated by Asset Purchase Agreement (the “Purchase Agreement”) dated June 17, 2019, by and among the same Parties hereto, pursuant to which the Sellers will sell, transfer, convey, assign and deliver substantially all of their assets to Buyers, pursuant to the terms and conditions of the Purchase Agreement (the “Asset Purchase”), such Asset Purchase to be effective as of the Closing; and
WHEREAS, in order to ensure an orderly transition of the assets and associated business being transferred in connection with the Asset Purchase, it will be necessary for Parent and Sellers to provide to Buyers the services described herein during the term of this Agreement, contingent upon, and effective as of, the Closing; and
WHEREAS, all capitalized terms used but not defined herein shall have the meanings as defined in the Purchase Agreement, unless otherwise provided.
AGREEMENT:
NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, it is agreed by and between the Parties as follows:

FEES AND TERM
Fees. As consideration for the services to be provided to Buyers by Parent and Sellers pursuant to Section 2.1 of this Agreement, Buyers shall pay to Parent and Sellers certain fees (the “Service Fees”) in accordance with Schedule 2.1. Unless otherwise provided on Schedule 2.1, the Service Fees shall be payable by Buyers to Parent or Sellers, as applicable, in arrears fifteen (15) days after the close of each calendar month during the Term (as defined below). The Service Fees shall be reviewed and reduced from time to time in accordance with Section 2.2.

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Invoices. Subject to the terms and conditions in Schedule 2.1, Parent and the Sellers shall provide the Buyers monthly invoices (“Invoices”) within the first ten (10) days of each calendar month, which shall set out in reasonable detail the Service Fees incurred during the prior calendar month pursuant to this Agreement. Subject to the following sentence, and unless otherwise provided on Schedule 2.1, Buyers shall pay each Invoice within fifteen (15) days after the date of receipt of the Invoice. If Buyers dispute the amount of an Invoice, Buyers shall deliver a written statement to Parent no later than three (3) days before the payment due date listing all disputed items and describing in reasonable detail the reasons it disputes each item. Any amounts not so disputed shall be deemed accepted and payable (despite disputes on the other items). The Parties shall seek to resolve all such disputes expeditiously and in good faith; provided that, such disputed amount shall not be deemed due and owing until such time as the dispute is resolved.
Master Agreement. This is a master agreement and shall be construed as a separate and independent agreement for each service provided under this Agreement. Any termination of any individual service set forth in Schedule 2.1 shall not terminate this Agreement with respect to any other service then being provided under this Agreement.
Term. The term of this Agreement (the “Term”) shall commence on the Closing Date and shall expire on March 31, 2020; provided, however, that Buyers shall have the right to terminate any or all of the Services hereunder and cease paying the Service Fees associated with the terminated Service(s) that Buyers would otherwise be required to pay therefor as of such termination date upon ten (10) business days’ written notice to Sellers. Any Party shall have the right to terminate any or all of the Services hereunder for Cause (as defined below) upon two (2) business days’ written notice to the other Parties. Subject to Section 2.4, at the end of the Term or any renewal or extension thereof, if the Agreement has not been terminated earlier, Buyers and Sellers may mutually agree to renew or extend the term of the Agreement with respect to the provision of any Services which have not previously been terminated; however, no Party shall have any obligation to renew or extend the term of this Agreement with respect to any Services at the Service Fees established in the initial term of this Agreement or in any renewal/extension term. This Section 1.4 and ARTICLE III shall survive any termination of this Agreement. For purposes of this Agreement, “Cause” means a material breach of the obligations set forth in this Agreement that have not been substantially cured within five (5) business days following written notice thereof by another Party thereof.

SERVICES TO BE PROVIDED BY PARENT AND SELLERS TO BUYERS
Services. Parent and Sellers agree to provide, or cause to be provided, the services set forth on Schedule 2.1 (subject to such modification or adjustment as may be mutually agreed upon by the Parties, the “Services”) to Buyers during the Term.
Additional Services. At any time during the Term, if the Buyers, in good faith, identify a service reasonably necessary to assure a smooth and orderly transition of the businesses and operations of the Transferred Assets following the Asset Purchase, that is not otherwise governed by the provisions of this Agreement, the Purchase Agreement or any other agreement between the Parties, then the Parties shall cooperate in determining whether there is a mutually acceptable arm’s-length basis on which one of the Sellers or Parent will provide such service to the other Party in

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exchange for a fee, which shall be at negotiated rates, no less favorable to the Party requesting such services than if such Party had received the uncovered service from a third-party, or on such other basis as the Parties may agree from time to time. Any such additional service shall be set out on a new or supplemental Schedule 2.1, adopted in accordance with Section 3.8 and attached to this Agreement, and shall thereafter be deemed a “Service” pursuant to this Agreement.
Details of Performance. Reasonable details of Parent’s and Sellers’ performance of the Services may be specified in one or more memoranda signed by the Parties in accordance with Section 3.8 and such memoranda shall be deemed incorporated in this Agreement by reference as if recited herein in their entirety.
Phase Out of Services; Reduction of Service Fees. The Parties hereby acknowledge that the Services are transitional in nature and provided solely to enable Buyers to manage the orderly transition of the Transferred Assets. Accordingly, except as otherwise contemplated in Schedule 2.1, Buyers agree to use commercially reasonable efforts to transition each Service from Parents and Sellers, as applicable, either to its own internal organization or to a third-party service provider, as promptly as reasonably practicable following the Closing Date.
Standard of Service. Parent and Sellers shall use commercially reasonable efforts to provide or cause to be provided each Service in compliance with applicable Law, Schedule 2.1, and in a manner generally consistent with, and generally with the same standard of care, as Parent and Sellers provided or caused to be provided such Services to the Business immediately prior to the Closing.
Affiliates and Third-Party Service Providers. Parent and Sellers shall assign or cause to be assigned sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set out in Section 2.5. Parent and Sellers shall control the manner, means and resources used to provide the Services. For the avoidance of doubt, Parent and Sellers shall be solely responsible for the payment and provision of all wages, bonuses, commissions, employee benefits and the withholding and payment of all applicable Taxes relating to its personnel engaged in providing services pursuant to this Agreement.
Services Management. The Parties shall reasonably cooperate to facilitate the efficient delivery of Services under this Agreement. If requested by a Party, the other Party shall designate one person to act as its lead representative to (i) regularly meet or confer with the other Party to discuss the Services and confirm that each Party is satisfied with their delivery; and (ii) confer regarding any problems that may arise related to the Services.

MISCELLANEOUS
Confidentiality. Any Party may have access to confidential and/or proprietary information of any other Party in connection with this Agreement. No Party shall use or disclose to any other Person at any time, any confidential or proprietary information or trade secrets of the other Parties, including, without limitation, its customer lists, programs, pricing and strategies, except to those of its employees and those other Persons who need to know such information to

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fulfill such Party’s obligations hereunder; provided, that, the Parties shall cause such other Persons to agree to keep confidential such confidential or proprietary information or trade secrets. The Parties agree that all drawings, specifications, data, memoranda, calculations, notes and other materials, including, without limitation, any materials containing confidential or proprietary information or trade secrets of another Party, furnished in connection with this Agreement and any copies thereof are and shall remain the sole and exclusive property of that other Party and shall be delivered to that Party upon its request. Nothing in this Section 3.1 shall be deemed or construed to limit any corresponding confidentiality provisions set forth in the Purchase Agreement.
Injunctive Relief. Sellers acknowledge that monetary damages would not be a sufficient remedy for the Sellers’ failure to provide the Services in accordance with the terms and conditions of this Agreement or for another breach of this Agreement, and accordingly Buyers shall be entitled, in addition to all other rights or remedies in law and equity, to injunctive relief, a decree of specific performance and/or other equitable relief, without the necessity of posting a bond in connection with that right or remedy. The parties acknowledge and agree that they have read and understood the above provision covering injunctive relief, and that each Party was represented by counsel who explained the consequences of this injunctive relief provision prior to the time that the Parties committed to execute this Agreement.
No Agency. The Parties shall perform their respective services under this Agreement as independent contractors. Each Party acknowledges and agrees that it is not granted any express or implied authority to assume or create any obligation or responsibility on behalf of any other Party, or to bind any other Party with regard to third parties in any manner. The Parties further acknowledge that this Agreement does not create a fiduciary relationship, partnership, joint venture or other relationship of trust or agency between the Parties.
Notices. Any notices required or permitted to be provided pursuant to this Agreement shall be provided in writing via e-mail, certified mail, hand-delivery, telecopier with confirmation or normal mail service, addressed to the recipient party at its e-mail or standard mailing address set forth on the signature page.
Entire Agreement. This Agreement, including Schedule 2.1, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings (both written and oral), among the Parties with respect to the subject matter hereof. Schedule 2.1 annexed hereto is hereby incorporated in and made a part of this Agreement as if fully set forth herein. If there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, as it relates to the Services hereunder, the provisions of this Agreement shall control.
Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of Parent, Sellers and Buyers, and their respective successors and assigns. The recitals are an integral, and enforceable, part of this Agreement.
Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable by any Party without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld.

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No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer on any other person any legal or equitable right, benefit or remedy of any nature whatsoever.
Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyers, Parent and Sellers, or in the case of a waiver, by the Party against whom such waiver is intended to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts to be performed entirely in that State.
Counterparts. This Agreement and each document to be executed and delivered pursuant to this Agreement may be executed and delivered in counterpart signature pages executed and delivered via email with scan attachment or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be as effective as delivery of a manually executed counterpart of this Agreement.
Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
[SIGNATURES FOLLOW ON THE NEXT PAGE]

5

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.
“Parent”
V2 VENTURES GROUP LLC

Name:
Title:
Address:

6

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

“Seller” ADPARLOR HOLDINGS, INC. By: Name: Title:	“Seller” ADPARLOR MEDIA ULC By: Name: Title:

“Seller” ADPARLOR MEDIA, INC. By: Name: Title:	“Seller” ADPARLOR INTERNATIONAL, INC. By: Name: Title:

Address for Sellers:

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.
“Buyer”
ADPARLOR ACQUISITION, LLC
By:
Name:
Title:
“Buyer”
FLUENT MEDIA CANADA, INC.
By:
Name:
Title:
Address for Buyers:

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EXHIBIT G-1
Form of Note
[See attached.]

G-1

PROMISSORY NOTE
$2,500,000    [•], 2019
FOR VALUE RECEIVED, AdParlor Acquisition LLC, a Delaware limited liability company (the “Promisor”), promises to pay to the order of AdParlor Holdings, Inc. a Delaware corporation (the “Noteholder”), on behalf of Noteholder , AdParlor Media, Inc., a Delaware corporation, and AdParlor International, Inc., a Delaware corporation (collectively, the “Sellers”), the principal sum of two million five hundred thousand United States dollars ($2,500,000), due and payable on the dates and in the manner set forth below. This Note is issued pursuant to the terms of that certain Asset Purchase Agreement, dated as of June 17, 2019, among Promisor, Fluent Media Canada, Inc., a British Columbia corporation, AdParlor Media ULC, a British Columbia unlimited liability corporation, and the Sellers (the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.
1.     Maturity. Subject to Section 5 and Section 7 of this Note, Promisor shall repay (a) one million two hundred fifty thousand United States dollars ($1,250,000) on the first anniversary of the date hereof and (b) one million two hundred fifty thousand United States dollars ($1,250,000) on the second anniversary of the date hereof. The second anniversary of the date hereof shall be referred to herein as the “Maturity Date”). All payments under this Note shall be made in lawful money of the United States of America at 300 E. 39th Street, Suite 4E, Kansas City, Missouri 64111 or at such other place as the Noteholder may from time to time designate in writing to the Promisor.
2.     No Interest; Interest After Default. This Note shall not accrue any interest, except in the event of a Default, in which case the entire unpaid amount thereof shall automatically thereafter until paid in full bear interest at an annual interest rate equal to the lesser of (a) seven percent (7%) per annum, or (b) the maximum interest rate permitted by applicable law.
3.     Prepayment. The Promisor may repay, in whole or in part, any unpaid principal balance to Noteholder hereunder prior to the Maturity Date without penalty.
4.     Default. The occurrence of any one or more of the following shall constitute a “Default”: (a) the Promisor fails to make any payment of principal due hereunder when due and payable and such payment shall not have been made within five (5) business days of the Promisor’s receipt of written notice from Noteholder to Promisor of such failure to pay; (b) Promisor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or (c) an involuntary petition is filed against the Promisor (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Promisor). For the avoidance of doubt, any withholding of payment or setoff in compliance with Section 7 hereof shall not be deemed to be a Default.

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5.     Rights of Noteholder Upon Default. From the first occurrence of a Default, without any further act of Noteholder or any other person, the entire unpaid and outstanding balance of this Note shall immediately be due and payable.
6.     Subordination. Notwithstanding anything herein or in the Agreement, Promisor and Noteholder covenant and agree that in the event Promisor agrees or proposes to agree, to incur indebtedness from a commercial lender, bank, financial institution or provider of equipment financing, upon the request of Promisor and such commercial lender, bank, financial institution or provider of equipment financing, the indebtedness evidenced by this Note, and the payment of the principal hereof, and fees and charges with respect hereto, will be wholly subordinated, junior and subject in right of payment, and junior with respect to security, to the instruments of indebtedness reflecting such agreement or proposal and Promisor and Noteholder shall execute such subordination agreement with such third party lender as such third party lender may reasonably request to memorialize such subordination.
7.     Right of Setoff. Pursuant to Section 2.3 of the Agreement, Buyers may, in their sole discretion, offset or deduct any Net Adjustment Amounts against any amounts outstanding on this Note. Further, pursuant to Section 6.8 of the Agreement, the Buyer Indemnified Persons may offset, withhold or deduct any Loss (or estimated Loss, as applicable), all in accordance with the terms and conditions set forth in Section 6.8 of the Agreement. For the avoidance of doubt, any offset, withholding or deduction made in accordance with this Section 7 and the applicable referenced sections of the Agreement shall not be deemed a Default of this Note.
8.     Miscellaneous.
(a)    Transfer; Successors and Assigns. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part by Promisor, without the Noteholder’s prior written consent. Subject to the foregoing, the rights and obligations of the Promisor and Noteholder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. Notwithstanding the foregoing, Promisor may, upon prior written notice to Noteholder, (a) assign its rights and obligations under this Note to any Affiliate or (b) assign its rights and obligations under this Note in connection with any merger, consolidation or recapitalization of Promisor, or any sale of a substantial portion of the assets of Promisor (whether by merger, asset sale, stock sale, exchange or otherwise); provided, however, that (i) no such assignment shall relieve Promisor from its respective obligations and/or liabilities hereunder, and (ii) Promisor shall require any successor to expressly agree in writing to assume and agree to perform this Note in the same manner and to the same extent that Promisor would be required to perform if no such assignment had taken place. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.
(b)    Governing Law. This Note is governed by and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts-of-law principles that would require the application of the laws of any other jurisdiction.
(c)    Amendment; Dispute Resolution; Notice. The amendment, waiver or modification of any term of this Note, the resolution of any controversy or claim arising out of or

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relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Agreement.
(d)    Expenses; Waivers. If action is instituted to collect this Note, Promisor promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. Except as expressly set forth herein, Promisor hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.
(e)    Counterparts. This Note may be executed and delivered in counterpart signature pages executed and delivered via email with scan attachment or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be as effective as delivery of a manually executed counterpart of this Note.
(f)    Titles and Subtitles. The titles and subtitles used in this Note are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Note.
(g)    Construction. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires: (a) all references in this Note to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Note, (b) the words “include”, “includes”, and “including” will be deemed to be followed by “without limitation”, (c) the term “or” will not be exclusive, (d) pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, (e) whenever the singular number is used, if required by the context, the same will include the plural, and vice versa, and (f) the words “this Note”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to this Note as a whole and not to any particular Section or other subdivision hereof. The parties hereto have participated jointly in the negotiation and drafting of this Note. In the event that an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.
(h)    Securities Law. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.
[REST OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Promisor has caused this Note to be signed in its name as of the date first above written.

PROMISOR AdParlor Acquisition LLC, a Delaware limited liability company By: Name: Title:

Agreed and accepted by: ADPARLOR HOLDINGS, INC., a Delaware corporation, on behalf of Sellers By: Name: Title:

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EXHIBIT G-2
Form of Guaranty
[See attached.]

-G-2

GUARANTY
This Guaranty (this “Guaranty”) is made as of the [•] day of [•], 2019, by Fluent, LLC, a Delaware limited liability company (the “Guarantor”), in favor of AdParlor Holdings, Inc., a Delaware corporation, on behalf of itself, AdParlor Media, Inc., a Delaware corporation, and AdParlor International, Inc., a Delaware corporation (collectively, the “Beneficiaries”).
WHEREAS, AdParlor Acquisition LLC, a Delaware limited liability company (“Obligor”), Fluent Media Canada, Inc., a British Columbia corporation, AdParlor Media ULC, a British Columbia unlimited liability company, and Beneficiaries are parties to that certain Asset Purchase Agreement, dated as of June 17, 2019 (as the same may from time to time be amended, supplemented, restated or otherwise modified, together with any related ancillary agreements, the “Agreement”); and
WHEREAS, capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce Beneficiaries to accept a Promissory Note, dated [•], 2019, in the original principal amount of $2,500,000 (the “Note”), from Obligor pursuant to the Agreement, Guarantor, the parent company of Obligor, hereby agrees as follows:
1.Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Beneficiaries, the punctual payment when due by Obligor (or any assignee thereof pursuant to Section 8(a) of the Note) of the outstanding principal amount under the Note (collectively called the “Obligations”). In the event that any party institutes any legal suit, action, or proceeding against the other party to enforce the covenants contained in this Guaranty or the Note, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses and court costs.
2.Continuing, Absolute and Unconditional Guaranty. This Guaranty is a continuing guaranty of the Obligations, and is an absolute, irrevocable and unconditional guaranty of payment with respect to the Obligations, and Guarantor shall be liable for the payment of the Obligations as a primary obligor.
3.Certain Agreements and Waivers by Guarantor.
3.1    Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of the following:
(a)    any illegality, invalidity or unenforceability of any Obligation or the Agreement, or any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the Obligations;
(b)    any taking, exchange, substitution, release, impairment, amendment, waiver, modification or non-perfection of any collateral or any other guaranty for the

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Obligations, or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Obligations;
(c)    any default, failure or delay, willful or otherwise, in the performance of the Obligations;
(d)    any change, restructuring or termination of the corporate structure, ownership or existence of Guarantor or Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Obligor or its assets or any resulting restructuring, release or discharge of any Obligations;
(e)    any failure of Beneficiaries to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Obligor now or hereafter known to Beneficiaries, Guarantor waiving any duty of Beneficiaries to disclose such information;
(f)    the failure of any other guarantor or third party to execute or deliver this Guaranty or any other guaranty or agreement, or the release or reduction of liability of Guarantor or any other guarantor or surety with respect to the Obligations; or
(g)    the failure of Beneficiaries to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Agreement or otherwise.
3.2    Guarantor acknowledges and agrees:
(a)    Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Obligations;
(b)    This Guaranty is a guaranty of payment and not of collection. Beneficiaries shall not be obligated to enforce or exhaust their remedies against Obligor or under the Agreement before proceeding to enforce this Guaranty;
(c)    This Guaranty is a direct guaranty and independent of the obligations of Obligor under the Agreement. Beneficiaries may resort to Guarantor for payment of the Obligations whether or not Beneficiaries shall have resorted to any collateral therefor or shall have proceeded against Obligor or any other guarantors with respect to the Obligations. Beneficiaries may, at Beneficiaries’ option, proceed against Guarantor and Obligor, jointly and severally, or against Guarantor only without having obtained a judgment against Obligor;
(d)    Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Beneficiaries protect, secure, perfect or insure any lien or any property subject thereto;

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(e)    Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Obligation is voided, rescinded or recovered or must otherwise be returned by Beneficiaries upon the insolvency, bankruptcy or reorganization of Obligor; and
(f)    It is the intent of Guarantor and Beneficiaries that the obligations and liabilities of Guarantor under this Guaranty are absolute, irrevocable and unconditional under any and all circumstances and that until the Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor under this Guaranty shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.
4.    Representations and Warranties. Guarantor hereby represents, warrants, and covenants that: (a) Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default under any agreement or restriction by which such Guarantor is bound or affected; and (d) Guarantor has read and fully understands the provisions contained in the Agreement.
5.    Subordination to Senior Indebtedness. Guarantor and Beneficiaries agree that Guarantor’s obligations hereunder are subordinated to the [Senior Indebtedness] (as defined in the [Subordination Agreement] (the “Subordination Agreement”)) in the manner and to the extent provided in the Subordination Agreement.
6.     Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Guarantor may not, without the prior written consent of Beneficiaries, assign any of its rights, powers or obligations hereunder. Any attempted assignment in violation of this section shall be null and void.
7.     Governing Law. This Guaranty is governed by and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts-of-law principles that would require the application of the laws of any other jurisdiction.
8.     Severability. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.
9.     Notices. All notices, requests, consents, demands and other communications hereunder (each, a “Notice”) shall be in writing and delivered to the parties at the addresses set forth herein or to such other address as may be designated by the receiving party in a Notice given in accordance with this section. All Notices shall be delivered by personal delivery, nationally recognized overnight courier, or certified or registered mail (return receipt requested, postage

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prepaid). Except as otherwise provided in this Guaranty, a Notice is effective only (a) with written confirmation of delivery or transmission; (b) upon receipt of the receiving party; and (c) if the party giving the Notice has complied with the requirements of this section. Beneficiary Address: AdParlor Holdings, Inc., 300 E. 39th St., Ste. 4E, Kansas City, MO 64111. Guarantor Address: Fluent, Inc., 300 Vesey Street, New York, NY 10282.
10.     Cumulative Rights. The rights and remedies of Beneficiaries under this Guaranty and the Agreement are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Beneficiaries of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Beneficiaries of any or all of such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Beneficiaries to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy.
11.     Subrogation. Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Guaranty until all Obligations shall have been indefeasibly paid and discharged in full.
12.     Entire Agreement; Counterparts; Construction. This Guaranty embodies the entire agreement between Beneficiaries and Guarantor and with respect to the guaranty by Guarantor of the Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Obligations. This Guaranty shall be effective upon execution by Guarantor and delivery to Beneficiaries. This Guaranty may not be modified, amended or superseded except in a writing signed by each Beneficiary and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. As used herein, the words “include” and “including” shall be interpreted as if followed by the words “without limitation.”
13.     WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OBLIGATIONS HEREUNDER.
IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first written above.
FLUENT, LLC

By:
Name:
Title:

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